VAN  OLIVER
STATE  BAR  NO.  15258700
KIRK  KENNEDY
STATE  BAR  NO.  00794080
ANDREWS  &  KURTH  L.L.P.
3700  BANK  ONE  CENTER,  1717  MAIN  STREET
DALLAS,  TEXAS  75201
TELEPHONE:     (214)  659-4400
TELECOPIER:     (214)  659-4401
ATTORNEYS  FOR  THE  OFFICIAL
EQUITY  SHAREHOLDERS  COMMITTEE

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               SAN ANGELO DIVISION

IN  RE:

TRINITY  GAS  CORPORATION,                    CASE  NO.  697-60425-JCA-11
                                              (CHAPTER  11)

          DEBTOR.

           THIRD AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125
                     OF THE BANKRUPTCY CODE SUBMITTED BY THE
                       OFFICIAL COMMITTEE OF EQUITYHOLDERS
                           OF TRINITY GAS CORPORATION
                           --------------------------

Submitted  by,

ANDREWS  &  KURTH  L.L.P.        OFFICIAL  COMMITTEE  OF  EQUITYHOLDERS
                                 OF  TRINITY  GAS  CORPORATION
Van  Oliver
State  Bar  No.  15258700        Bill  Bricka,  Woodstock,  Georgia
Kirk  A.  Kennedy                Roger  Curtis,  Casper,  Wyoming
State  Bar  No.  00794080        Uwe  Grannemann,  Roswell,  Georgia
1717 Main Street, Suite 3700     Donald  Hanser,  Houston,  Texas
Dallas,  Texas  75201            Dennis  Hedke,  Wichita,  Kansas  (Chairman)
Telephone:  (214)  659-4400      Gary  Pippin,  Tulsa,  Oklahoma
Facsimile:   (214)  659-4401     Art  Teichgraeber,  El  Dorado,  Kansas
COUNSEL  FOR  THE  OFFICIAL
COMMITTEE  OF  EQUITYHOLDERS

           THIRD AMENDED DISCLOSURE STATEMENT PURSUANT TO SECTION 1125 OF THE BANKRUPTCY CODE SUBMITTED BY THE OFFICIAL COMMITTEE
                   OF EQUITYHOLDERS OF TRINITY GAS CORPORATION
                   -------------------------------------------

PLEASE  NOTE:  THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY
THE   SECURITIES  AND  EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON  THE
ADEQUACY  OR  ACCURACY  OF  THE  STATEMENTS  CONTAINED  HEREIN.

                     I.       INTRODUCTION AND PLAN OVERVIEW
                              ------------------------------

     This Third Amended Disclosure Statement solicits acceptance of this Chapter 11 Plan of Reorganization proposed by the Official Committee of Equityholders of Trinity Gas Corporation ("Shareholders' Committee") from holders of creditor claims and stock interests under the Plan. The purpose of this Disclosure Statement is to enable you, if you are a creditor or interest holder (stockholder) whose claim or interest (stockholdings) is impaired and who will receive a distribution under the Plan, to make an informed decision in exercising your right to vote to accept or reject the Plan.

A.   INTRODUCTION
     ------------

C. The Debtor, Trinity Gas Corporation ("Trinity" or the "Debtor"), is a Nevada corporation and an independent oil and gas producer. The Debtor's principal lines of business include the acquisition, drilling and operation of oil and gas lease prospects, including both proven and unproven properties and the drilling of both exploratory and development wells. The Debtor owns wells and leases located in major geological basins in Texas, Wyoming and Colorado. In addition, the Debtor claims an ownership interest in a 368,540 acre oil and gas concession granted by Ecopetrol, the government owned and operated oil and gas company of Colombia (the "Colombian Concession"), to Trinity Gas Colombia, Inc. ("Trincol"), a Cayman Island corporation that the Shareholders' Committee believes is or should be recognized as being a wholly owned subsidiary of the Debtor. The Colombian Concession grants Trincol certain exploratory rights to drill in the Valle de Cauca Basin of Colombia, South America. (1)

     On December 23, 1997, Trinity filed a petition pursuant to Chapter 11 of the United State Bankruptcy Code (11 U.S.C. 101 et seq.) with the United States Bankruptcy Court for the Northern District of Texas, San Angelo Division (the "Bankruptcy Court"). On January 9, 1998, the Bankruptcy Court ordered the appointment of a Chapter 11 Trustee (the "Trustee"). On February 5, 1998, the United States Trustee appointed an Official Committee of Equity Shareholders (the "Shareholders' Committee"). The Shareholders' Committee has prepared and filed a Plan of Reorganization (the "Committee's Plan") that is attached hereto as Exhibit "A" to this Third Amended Disclosure Statement (the "Committee's
    ------------
Disclosure Statement") in which the Shareholders' Committee is soliciting votes from creditors of the Debtor in Classes 1-5 of the Committee's Plan and from holders of equity interests in the Debtor ("Shareholder" or "Common Stockholder") in Classes 6-10 of the Committee's Plan.

B.   OVERVIEW  OF  THE  PLAN
     -----------------------

     The  overriding  objectives  of  the  Committee's  Plan  are  to:

     (1) Enable the Debtor to emerge from chapter 11 as a clean, largely debt-free, publicly held corporation;

------------------
     (1)  Unless  otherwise  indicated,  the  terms  used  herein  have the same meanings as set forth in the Article I Definition Section of the Committee's Plan of Reorganization attached hereto as Exhibit "A".
                                                                -----------

     (2) Reorganize the Debtor in the shortest time possible so that the company with its strong slate of new management may continue oil and gas exploration on a profitable and economically efficient basis for the benefit of Creditors and Shareholders;

     (3) Avoid the dissipation of Debtor's assets by confirming a Chapter 11 Plan that specifically curtails or eliminates the Chapter 11 Trustee's utilization of professionals thereby reducing Chapter 11 expenses;

     (4) Provide a mechanism for quick implementation of a strategic business plan that provides for utilization of existing assets, recovery of assets through litigation and/or negotiation, and the development of new business opportunities; and

     (5)  Facilitate   and  effectuate  a  potential   settlement   between  the
          Trustee/Debtor and the SEC.

     To accomplish these objectives, the Committee's Plan generally contemplates: (i) the reorganization of the Debtor under new management and a
                                                            --------------
new  board  of directors with extensive experience and background in the oil and
------------------------
gas industry; (ii) the continuation and capitalization of current oil and gas operations in Wyoming and Colorado; (iii) the implementation of certain strategies so that the Reorganized Debtor can realize a return from its rights in the Colombian Concession; (iv) the successful prosecution of pending litigation to recover assets of the Debtor that the Committee contends were improperly transferred by Mr. Sidney W. Sers; (v) if the SEC succeeds in its litigation against Sidney Sers, the release of approximately $3 million currently frozen by the Federal District Court in Fort Worth for either stockholder reinvestment in the Reorganized Debtor or distribution of a cash out dividend; (vi) the payment of small unsecured creditors (claims less than $500 each) on the basis of 95% of each claim in cash within sixty (60) days after the Effective Date; (vii) the repayment of the other unsecured creditor claims either (a) by receiving shares of New Common Stock, in an amount that when multiplied by the average stock trading price for the immediately ten (10) days preceding days as equals the dollar Amount of each such Allowed Claim or (b) repayment of 100% of the Allowable Claim, plus interest at 7.5% per annum or at a rate determined by the Court and payable in two years in semi-annual payments beginning on the sixth (6th) month anniversary of the Plan's Effective Date. The Committee's Plan also provides Shareholders holding both restricted and unrestricted stock will, if they select the Equity Option, receive a number of shares each of New Common Stock and Rights Offering equal to their current holdings in accordance with the stock recall and reissuance mechanism set forth in the Committee's Plan or receive a cash distribution based on the liquidation value of the Debtor if they select the Cash Out Option. The stock of Debtor's former president, Sidney W. Sers, and his affiliates (the "Sers Group"), and the stock of certain insiders or commission salespersons will be subject to various share cancellation, and modification procedures as set forth in the Committee's Plan.

C.     RECOMMENDATIONS
       ---------------

     THE SHAREHOLDERS' COMMITTEE RECOMMENDS THAT EACH CREDITOR AND SHAREHOLDER VOTE TO APPROVE THE COMMITTEE'S PLAN BY FOLLOWING THE VOTING INSTRUCTIONS SET FORTH BELOW.

     IN CONTRAST, THE CHAPTER 11 TRUSTEE HAS OBJECTED TO THE DISCLOSURE STATEMENT AND INDICATED THROUGH, AMONG OTHER THINGS, THE FILING OF A MOTION TO CONVERT THIS CASE TO A CHAPTER 7 LIQUIDATION, THAT HE OPPOSES THE PLAN AND INSTEAD, DESIRES TO LIQUIDATE THE DEBTOR.

     THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION TAKES NO POSITION ON THE PROPOSED REORGANIZATION PLAN BUT WANTS ALL SHAREHOLDERS TO KNOW THAT IT BELIEVES THEY CAN SHARE IN THE $3 MILLION OF FROZEN FUNDS EQUALLY THROUGH THE REORGANIZATION PLAN OR THROUGH A DIRECT DISTRIBUTION TO SHAREHOLDERS UPON LIQUIDATION OF THE DEBTOR. IN EITHER CASE, THE SEC MUST PREVAIL IN ITS ACTION AGAINST MR. SERS OR OTHER MEMBERS OF THE SERS GROUP (AS DEFINED IN THE PLAN) FOR THESE MONIES TO BE AVAILABLE FOR DISTRIBUTION.

D.     VOTING  INSTRUCTIONS
       --------------------

     A separate ballot is enclosed for use by each Creditor and Shareholder in voting upon the Committee's Plan. A pre-addressed envelope for convenience in voting is also enclosed for use by Creditors and Shareholders. Please indicate on the enclosed ballot whether you accept or reject the Committee's Plan, sign and execute the ballot, and return it in the envelope provided.

     Your claims or interests are not designed to be classified in multiple classes except for the Secured Creditors whose claims are undersecured and Shareholders, owning exclusively either restricted or unrestricted stock. When you vote and return your ballot, please indicate your vote in the space provided on the ballot for the class or classes in which your claims or interests are classified.

     IN ORDER TO BE COUNTED, BALLOTS ACCEPTING OR REJECTING THE COMMITTEE'S PLAN MUST BE COMPLETED, EXECUTED AND RETURNED SO THAT THEY ARE RECEIVED NO LATER THAN 3:30 P.M., CENTRAL DAYLIGHT TIME, ON AUGUST 25, 1998 AT THE ADDRESS SET FORTH ON THE PRE-ADDRESSED ENVELOPE OR AT THE FOLLOWING ADDRESS:

THE  OFFICIAL  COMMITTEE  OF  EQUITY  SHAREHOLDERS
               ANDREWS  &  KURTH  L.L.P.
               C/O  VAN  OLIVER
1717  MAIN  STREET,  SUITE  3700
          DALLAS,  TEXAS  75201

     THE BANKRUPTCY COURT WILL HOLD A HEARING ON CONFIRMATION OF THE COMMITTEE'S PLAN COMMENCING AT 10:00 O'CLOCK A.M., CENTRAL STANDARD TIME, ON SEPTEMBER 2, 1998 IN THE COURTROOM OF THE HONORABLE JOHN C. AKARD, ROOM 314, FEDERAL BUILDING, 1205 TEXAS AVENUE, LUBBOCK, TEXAS. THE HEARING MAY BE ADJOURNED FROM TIME TO TIME WITHOUT FURTHER WRITTEN NOTICE EXCEPT AS GIVEN IN OPEN COURT.

     Objections to confirmation of the Committee's Plan should be filed with the Clerk of the Bankruptcy Court, Lubbock Division, 306 Federal Building, 1205
Texas Avenue, Lubbock, Texas, 79401, no later than 3:30 p.m., Central Standard Time, on August 25, 1998 and served on the Shareholders' Committee within such time at the following address:

               The  Official  Committee  of  Equity  Shareholders
               Andrews  &  Kurth  L.L.P.
               c/o  Van  Oliver
               1717  Main  Street,  Suite  3700
               Dallas,  Texas  75201

     Each Creditor's, Shareholder's and other interested party's vote on the Committee's Plan is important. Although the Committee's Plan may be confirmed notwithstanding its rejection by certain classes of Creditors and/or Shareholders if certain requirements are satisfied, the non-acceptance by any particular Class of Creditors or Shareholders may impede or delay confirmation of the Committee's Plan, may postpone the emergence of the Debtor from these chapter 11 proceedings, and will likely delay distribution of New Common Stock or cash and implementation of the other plan provisions.

E.     DISCLOSURE  STATEMENT  MATTERS
       ------------------------------

     The Committee's Disclosure Statement describes the Committee's Plan and contains information concerning the history, business, results or operations, management, properties, liabilities and pending litigation of the Debtor. The Shareholders' Committee strongly urges that each recipient carefully review the contents of the Committee's Disclosure Statement, the Committee's Plan and all other exhibits. The Shareholders' Committee also suggests and recommends that each Creditor and each Shareholder consult its own counsel with respect to its rights and treatment of its Claims under the Committee's Plan.

     THE  COMMITTEE'S  DISCLOSURE  STATEMENT  HAS BEEN APPROVED BY THE HONORABLE
JOHN  C.  AKARD,  UNITED  STATES  BANKRUPTCY  JUDGE  PRESIDING OVER THE DEBTOR'S
CHAPTER  11  PROCEEDINGS  ON  OR  ABOUT THE 23RD DAY OF JULY, 1998 AS CONTAINING
INFORMATION OF A KIND AND IN SUFFICIENT DETAIL AS IS ADEQUATE TO ENABLE A HYPOTHETICAL, REASONABLE INVESTOR, TYPICAL OF HOLDERS OF CLAIMS OR INTERESTS IN THE CLASSES DESIGNATED UNDER THE COMMITTEE'S PLAN AND RECEIVING THIS DISCLOSURE STATEMENT, TO MAKE AN INFORMED JUDGMENT ABOUT WHETHER TO ACCEPT OR REJECT THE COMMITTEE'S PLAN. THE BANKRUPTCY COURT HAS NOT, HOWEVER, PASSED JUDGMENT UPON THE COMMITTEE'S PLAN ITSELF AT THIS POINT.

     The factual information contained in this Committee's Disclosure Statement has been largely obtained from the Debtor's records, the Chapter 11 Trustee, members of the Shareholders' Committee, or publicly available information filed by the Debtor, except where otherwise specifically noted or self-evident. Neither the Chapter 11 Trustee nor the Shareholders' Committee, their attorneys, accountants or other professionals makes any representations regarding that information. The Company's financial records were not audited for years 1996 and 1997 and Samson, Robbins, the Debtor's auditors who resigned on October 6, 1997, stated in their resignation letter that the previously audited financials for the years 1993-1995 would need to be restated. Exhibit "B" attached to this
                                                    -----------
Disclosure Statement sets forth a Pro Forma Balance Sheet based on "Fresh Start" accounting principles prepared by the Committee and counsel. The Committee was unable to utilize the services of Samson, Robbins due to the upheld objection filed by Henry Seals, the Chapter 11 Trustee, to the Committee's request to co-retain the accountants with the Trustee. It does not attempt, due to the substantial cost involved, to restate the 1993-1995 audited financials for the Debtor or propose audited financials for 1996 and 1997.

     The terms and provisions used in the Committee's Disclosure Statement are intended to have the same meaning ascribed to them in the Committee's Plan. Any terms not defined in the Committee's Plan have the meanings ascribed to them in the Bankruptcy Code or, if none, by common usage.

     ALL REFERENCES TO AND SUMMARIES OF THE COMMITTEE'S PLAN CONTAINED IN THIS COMMITTEE'S DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY THE COMMITTEE'S PLAN ITSELF AND DOCUMENTS DESCRIBED THEREIN AS BEING FILED PRIOR TO APPROVAL OF THE COMMITTEE'S DISCLOSURE STATEMENT WHICH ARE CONTROLLING. YOU ARE URGED TO READ THE COMMITTEE'S DISCLOSURE STATEMENT AND THE COMMITTEE'S PLAN IN THEIR ENTIRETY, INCLUDING EXHIBITS, BEFORE VOTING ON THE COMMITTEE'S PLAN.

F.     VOTE  REQUIRED  FOR  APPROVAL
       -----------------------------

     As a condition to confirmation, 1129(a) of the Bankruptcy Code requires that each impaired class of claims or interest under the Committee's Plan accept the Committee's Plan, subject to the exceptions described below with respect to cramdown confirmation without acceptance of all impaired classes.

     Section 1126 of the Bankruptcy Code defines acceptance of the Committee's Plan by each class of Claims as being accepted by holders of at least two-thirds (2/3) in dollar amount and a majority (50%) in number of the allowed or estimated Claims of that class, but only those who actually vote to accept or reject the Committee's Plan count in determining such ratio. The Bankruptcy Code defines acceptance of the Committee's Plan by a class of equity interest holders (shareholders) as acceptance by two-thirds (2/3) in the amount of the allowed interests of such class held by the holders of such interests who actually cast votes to accept or reject the Committee's Plan. Holders of Claims and/or interests that fail to vote are not counted as either accepting or rejecting the Committee's Plan.

     Classes  of  Claims  and  Interests  that  are  not  "impaired"  under  the
Committee's Plan are deemed, as a matter of law, to have accepted the Committee's Plan and therefore are neither permitted nor required to vote on the Committee's Plan. Under 1124 of the Bankruptcy Code, a class is "impaired" if, under the Committee's Plan, the legal, equitable or contractual rights of the Claims or Interest of that class are modified other than where any defaults are being cured, maturity dates reinstated or obligations paid in full in cash. Classes 1 through 5 and 8-10 inclusive, are impaired under the Committee's Plan and are entitled to vote. Because Shareholders may also be impaired, they are given a vote under Classes 6 and 7 as well.

     The Bankruptcy Code contains provisions for confirmation of the Committee's Plan even if it is not accepted by all impaired classes, provided that at least one impaired class of Claims has accepted it (determined without including any acceptance by any insider holding a claim of such class). In the event that any impaired class of Creditors or Shareholders does not accept the Committee's Plan by the majorities described above, the Shareholders' Committee will seek to have the Committee's Plan nevertheless confirmed pursuant to the cramdown provisions of 1129(b) of the Bankruptcy Code. The Shareholders' Committee reserves the right to have the Committee's Plan confirmed over the objection of any impaired class.

G.     RISK  FACTORS
       -------------

     Each Creditor and each Shareholder should analyze and evaluate the Committee's Plan, the express and inherent risks associated therewith and all other information set forth in this Disclosure Statement as a whole with his advisors in determining whether to vote to accept or reject the Committee's Plan, including the factors described below.

1.                    LITIGATION RISKS AND RELEASE OF FROZEN FUNDS

     As outlined in Sections II and IV of this Disclosure Statement, the SEC and Chapter 11 Trustee are currently prosecuting litigation against Mr. Sers and others in an effort to recover property for the benefit of creditors and Shareholders. The outcome of this litigation is not certain and it is possible that the outcome may not be favorable to the SEC or the Trustee. Parties entitled to vote on the Plan should be aware that outcome of the litigation initiated by the SEC against Sidney W. Sers (described herein as the "SEC Enforcement Action") may adversely impact certain implementation aspects of the Plan. The release of the approximately $3 million frozen by the Federal District Court in the SEC Enforcement Action and currently held in the registry of that Court ("Frozen Funds"), will not occur unless the SEC prevails in the litigation. In addition to the SEC and Chapter 11 Trustee, claims to the Frozen Funds are also being made by the Defendant members of the Sers Group, including Timothy Sers. Under the Plan, and assuming a settlement can be reached with the SEC, the Committee intends that the portion of the $3 million reinvested in the Reorganized Company by Shareholders who elect the "Equity Option" treatment will be used to fund and capitalize the Debtor's business reorganization and oil drilling and exploration activities. Moreover, assuming the SEC is the prevailing party and disgorgement of those funds is required, the timetable for concluding the litigation and release of the Frozen Funds is not certain. The funds may not be available to the Reorganized Company for six months to a year or longer after Plan confirmation. Without timely access to those funds, implementation of certain aspects of the Plan may not be promptly or fully achieved. The Committee does believe the Plan is feasible even without access to the Frozen Funds because there are other sources of capital available to the Reorganized Company, including but not limited to, third party investment capital; capital to be raised from the Rights Offering; anticipated increased revenues from existing oil and gas properties arising after reworking of wells, farm outs or similar developments; and transactions with industry partners developed through the contacts of new management. Finally, there is the risk that any judgment or court order rendered in the United States may not be enforceable against Trincol or Mr. Sers in Colombia or any foreign jurisdiction where Mr. Sers resides or where the Committee maintains he has transferred assets.

2.                    RISKS RELATING TO THE COLOMBIAN CONCESSION

     The Debtor's affiliate(2), Trincol, is believed to be presently conducting oil exploration operations in Colombia. Foreign properties, operations or investments may be adversely affected by local political and economic developments, exchange controls, currency fluctuations, royalty and tax increases, retroactive tax claims, renegotiation of contracts with governmental entities, expropriation, import and export regulations and other foreign laws of policies governing operations of foreign-based companies, as well as by laws and policies of the United States affecting foreign trade, taxation and investment. In addition, because Trincol's operations are governed by foreign laws, in the event of a dispute, the Debtor may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. For example, although the Debtor has a default judgment against Trincol which states that Trincol is the Debtor's wholly owned subsidiary, it is not clear whether courts in the Cayman Islands or Republic of Colombia would recognize that judgment. However, the Committee is aware that generally, under Colombian law, foreign judgments have the force provided by treaty or, in the absence of treaty provisions, the force and legal effect such foreign country would give to a Colombian judgment. The Committee has not, however, at this time made a definitive determination whether the default judgment against Mr. Sers and Trincol is enforceable in Colombia under the facts of this case. Moreover, the legal costs of enforcing the judgment are indeterminate at this time. The Debtor may also be hindered or prevented from enforcing its rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity. Exploration and production activities in areas outside the United States are also subject to the risks inherent in foreign operations, including loss of revenue, and property and equipment as a result of hazards such as expropriation, nationalization, war, insurrection, political risks, and in the case of Colombia, the potentiality of narcoterrorism.

------------------
     (2) Trincol's status as an affiliate as the term is defined in 11 U.S.C. 101(2) is based upon a default judgment rendered against Trincol in the United States District Court on February 11, 1998, in which the court found that Trincol was a wholly owned subsidiary of the Debtor. There are, however, uncertainties concerning Trincol's status as an affiliate because (1) Sidney W. Sers, the controlling stockholder in Trincol does not recognize the affiliate status and (2) it is uncertain whether Trincol's territory of incorporation, the Cayman Islands, or the Republic of Colombia, would also recognize Trincol as an affiliate of the Debtor.

     (3)  The assignment  referenced in this sentence is more fully discussed in
          Section II of the Disclosure Statement.

     Although the Debtor claims an ownership interest in the Colombian Concession granted to Trincol by Ecopetrol, recent actions and statements by the Debtor's former president, Mr. Sidney W. Sers, raise doubts whether the Debtor will be able to realize those interests in the event oil drilling operations in Colombia are ever successful. According to the Committee, on October 3, 1997, Mr. Sers threatened to take the Colombian Concession as his own and fulfill all Concession obligations in the name of Trincol. More recently, in a January 19, 1998, letter to Ecopetrol, Mr. Sers refused to recognize the Debtor's claimed interest in the Colombian Concession asserting that a previous assignment from Trincol to the Debtor is not valid (3). Neither does Mr. Sers acknowledge the Committee's contention that Trincol is a wholly owned subsidiary of the Debtor. To date, settlement negotiations between the Shareholders' Committee and Mr.
Sers have been unproductive. The Committee maintains Mr. Sers' refusal to recognize the Debtor's claimed rights and interest in the Colombian Concession could have a material adverse effect on the Debtor's ability to realize many of the anticipated financial benefits from the Concession if oil drilling and production in Colombia proves economically profitable. Moreover, the Committee's information, if correct, that Trincol has failed to "complete" the first four
(4) wells drilled on the Concession, and to pay in full at least two known oil and gas vendors, may also jeopardize the Concession itself, regardless of whether the Debtor or Trincol owns it. The Committee is not privy to discussions between Trincol and Ecopetrol or the specific terms and conditions Ecopetrol has placed on Trincol for it to continue to maintain its rights under the Colombian Concession. There can be no assurances that Ecopetrol will not cancel the Farallones Contract if Trincol fails to meet its obligations under the contract or any modifications or extensions thereto. If Ecopetrol declares Trincol in default, the Debtor may not be able to realize a return on its investment in Trincol from the Colombian Concession, thus jeopardizing the success of the Plan. There are no guarantees that if the contract is cancelled, Ecopetrol would allow the Debtor to assume Trincol's rights and obligations under the contract.

3.                    REGULATORY  APPROVAL

     The financial restructuring of the Debtor involves certain transactions that may be subject to federal regulatory approval of the Securities Exchange Commission ("SEC") because of the Debtor's status as an issuer of publicly traded stock. The Shareholders' Committee is not presently seeking but may, in the future, seek to obtain official SEC approval in connection with the Committee's Plan. However, the Shareholders' Committee has been informed by the SEC that certain provisions of the Plan, including the Shareholders exchanging their existing stockholdings and rights in the $3 million Frozen Funds for the their shares of New Common Stock and the Rights Offering may not be exempt under
Section 1145 of the Bankruptcy Code from registration under Section 5 of the 1933 Securities Act. As a result, the Committee or Reorganized Debtor will likely seek a private no action letter pertaining to issuance and resale of the New Common Stock and Rights Offering under the Plan as being exempt from registration under Section 5 of the 1933 Act. Alternatively, the Committee may decide to file a registration statement for such Stock and Rights Offering issuances. If SEC approval is subsequently determined to be necessary, there can be no assurance that such approval will be obtained, and the Shareholders' Committee cannot predict the consequences of failure to obtain any such approval. The Shareholders' Committee reserves the right to seek the Bankruptcy Court's determination that the Bankruptcy Code Section 1145 preempts any otherwise applicable regulatory approval that may impede, delay or otherwise thwart implementation of the Committee's Plan.

4.                    PRICE  VOLATILITY

     The revenues generated by the Debtor are highly dependent upon the prices of crude oil and natural gas. Fluctuations in the energy market make it difficult to estimate future prices of crude oil and natural gas. Fluctuations in energy prices are caused by a number of factors, including regional, domestic and international demand, energy legislation, federal or state taxes (if any) on sales of crude oil and natural gas, production guidelines established by the Organization of Petroleum Exporting Countries ("OPEC"), and the relative abundance of supplies of alternative fuel such as coal. Additionally, changing international economic and political conditions may have a substantial impact upon crude oil and natural gas prices. All of these factors are beyond the control of the Debtor.

5.                    BUSINESS  RISKS

     To attain the position of a viable oil and gas exploration and production company, the Reorganized Company must continually acquire or explore for and develop new oil and gas reserves to replace those being depleted by production. Without successful drilling or acquisition ventures, the Debtor's oil and gas assets, properties and revenues derived therefrom will decline over time. In fact, the Debtor's Wyoming and Colorado oil and gas wells are approaching the latter stages of their primary production lifetimes, requiring new capital expenditures to test and produce anticipated secondary reserves. To the extent the Debtor engages in drilling activities, such activities carry the risk that no commercially viable oil or gas production will be obtained. The cost of drilling, completing and operating wells is often uncertain. Moreover, drilling may be curtailed, delayed or canceled as a result of many factors, including shortage of available working capital, title problems, weather conditions, environmental concerns, shortages of or delays in delivery of equipment, as well as the financial instability of well operators, major working interest owners and drilling and well servicing companies. The availability of a ready market for the Debtor's oil and gas depends on numerous factors beyond its control, including the demand for and supply of oil and gas, the proximity of the Debtor's crude oil and natural gas reserves to pipelines, the capacity of such pipelines, fluctuations in seasonal demand, the effects of inclement weather, and government regulation. New oil and gas wells may be shut-in for lack of a market until a gas pipeline or gathering system with available capacity is extended into the area.

6.                    OPERATING  HAZARDS  AND  UNINSURED  RISKS

     The operations of the Debtor are subject to the inherent risks normally associated with exploration for and production of oil and gas, including blowouts, cratering, pollution, environmental liabilities and fires, each of which could result in damage to or destruction of oil and gas wells or production facilities or damage to persons or property. As is common in the oil and gas industry, the Debtor is not insured against the risks, either because insurance is not available or because the Debtor has elected to self-insure due to high premium costs. The occurrence of a significant event that is not insured against could have a material adverse effect on the Debtor's financial condition.

II.   BUSINESS AND FINANCIAL CONDITION OF TRINITY GAS CORPORATION
      -----------------------------------------------------------

A.   HISTORY OF TRINITY GAS CORPORATION
     ----------------------------------

     Trinity Gas Corporation ("Trinity") was initially organized by other owners under the laws of the State of Utah in 1986 as Celebrity Limousines Ltd. On or about January 31, 1990, Celebrity Limousines, Ltd., at that time unrelated to Trinity, offered and sold to the public, pursuant to a Rule 504 Regulation D offering, certain stock to shareholders in 1986 and 1987. Soon thereafter, Celebrity Limousines Ltd. changed its corporate domicile to the State of Nevada and its corporate name to Limousines Limited.

     On November 23, 1990, Limousines Limited ceased operations. It remained dormant until July 9, 1993, when Mr. Sidney W. Sers exchanged certain oil and gas assets belonging to Jubilee Oil and Gas, Inc., which was Mr. Sers' wholly owned Texas corporation ("Jubilee"), for 18,275,036 shares of authorized, but previously unissued, stock of Limousines Limited, out of which 13,275,036 shares were initially issued in the name of Mr. Sers. The remaining 5,000,000 shares were issued 1,000,000 each in the names of his four children (Timothy, Michael, Matthew and Amanda) and his wife, Mrs. Patti Sers. The oil and gas assets owned by Jubilee were located in Brown and Coleman Counties, Texas and developed by investor contributions of in excess of $1.3 million largely assembled by Mr. Richard Guillemin. After acquiring Jubilee's oil and gas assets, Limousines Limited changed its name to Trinity Gas Corporation. Over the next seven years, Trinity or Jubilee, as the d/b/a of Trinity, conducted oil and gas operations in Texas. At present, the Committee understands that Jubilee is a separate corporation in good standing. In 1994 or 1995, Mr. Sers agreed to allocate certain shares of Trinity Gas Corporation in exchange for the oil and gas working interests and/or amounts contributed to Jubilee by the previously referred investors. Before his resignation on January 12, 1998, Mr. Sers acted as President of Trinity and Chairman of its three (3) member Board of Directors. At present, Mr. Sers, his family members and Affiliates are Trinity's largest stockholders, holding approximately 33% or 30,000,000 shares of stock in the Company.

     During the Debtor's corporate existence, Trinity stock has been publicly traded on the NASD Over-the-Counter Bulletin Board System (the "Bulletin Board"). However, the Debtor has not filed a registration statement with the Securities & Exchange Commission and has not filed the required periodic reports.  As  of  January  1,  1996,  Trinity  had  approximately  35,076,051 outstanding and issued shares of common stock. As of January 1, 1997, the Company had 52,831,264 shares of common stock issued and outstanding, without taking into account 20 million additional shares Trinity issued to Mr. Sers or his affiliates in August or September 1996. As of October 28, 1997, per the Company's transfer agent records, Trinity had 94,733,211 shares outstanding and approximately 1,675 shareholders of record. Of the 94,733,211 shares, 76,978,251 are restricted shares, 17,754,960 are unrestricted; and approximately 30 million shares are owned by Mr. Sers, his immediate family members and Affiliates ("Sers Group").

B.     DESCRIPTION  OF  TRINITY'S  DOMESTIC  PROPERTY  AND  OTHER  ASSETS
       ------------------------------------------------------------------

1.                    CENTRAL  TEXAS

     Trinity purchased a 17,500 foot well initially drilled by Pennzoil on a 640-acre lease located in the Quito Fusselman Field of the Permian Basin located in Ward County, Texas. This well, known as the Hartwich No. 1 well, tested 108,000 MCF initially, produced at the rate of 34,000 MCF per day and after five months had sold more than 2,500,000 MCF before declining to a rate of 2,500 MCF per day. The well was later recompleted in the Wolfcamp Formation which is flowing minimal amounts of oil and gas today. Before the well loaded up with oil, Warren Petroleum (Chevron subsidiary) engineers tested the gas flow from this well at 1,500 mcf of gas per day. A 5.2 mile 8-inch pipeline was installed in order to purchase gas from the well. Gas production from the Hartwich well currently flows into the Warren Petroleum Pipeline with sufficient pressure to "buck" the line pressure. Production has occurred naturally, without the need of a compressor, for the last six (6) months and, therefore, the Estate may have six (6) months of production proceeds coming to it. The electricity was shut off some time around December with approximately $1,700.71 being owed to the electrical company. The Chapter 11 Trustee is in the process of turning the electricity back on and resuming production on the well. Two (2) tanks with approximately 450 barrels of oil will be sold and the proceeds used to pay the electricity bills and begin clean-up work.

2.                    ACQUISITION  OF  NOVA  ENERGY,  INC.

     In the fall of 1996, the Debtor acquired 100% of the outstanding common stock of Nova Energy, Inc. ("Nova") for notes and cash in the amount of $180,000, 20,000 shares of unrestricted stock, and 2,040,000 shares of unregistered, restricted common stock in Trinity Gas Corporation. Nova is a Wyoming corporation that owns and operates approximately twenty-seven (27) oil and gas wells in Wyoming and Colorado. This acquisition provided the Debtor with the potential for increased cash flow. A July 1997 appraisal of Nova by energy consultant, Roy C. Smith, concluded that the aggregate value of Nova's producing wells, equipment, and certain related certificates of deposit amounted to $1.37 million dollars.

     A second reserve evaluation performed by Nelson Spradlin Engineering dated September 24, 1997, concluded from a buyer's perspective that the value of the "Proved Developed" oil and gas reserves for Nova is $544,628.00. Spradlin Engineering further estimates that the value of the "Proved Undeveloped" reserves in the Colorado Comanche Creek Field is $21,460,576.00. The Shareholders' Committee has not evaluated fully the potential for secondary recoveries attributable to this Proved undeveloped category of reserves but does note Spradlin's report fails to take into account the substantial capital costs associated with any such secondary recovery efforts.

     In another report prepared by Mr. Don Brause, a significant disclaimer is raised related to these "Proved Undeveloped" reserves, due mainly to the data source limitations pertaining to this type of reserve estimate. Mr. Brause noted that Spradlin calculated the amount of reserves using volumetric analysis and indicated substantially higher primary reserves in the Comanche Creek Field than will likely be recovered by existing wells. The volumetric primary reserve estimates were examined in order to determine the potential for Proved
Undeveloped Reserves within the Comanche Creek Field. The Shareholders' Committee believes that Nelson Spradlin Engineering can make no representations or warranties with respect to third-party data interpretation. Time constraints, however, preclude an independent verification by Nelson Spradlin Engineering of the volumetric reserves at this time. Due to the number of variables, reserves determined by volumetric analyses are subject to considerable error, and any new data received can greatly impact a reserve estimate. Keeping these qualifications in mind the third-party reserve estimates were reviewed and no apparent reasons were found for changing the estimates based upon the information examined.

     The essence of the "Proved Undeveloped" reserve qualification relates to the probability of establishing additional reserves pending the drilling and completion of additional wells to more completely exploit the existing oil in place. For example, in his evaluation of the Wyoming and Colorado properties, Dr. James Edwards, the consultant employed by the Chapter 11 Trustee, stated his opinion that the reserve potential "would be worth investigating if the producer has the appropriate cash flow steam." While the Committee is studying this issue carefully, it is uncertain whether additional drilling within the field is justified. If further study does indicate that additional drilling is warranted, there will most certainly be costs associated with such activities which are not accounted for in the "Proved Undeveloped" economic analysis provided by Spradlin.

     The Comanche Creek Field is located approximately 25 miles east-southeast of Denver, Colorado. The field was originally discovered in 1971 by Shell Oil Company and gradually developed to encompass some ninety-five (95) wells over an area of about 11,000 acres. The ultimate complex also includes what is termed the Deadeye Field. Production occurs from sandstones of the Lower Cretaceous 'D' and 'J' stratigraphic interval. Nova operates leases which include twenty-four (24) wells capable of production. Other operators currently produce oil and gas from approximately thirteen (13) wells; more than half of originally drilled wells have been plugged and abandoned.

     Don Brause, a former officer of Nova, currently manages the oil and gas operations for the Debtor. At present, the Committee estimates that the Nova wells are producing approximately $15,000 monthly gross revenue, or annual revenues of about $180,000. In numerous conversations with Mr. Brause, the Committee has learned that significant workover and remedial actions should be undertaken in order to more efficiently continue with primary production of the field. A plan covering such issues (the "Nova Wells Redevelopment Plan") is discussed more fully in Section VII of this Disclosure Statement.

     The three (3) Wyoming wells produce oil from three geographically separate fields. All production is within the Powder River Basin, generally within 50 miles of Gillette, Wyoming. The Carey Federal #2 well is located near the southeast end of the significant 'Gas Draw Field'. The Woods 'B' 14-1 is located within the Wood Field and the Davis 24-33 is located in the Heath Field in west-central Crook County, approximately 18 miles northwest of Moorcroft, Wyoming. As of September 1, 1997, Spradlin Engineering attributed net remaining oil reserves of less than 24,000 barrels for all Wyoming properties. The Committee has had preliminary communication with Don Brause concerning these properties and reserves comment on future potential until more data has been reviewed.

     The Trustee's expert, Dr. James Edwards, has estimated the net value of the Nova Energy, Inc. oil and gas wells and equipment at $345,000. This does not account for the certificates of deposit pledged with state regulators which may also be recovered upon a sale of those assets.

3.                    OTHER  ASSETS

     Debtor's other assets include certain causes of action and claims to funds and property alleged to have been improperly transferred to Sidney Sers; his wife, Patricia Sers; or his children, Amanda Sers and Timothy Sers. This property may include funds held in foreign offshore bank accounts and funds traceable to real or personal property. Additional assets of the Debtor may also include (i) the Debtor's interest in ranches purportedly owned by Sidney Sers; (ii) the Debtor's interest in the Nakatosh Hotel and Dinner Theatre in Natchitoches, Louisiana; (iii) the Debtor's interest in a $650,000.00 Letter of Credit issued by City Bank & Trust in Natchitoches, Louisiana, in favor of Ecopetrol which may have expired; (iv) the value and tax benefits derived from Debtor's net operating loss carrybacks and carryforwards ("NOL"); and (v) the undetermined value from the Debtor's corporate status as a publicly traded company.

C.     INTERNATIONAL  CONCESSION  GRANTED  TO  TRINITY GAS COLOMBIA BY ECOPETROL
       -------------------------------------------------------------------------

1.                    THE  FARALLONES  CONTRACT

          On May 28, 1995, Trinity Gas Colombia, Ltd. ("Trincol"), a Cayman Island corporation was awarded the exclusive right to explore for, develop and produce oil and gas throughout the 147,417 hectares (368,540 acres) within the Farallones area of Colombia. Farallones is located in Colombia's Cauca Basin east of the Cauca river, immediately east of the city of Cali. A map of the region is attached hereto as Exhibit "C". Trincol and Empresa Colombiana de
                                 -----------
Petroleos ("Ecopetrol") entered into an Association Contract ("Farallones Contract") which requires Trincol to conduct a seismic and exploratory drilling program in the Farallones area over the initial six years. (A copy of the Farollones Contract will be made available for a nominal fee to any party who makes a request to counsel for the Committee and executes a confidentiality agreement). Unfortunately, Trinity Gas Corporation in its press releases publicly disclosed that it was awarded the Farallones Contract, rather than Trincol. At the end of each of the six years in the work program, Trincol has the option either to withdraw from the Farallones Contract or to commit to the next year's work requirements. The Committee understands that Trincol has committed to the third year of the work program under this contract. If Trincol makes a commercial discovery of oil and/or gas which is approved by Ecopetrol, the standard terms of the Farallones Contract will apply. Such terms provide for Ecopetrol to reimburse Trincol for 50% of its successful well costs expended up to the point of commercial discovery and to receive a 20% royalty interest therein. Additionally, Ecopetrol and Trincol will each own a 50% working interest out of the remaining 80% net royalty interest ("NRI"). Trincol has negotiated several extensions of the exploratory phase of the contract and has, it is believed, until July 28, 1998, to conduct completion operations on four wells drilled in the Concession to date.

2.                    THE  PARTICIPATION  AGREEMENTS

          In July, 1995, the Debtor and Trincol purportedly executed an agreement (the "1995 Agreement") whereby Trincol purportedly assigned to the Debtor all of its right, title and interest in the Colombian Concession with the proviso that Trincol would retain title to the Concession until the Debtor completely performed its obligations. The 1995 Agreement also required the Debtor to assume all obligations of Trincol incurred in connection with the
Concession and required that the Debtor provide ten million dollars ($10,000,000) in funding to Trincol for the drilling of the first four wells. The 1995 Agreement further provided that if Trincol reasonably anticipated that
     --------------
the Debtor would not, or if the Debtor could not, comply with its obligations under the Concession, Trincol could cancel the 1995 Agreement without liability. On July 25, 1996, the Debtor and Trincol purportedly entered a second agreement (the "1996 Agreement"). The 1996 Agreement provided that the Debtor and Trincol
                             --------------
would share revenue from wells funded by the Debtor. That 1996 Agreement either replaced or amended the 1995 Agreement and was intended to grant the Debtor only
                        --------------
limited  rights  in  the  Colombian  Concession.

          The Committee believes that serious questions exist as to the validity and appropriateness of both the 1995 and 1996 Agreements. Those questions
                                     ----      ---------------
include, among others, (a) who on behalf of the Debtor and Trincol executed those Agreements, (b) whether the signatures are valid, (c) whether the Agreements accurately reflect the understandings between the Debtor and Trincol, and (d) whether they are irrelevant because Trincol is a wholly-owned subsidiary of the Debtor, Trinity Gas Corporation. Notwithstanding, Mr. Sers has recently claimed that he personally owns all stock of Trincol and, as a result, all rights to the Concession itself.

3.                    DRILLING  OPERATIONS

          In June 1997, Trincol began drilling operations on the four wells. Photographs of Trincol's drilling and exploration efforts in Colombia are attached hereto as Exhibit "D". To date, drilling operations on the Juga #1,
                      -----------
Patacore #1, Salsa #1, and Bereju #1 wells in Colombia have not yet resulted in any known, proven, accessible oil and gas reserves. According to Dr. James Edwards, a petroleum geologist retained by the Chapter 11 Trustee, poor hole conditions have made it difficult to fully evaluate open hole log characteristics of the first well drilled, the Juga #1. Data concerning the nature and composition of fluids and gasses in the wells is also unavailable. Nevertheless, as Trincol continues exploration efforts in the Colombian Concession, it is possible, but by no means certain, that significant, commercially  marketable  reserves  may  be  realized.  (See  Discussion of Risk
                                                         ---
Factors at Section I.G). As stated by Dr. Edwards in his evaluation of Trincol dated March 11, 1998, the Colombian Concession "can be summarized as a good concept, marginal to good location, great market possibilities, but no proven gas at the present time." (4)

D.     MANAGEMENT  HISTORY
       -------------------

1.                    BOARD  OF  DIRECTORS  AND  OFFICERS

          The Debtor has undergone several changes in the past year with respect to its officers and Board of Directors. Before his resignation on January 12, 1998, Sidney Sers served as Trinity's CEO, and President. Sers also served as Chairman of the Board for Trinity since 1993. Mr. Scriven A. Taylor, Jr., who first became a director in 1995, was a Vice-President and Secretary of Trinity. The third member of Trinity's Board of Directors was Mr. William W. Ruth ("Ruth"). Mr. Ruth also served as counsel and secretary for Trinity from April 1995 and July 1996, respectively, until his termination on October 9, 1997, which Mr. Sers, then President of Trinity, confirmed at the October 21, 1997, meeting of the Company's Board of Directors. At the October 21, 1997 Board of Directors meeting, Sers also terminated Trinity's Vice-President of Investor Relations, Mr. Richard E. Guillemin ("Guillemin"). With the resignation of Mr. Sers, the Debtor's Board then consisted of Scriven A. Taylor, Jr. and William W. Ruth. However, since the filing of Debtor's bankruptcy and subsequent appointment of the Chapter 11 Trustee, the named Board of Directors is no longer in operational control of the Debtor. The Chapter 11 Trustee has been in operational control of the Debtor since his qualification.

E.     SECURITIES  AND  EXCHANGE  COMMISSION  ISSUES
       ---------------------------------------------

-------------
     (4) A copy of Dr. Edwards' report is available after the Court's approval of this Disclosure Statement upon request by contacting counsel for the Committee. A fee of $15 per copy will be charged for reproducing and mailing the report. Additionally, all documents referenced in this Disclosure Statement will be made available for review and inspection at the law offices of the Committee's counsel, Andrews & Kurth, L.L.P. in Dallas, Texas.

1.                    SEC  FILINGS

          Although the Debtor's stock has been publicly traded, the Committee understands the Debtor has not filed a registration statement with the SEC and has not filed the required periodic financial reports. Trinity Gas Corporation employed Robert Yeager of Dallas and the law firm of Sheinfeld, Maley & Kay and particularly Lee Polson of its Austin, Texas office, as its securities attorneys to assist in having the company qualify as a reporting company within the meaning of the 1934 Securities Act. On July 25, 1997, Lee Polson, as one of the Company's securities attorneys prepared an information sheet required by Rule 15c-2(11)(a)(5) of the Securities Exchange Act of 1934 (the "15c-2(11)"). The Debtor mailed approximately 20 copies of the 15c-2(11) proposed filing to investors and brokerage firms, including Merrill Lynch, A.G. Edwards, Paine Webber, Edward Jones, Fidelity, Charles Schwab and Oppenheimer. This document was also sent to various brokerage firms.

2.                    RESIGNATION  OF  DEBTOR'S  ACCOUNTANTS

          In June 1997, the Debtor retained the accounting firm of Samson Robbins & Associates, P.L.L.C. ("Samson Robbins") to prepare audited financial statements for the period ending December 31, 1996 in order to qualify the company as a reporting company within the meaning of the 1934 Securities Act. Many potentially questionable transactions came to light while Samson Robbins was attempting to audit the Debtor's books for the December 1996 fiscal year. Events climaxed when the Samson Robbins resigned as auditors on October 6, 1997, stating in their resignation letter that in their opinion the Debtor's financial statements for the years 1993, 1994, and 1995 contained material misstatements; that Mr. Sers had misused Debtor's funds; that the Debtor had disseminated highly inflated oil and gas reserve data; that significant amounts of Debtor's stock appeared to have been issued using questionable exemptions under Rule 144 of the 1933 or 1934 Securities and Exchange Acts; and that Mr. Sers had sold a substantial amount of unregistered stock through unlicensed and unregistered broker-dealers. The resignation of Samson Robbins triggered Messrs. Ruth and Guillemin to seek the advice of outside counsel and soon led to an investigation of the Company and Mr. Sers by the SEC.

3.                    THE  SEC  INVESTIGATION  AND  ENFORCEMENT  ACTION

          In October 1997, the SEC began its investigation into the market activity of Debtor's stock and the adequacy and accuracy of publicly disseminated information concerning the valuation of the Debtor's assets, the results of its oil exploration operations, and the resignation of its auditors. On November 6, 1997, the SEC exercised its statutory authority to order a ten
(10) day trading suspension of the Debtor's stock. The suspension ended on November 16, 1997. On December 8, 1997, the SEC filed a complaint against the Debtor, Sidney W. Sers and other nominal plaintiffs in the U. S. District Court, Northern District of Texas, Fort Worth Division, styled Securities and Exchange Commission v. Trinity Gas Corporation, Sidney W. Sers, et al., Case No. 4-97CV-1018Y (the "SEC Enforcement Action"). The SEC alleged numerous violations of the Securities Act of 1933 and the Securities Exchange Act of 1934 by Sers and the Debtor, including (i) fraud in connection with the purchase and sale of securities; (ii) fraud in the offer and sale of unregistered securities; and (iii) the unauthorized selling of unregistered securities.

          In the SEC Enforcement Action, the SEC requested a temporary restraining order and a preliminary injunction against the Debtor and Sers, an order requiring the repatriation and return of all funds and of all the defendants' assets held outside the District Court's jurisdiction, a freeze order prohibiting the Debtor, Sers, and Sers' family, from withdrawing or transferring monies or securities from any bank or securities brokerage account, and an order freezing any securities of Debtor and funds received directly or indirectly from the sale of Debtor's stock. In addition, the SEC Enforcement Action seeks to require the Debtor to disgorge funds allegedly acquired through the fraudulent sale of stock and seeks to impose civil penalties and fines against the Debtor.

          From the inception of the SEC Enforcement Action, Messrs. Ruth and Guillemin assisted the SEC by submitting affidavits to support the SEC in obtaining a temporary restraining order and preliminary injunctive relief ("TRO") against Sidney W. Sers. Based in part on the information provided by Messrs. Ruth and Guillemin, on December 9, 1997, Judge Terry Means issued the
TRO granting the relief requested by the SEC (except for the repatriation of funds) and freezing of more than $3 million of assets and transferring an additional $600,000 directly to the Chapter 11 Trustee due to Sers' impermissible use of corporate funds to pay for personal retainers. The remaining funds are currently held in the registry of the Federal District Court in Fort Worth ("Frozen Funds"). In addition to the SEC and Chapter 11 Trustee, claims to the Frozen Funds are also being made by the Defendant members of the Sers Group, including Timothy Sers.

          On January 6, 1998, the District Court entered a preliminary injunction and ordered the repatriation of Debtor's funds that Sers caused to be improperly transferred. Next, on January 26, 1998, U.S. District Judge Terry Means issued a warrant for the arrest of Sers for his deliberate and intentional violation of the December 9, 1998, TRO and the Court's January 6, 1998, order. The basis for the issuance of the arrest warrant, among other things, was that on December 8, 1997, Mr. Sers caused to be wire transferred $800,000 from the checking account of Amanda Sers to a bank account of Trinity Gas Colombia in Bermuda. Furthermore, in the SEC Enforcement Action Mr. Sers has repeatedly asserted his 5th Amendment rights to avoid requests for information and his testimony under oath by the SEC. Mr. Sers has remained in Colombia and has not returned to the United States. The current status of the SEC Enforcement action is that the SEC is actively prosecuting the case and intends to recover judgment against Mr. Sers and the other defendants.

          Assuming the SEC prevails in the Enforcement Action, it is unclear whether the SEC will consent to release of the approximately $3.0 million in Frozen Funds to be utilized in a chapter 11 plan. In the event of the SEC's litigation success, it may release those funds under the terms of a potential settlement the terms of which have been discussed by the SEC and Chapter 11 Trustee but not disclosed fully to the Committee. However, the timing for release of those funds is indeterminant because it is difficult to predict when the litigation will be concluded and if and when the above mentioned settlement will be finalized, agreed to by the National Office of the SEC, approved by the District Court, and, if necessary, the Bankruptcy Court. A more detailed discussion of the potential settlement between the Trustee and the SEC is set forth in Section VIII of this Disclosure Statement. The manner in which the SEC continues to prosecute the SEC Enforcement Action and the outcome of the litigation generally could materially affect the implementation of the Debtor's reorganization.

F.     OUTSTANDING  SHARES  OF  STOCK
       ------------------------------

          The Debtor's common stock is traded on the Bulletin Board. The National Quotation Bureau Semi-Annual Stock Summary for the period ending June 30, 1997 reflects that as of October 28, 1997, the Debtor had 94,733,211 shares outstanding and approximately 1,675 shareholders of record, not including shares held in "street" or ""nominee" name. Of the 94,733,211 shares, 76,978,251 are restricted shares; 17,754,960 are unrestricted. The Debtor's transfer agent is the American Securities Transfer, Inc., P.O. Box 1596, Denver, Colorado 80201-1596.

          During the Debtor's corporate existence, the Committee believes that Mr. Sidney W. Sers caused substantial shares of the Debtor's stock to be issued for little or no known consideration. The following is a summary of some such stock issuances:

     - In October 1997, Mr. Sers proposed a stock option grant to himself of 15 million shares of unrestricted Trinity stock. The stock option agreement was discussed at a meeting of Debtor's board of directors held on or about October 21, 1997. When board member William Ruth objected to Mr. Sers' proposal, Mr. Sers had Mr. Scriven Taylor in late October, 1997 approve a board resolution signed only by Messrs. Sers and Taylor approving that agreement. Mr. Taylor also executed a transmittal letter instructing the Debtor's transfer agent, American Stock Transfer, Inc. to issue 15 million non-restricted shares to Sers. The transfer agent, however, refused to issue the shares as unrestricted and instead issued Mr. Sers stock bearing a restricted legend.

     - In June 1996, Mr. Sers caused the Debtor to issue 10 million shares of stock to the Nakatosh Hotel in Natchitoches, Louisiana. Although 7.5 million of the shares were later cancelled in August 1997, 2.5 million of the original 10 million shares remained outstanding. Of that stock, approximately 1.4-1.6 million shares were sold by the Nakatosh Hotel for unknown consideration.

     - In August 1996, Mr. Sers caused the Debtor to issue 5 million shares in the names of his two cattle ranches, 2.5 million shares to his wife, and 2.5 million shares to his son, Matthew Sers. Although Mr. Sers cancelled 7.5 million of those shares on August 6, 1997, Mr. Sers appears to have allowed his wife to retain 2.5 million shares.

     - According to the SEC, Mr. Sers enlisted the assistance of a number of individuals who have sold numerous shares of Mr. Sers' personal restricted stock for an undetermined amount of compensation. Those individuals who assisted Mr. Sers are believed to have been neither licensed nor registered securities brokers as required by SEC Rules and Regulations.

     - In June 1996, Henry Crichlow, a registered professional engineer from Norman, Oklahoma, prepared what was purported to be an "independent" report concerning the Colombian Concession in exchange for one million shares of Debtor's stock.

          The following table sets forth certain information regarding beneficial ownership of the Debtor's Common Stock as of February 18, 1998, by
(i) each person who is known by the Shareholders' Committee to own beneficially more than one million shares of the Debtor's Common Stock, (ii) many of the Debtor's former officers and directors, (iii) indicated recipients or transferees of stock from Sidney W. Sers, and (iv) individuals who may have received commissions for selling Common Stock of Trinity or the Sers Group from January 1, 1995 to present.

SHAREHOLDER                    RESTRICTED      UNRESTRICTED
                                  STOCK           STOCK
-----------------------------  --------------  ------------
(i)
Sidney W. Sers                  23,437,491           22,641
Patricia Ruth Sers               2,500,000
Don Brause                       1,340,000
Henry Crichlow                   1,000,000
Crystal Coral LTD                1,250,000
Jay Jaroslav (5)                 1,100,000
JAY JAROSLAV AND SUSAN ERONY     1,000,000

------------------
(5)    Hold for others.


                                       15

CEDE & CO (6)                    1,273,501       16,143,519
Richard Guillemin                1,105,000
(ii)
Sidney W. Sers                  23,437,491           22,641
Scriven A. Taylor                  127,350
William W. Ruth                    830,000(7)
Richard E. Guillemin            1,273,5014(4)
Dr. James Noel                   1,200,000
(iii)
Michael Wade Sers                                   169,667
Patricia Ruth Sers               2,500,000            5,440
Nakatosh Hotel, Inc.               140,672          167,882
(iv)
Jay Jaroslav                     1,100,000
Farrell McAtee                    (unknown
                                   amount)
Scott Solberg                       80,000
William M. Shaughnessy
Nevada Agency & Trust Co.

G.     EFFORTS  TO  RIGHT  THE  COMPANY
       --------------------------------

1.                    THE  SHAREHOLDER  DERIVATIVE  ACTION

          William W. Ruth and Richard E. Guillemin are stockholders, former officers and in the case of William Ruth, a former director of the Debtor. Mr. Ruth served as in-house counsel and Secretary for Trinity from approximately April 1995 and July 1996, respectively, until October 9, 1997. Mr. Ruth had been a director of Trinity since approximately January 1997. Mr. Guillemin served as Vice President of investor relations of Trinity from January 1, 1997 to October 21, 1997. According to Mr. Ruth, he was dismissed by Mr. Sers on October 21, 1997, when he refused to approve a proposal whereby Trinity would issue Mr. Sers 15 million shares of stock through a proposed immediately exercisable stock option grant. Contemporaneously with the dismissal of Mr. Ruth and the resignation of Mr. Guillemin, Mr. Sers long-time secretary Juanda Harrell also resigned from the company.

           On December 9, 1997, Messrs. Ruth and Guillemin derivatively on behalf of all Shareholders and Trinity Gas Corporation itself instituted a civil action against Sidney W. Sers et al. in the United States District Court for the Northern District of Texas, Fort Worth Division, styled Trinity Gas Corporation Gas Corporation, by Richard E. Guillemin and William W. Ruth v. Sidney W. Sers, et al; Civil Action No. 4-97-CV-1020Y (the "Shareholders Derivative Action").

------------------
     (6) Cede & Co. acts as a clearinghouse and holding company for stock held in "street name" or "nominee" title for investors not wanting stock certificates to be issued to them.

     (7) These figures include the Debtor's grants to William Ruth and Richard Guillemin of 500,000 options each to purchase Common Stock in August 1997.

The purpose of the Shareholders Derivative Action was to recover corporate assets allegedly diverted by Mr. Sers for the benefit of all non-Sers Group
Shareholders. In the Shareholders Derivative Action, the following causes of action were alleged against Sidney W. Sers, Trinity Gas Colombia, Ltd., Scriven
A. Taylor and the Nakatosh Hotel: (i) violations of Section 10(b) and Rule 10(b)-5 of the 1934 Securities Exchange Act (based on the issuance of Common Stock to Sers, his affiliates, relatives, and entities under his control, on multiple occasions, for wholly inadequate or no consideration); (ii) violations of the Texas Securities Act (based on inadequate or no consideration for the issuance of Common Stock to Sers on multiple occasions); (iii) Breaches of Fiduciary Duties (based on Sers' and Taylor's misrepresentations and omissions as constituting breaches of their fiduciary duties to the Debtor and its other Shareholders); (iv) Common Law Fraud (based on Sers' and Taylor's failure to disclose all material facts to the Debtor and its Shareholders); (v) State Statutory Fraud (based on Sers' knowingly fraudulent misstatements or omissions concerning material facts regarding the issuance of securities); (vi) Tortious Conversion of Corporate Property (based on Sers' unauthorized withdrawal and use of corporate funds for personal benefit); (vii) Negligent Misrepresentation (based on Sers' and Taylor's false information for the guidance of others, including the Debtor and its Shareholders, in their business transactions); and
(viii) Alter Ego (based on Sers causing the Debtor pay substantial amounts and percentages of his personal expenses).

          On February 11, 1998, the Chapter 11 Trustee, Henry C. Seals, substituted himself for Messrs. Ruth and Guillemin as the plaintiff in the Shareholders Derivative Action which is still pending in the Federal District Court in Fort Worth. Messrs. Ruth and Guillemin effected service of process of the lawsuit on Mr. Sers individually and as President of Trincol on January 14, 1998. Mr. Sers and Trincol did not file an answer responding to the allegations in the lawsuit. Consequently, the District Court entered on February 11, 1998 a default judgment against Mr. Sers individually and defendant Trincol (the "First Default Judgment"). In the First Default Judgment, the Court ruled that Trincol is the wholly owned subsidiary of the Debtor, Trinity Gas Corporation. On June 3, 1998, the Court entered a second default judgment against defendants Sidney
W. Sers, Scriven Taylor, and Trinity Gas Colombia, Ltd. on most remaining claims for relief in the Shareholders Derivative Action (the "Second Default Judgment"). The primary remaining issue to be determined in the Shareholders Derivative Action is the amount of damages to be assessed against the defendants. Recently, the Defendants have filed a Motion to Set Aside the Default Judgment which initially the District Court refused to accept due to non-compliance with certain local rules of court. The Motion to Set Aside the Default Judgment has been refiled, but the District Court has not made a ruling. Mr. Sers asserts that his failure to file an answer in the Shareholder Derivative Action was because he relied on the representation of the Trustee's counsel that if and when the Trustee decided to pursue the lawsuit, he would notify Sers' counsel and provide him with an opportunity to file an answer. In the event the First or Second Default Judgment is vacated, the Reorganized Debtor will determine the appropriate litigation strategy to pursue going forward in the Shareholder Derivative Action.

           III.            FACTORS LEADING TO CHAPTER 11 BANKRUPTCY
                           ----------------------------------------

          The SEC investigation of the Sers Group's activities, the SEC Enforcement Action, and the Shareholders Derivative Action, were key contributing factors that caused Mr. Sidney W. Sers, as Trinity's President to seek Scriven Taylor Jr.'s support in filing for chapter 11 bankruptcy relief. Essentially, from the Shareholders' Committee's standpoint, the Chapter 11 Petition appeared to be a defensive action intended by Mr. Sers to abort or stall efforts by the SEC and Shareholders to recover and preserve the Debtor's assets, including the Colombian Concession, that the Committee asserts had been improperly diverted, transferred or claimed as being owned directly or indirectly by members of the Sers Group.

IV.                                  CHAPTER 11 EVENTS
                                     -----------------

A.     TRUSTEE'S  ACTIONS
       ------------------

          On January 9, 1998, Henry C. Seals was appointed Chapter 11 Trustee. After his appointment, the Trustee continued the employment of Mr. Dave Mulcahy, the Debtor's former office manager and friend of either Scriven Taylor, Jr. or Sidney Sers, to manage the Debtor's business operations in its Brownwood, Texas office. Mulcahy's signature also appears on the Debtor's Statement of Financial Affairs filed on January 20, 1998.

          The Trustee has prepared and filed monthly operating reports for February, March, April, and May 1998. As of June 23, 1998, the Trustee had approximately $202,676.41 in cash. On May 6, 1998, the Trustee stated in open court that in the event of liquidation, shareholders will not receive any return on their equity interests. The Trustee desires to liquidate the Debtor and he recently filed a motion to convert the case to chapter 7. The hearing on the motion to convert is scheduled for September 2, 1998. The Committee intends to vigorously oppose that motion and is considering whether to file a motion to terminate the Trustee under section 1105 of the Bankruptcy Code, and seek approval to substitute the proposed new board of directors and senior management in the Trustee's place. In the event the Committee's Plan is confirmed on that date, the Trustee's motion to convert will become moot.

1.                    HIRING  OF  PROFESSIONALS

          Since his appointment, the Trustee has hired two accounting firms, two law firms (one in Texas and one in Colombia), and a petroleum geologist. In the first three months of bankruptcy, the Trustee's bankruptcy attorneys incurred $311,020.00 in attorneys' fees and $34,164.65 in expenses. The Trustee's attorneys incurred fees of $75,505.00 and expenses of $9,677.25 for work performed in April, 1998, thus bringing the aggregate of fees and expenses incurred by the Chapter 11 Trustee from January through April to $430,366.90. Of these amounts, in excess of $300,000 has been paid to the Trustee's professionals.

          On March 20, 1998, the Trustee filed his Application to Approve Employment of Samson Robbins & Associates, P.L.L.C. as Accountant for the Trustee. Samson Robbins is the accounting firm which began conducting an audit for the Debtor in 1997, but resigned when it discovered what it believed were improprieties by Sidney W. Sers in the management and operation of Trinity. The Shareholders' Committee filed a limited objection to the Trustee's employment of Samson Robbins in which it requested that the Bankruptcy Court impose a cap on fees and expenses of Samson Robbins and requested permission to use Samson Robbins in connection with the Committee's Plan and Disclosure Statement. The Bankruptcy Court, however, overruled the Shareholders' Committee's limited objection and approved the Trustee's sole employment of Samson Robbins without the cap.

2.                    ATTEMPTED  LIQUIDATION  OF  MANY  OF DEBTOR'S TEXAS ASSETS

          The Trustee decided against trying to restart the Debtor's operation of the Nitrex Gas Plant located in Coleman County, Texas (the "Gas Plant"). The Trustee has relinquished the Debtor's interest in the Gas Plant back to the lessor, UOP. UOP waived its unpaid rent claim (exceeding, according to its calculations, $1 million) against Trinity and also assigned its claim to the Trustee for the benefit of the Estate. On March 24, 1998, the Court entered an order lifting the automatic stay to allow UOP to take possession of the Gas
Plant. UOP has repossessed, sold and had the Gas Plant removed to Kentucky. The Trustee has undertaken to sell the remaining assets associated with the operation of the Gas Plant, as well as the approximately two-acre tract of land upon which the Gas Plant was located for in excess of $100,000 (as discussed below). However, as explained below, Sidney W. Sers asserts this land belongs to him personally and not Trinity. Earlier this year, the Trustee closed the Trinity office at the NationsBank Building in Brownwood, Texas (the "Brownwood Office") and moved all of Trinity's books and records to Dallas/Fort Worth. In order to sell certain oil and gas related properties used in the operation of the Gas Plant and certain office equipment and furnishings in the Brownwood Office, the Trustee filed Motions seeking authority to do so.

3.                    SALE  MOTIONS

          On April 1, 1998, the Bankruptcy Court held a hearing on the Trustee's Motion for Authority to Sell Property of the Estate (Certain West Texas Gas Wells and Related Property) Free and Clear of Liens (the "Sale Motions"). However, Mr. Sers' counsel, the law firm of Haynes and Boone, filed an objection to the Trustee's Sale Motion, notwithstanding the fact that Mr. Sers has a warrant for his arrest in the United States and apparently remains in Colombia. In the objection, Mr. Sers asserted that certain of the properties which the Trustee sought to sell belonged to him personally. The Trustee noticed Mr. Sers for his deposition with respect to this matter, but Mr. Sers informed the Trustee he would not appear for the deposition, and thus far he has not appeared for such a deposition asserting his Fifth Amendment rights not to testify.

          At the hearing, the Bankruptcy Court concluded that it could not sell the property without first making a determination of property ownership in a hearing on a motion to sell the property, and that due to Sers' assertion of title, the true ownership of the property must be determined through an adversary proceeding before the Bankruptcy Court could sell the property. The Bankruptcy Court, however, entered an order allowing the Trustee to sell the remaining property in which Sers did not claim an interest, and also the Company's office furnishings. Those sales have been closed. Bids for all the equipment, wells, and real property associated therewith exceeded $100,000.

4.                    TRUSTEE'S  LITIGATION

               A.     THE  DECLARATORY  COMPLAINT
                      ---------------------------

          Based upon the Court's rulings on April 1, 1998, the Trustee filed his Complaint for Declaratory and Other Relief (the "Declaratory Complaint") commencing Adversary Case No. 698-6007, styled Henry C. Seals, Chapter 11 Trustee of the Estate of Trinity Gas Corporation v. Sidney W. Sers and Patricia Sers, in the United States Bankruptcy Court for the Northern District of Texas, San Angelo Division, requesting that the Court declare certain disputed property, including a 330 acre tract of land in Brown County, Texas, direct cash transfers from the Debtor to Sidney and Patricia Sers, and numerous items of personal property used in connection with the Gas Plant and other associated oil, gas and mineral operations of the Debtor (to which Sers claims ownership) to be property owned by the Estate. The Trustee has served the Declaratory Complaint and summons upon Patricia Sers and has served such papers upon Sers in Colombia. Mr. Sers claims that proper service has not been achieved upon him in Colombia, and the Bankruptcy Court conducted a hearing on June 30, 1998, to consider the Trustee's Motion to Confirm Effective Service of Process. The Bankruptcy Court has not ruled on the Motion, but has entered an order vacating until further notice, the trial in this lawsuit.

                       B. FRAUDULENT CONVEYANCE COMPLAINT
                        ---------------------------------

          The Trustee also filed a Complaint to Avoid and Recover Fraudulent Transfers (the "Fraudulent Conveyance Complaint") on March 9, 1998, commencing
Adversary Case No. 698-6004, against Sidney Sers, Patricia Sers, Timothy Sers, and Amanda Sers. The Fraudulent Conveyance Complaint seeks recovery of cash payments and other assets allegedly transferred by or through Trinity to the Sers family. The alleged Fraudulent Conveyance Complaint also seeks repayment of losses suffered by Trinity through the improper acquisition of assets by the defendants to the detriment of Trinity. The Trustee initially had difficulty serving the defendants with the Fraudulent Conveyance Complaint and summonses in this adversary proceeding (lawsuit), but has since been able to achieve service upon Patricia, Matthew, Amanda and Timothy Sers. The Trustee entered into an agreement with each of those defendants to extend their answer date until May 1, 1998. Mr. Sers claims that proper service has not been achieved upon him in Colombia, and the Bankruptcy Court conducted a hearing on June 30, 1998, to consider the Trustee's motion to Confirm Effective Service of Process. The Bankruptcy Court has not ruled on the Motion, but has entered an order vacating until further notice, the trial in this lawsuit.

5                    TURNOVER  OF  TRINITY  RECORDS

          The Trustee requested Max Chapman & Company, P.C. (the "Chapman Firm"), an accounting firm which was employed by Trinity in late 1997, turn over all documents and work papers related to the Debtor. When the Chapman Firm refused the Trustee's requests and the Trustee sought an order requiring the Chapman Firm to turn over all Trinity documents. The Bankruptcy Court entered its Order Granting Motion for Turnover of Property Held by Max Chapman &
Company, P.C. on February 13, 1998, but the Chapman Firm still refused to comply. On April 8, 1998, the Trustee filed Trustee's Application for Order Directing Max Chapman & Company, P.C. to Show Cause Why it Should Not be Held in Civil Contempt. Since the Trustee filed the Application to Show Cause, the Chapman Firm has turned over the documents and work papers to the Trustee, and the Trustee has withdrawn his motion based upon the affidavit on Max Chapman that all such documents have been delivered to the Trustee.

6.        EFFORTS TO COMPEL TRUSTEE TO EXECUTE PARTICIPATION AGREEMENT

          On June 25, 1998 a group of Shareholders located primarily in the Western Region of the United States (the "West Coast Shareholders") filed a Motion to Authorize and Direct Trustee to Enter into Participation Agreement (the "1998 Agreement"). Essentially the 1998 Agreement proposed by the West Coast Shareholders would require the Debtor to fund the cost of drilling, producing, and maintaining wells pursuant to the Farallones Contract, while allowing Trinicol and its putative president, Sidney W. Sers, to maintain ownership, management, control, and decision making authority regarding rights under the Farallones Contract. In exchange, the Debtor would be entitled to receive a specified percentage from the net revenues. The 1998 Agreement is strikingly similar and contains nearly identical terms to the 1996 Participation Agreement which the Committee has reason to believe was executed by Sidney W. Sers without proper authority of Trinity's Board of Directors. Under the 1998 Agreement, the Debtor shall be obligated to pay Trincol for all costs, expenses and contractual liabilities associated with ownership, operation and maintenance of the four wells. All decision making authority concerning operations, drilling and general business decisions will be made by Trincol and not the Debtor. Trincol is also entitled under the 1998 Agreement to receive an overriding royalty interest equal to an undivided 5% of gross production revenues from any well funded by the Debtor and drilled by Trincol pursuant to the 1998 Agreement and the Farallones Contract. Under the 1998 Agreement, Trincol or the Debtor could also terminate the Agreement pursuant to the liberal termination provisions in Section 6 of the Agreement.

          The Bankruptcy Court scheduled a hearing on the Motion for July 20, 1998. The Committee and Chapter 11 Trustee objected to the Motion on grounds the 1998 Agreement is not in the best interests of the estate because it allows Sidney W. Sers, a man the Committee contends has limited technical expertise in oil and gas, to remain in control of the Colombian Concession. Furthermore, the proposed 1998 Agreement does not sufficiently protect the Debtor's rights in the Colombian Concession because, it fails, among other things, to recognize the Committee's contention that Trincol is the wholly owned subsidiary of the Debtor. The Bankruptcy Court denied the Motion at the July 20th hearing.

B     APPOINTMENT  OF  SHAREHOLDERS'  COMMITTEE  AND  EMPLOYMENT  OF  COUNSEL
       -----------------------------------------------------------------------

          On February 5, 1998, the United States Trustee appointed the Official Committee of Equity Shareholders (the "Shareholders' Committee"). The current members of the Shareholders' Committee are: Dennis E. Hedke, Chairman (Wichita, Kansas); Bill Bricka (Roswell, Georgia); Roger Curtis (Casper, Wyoming); Uwe Grannemann (Roswell, Georgia); Dr. Donald S. Hanser (Houston, Texas); Gary Pippin (Tulsa, Oklahoma; and Art Teichgraeber (El Dorado, Kansas). As a condition to accepting appointment as a member of the Shareholders' Committee, each member executed a Confidentiality Agreement and agreed not to trade in Trinity stock during the pendency of the bankruptcy case.

          To assist the Shareholders' Committee in this case, the Committee hired the law firm of Andrews & Kurth to represent it. Although the Chapter 11 Trustee and Sers objected to the Shareholders' Committee's retention of Andrews & Kurth, the Bankruptcy Court approved Andrews & Kurth's employment as counsel for the Shareholders' Committee on April 1, 1998. The Shareholders' Committee has held telephonic meetings on a regular basis to monitor the progress of this bankruptcy case and has shared information with the Trustee concerning the status  of  the  Colombian  Concession.  In addition, Committee member Dennis E.
Hedke, a geological and geophysical professional consultant, traveled to Colombia to evaluate and report on the status of the Colombian Concession.
Hedke concluded that the Colombian Concession does have value to the estate, which is as yet undefined because Trincol has yet to attempt to complete the drilled wells. The Committee believes immediate efforts should be made to secure the Debtor's interest in the Concession. Additionally, significant contact has been made with Ecopetrol which the Committee believes can establish a framework for future discussions.

          Recently, the Committee has focused its efforts by communicating with Shareholders and working with the new management team in proposing and obtaining confirmation of a plan of reorganization that will enable Trinity to emerge from chapter 11 bankruptcy as soon as possible as a commercially viable oil and gas exploration company. To this end, the Committee has gathered available information, investigated and attempted to evaluate the Debtor's current business operations and has organized a new management team and board of directors.

V.            DESCRIPTION  OF  THE  COMMITTEE'S  PLAN  OF  REORGANIZATION
              -----------------------------------------------------------

              THE STATEMENTS CONTAINED HEREIN INCLUDE SUMMARIES OF PROVISIONS CONTAINED IN THE COMMITTEE'S PLAN, A COPY OF WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT, AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED HEREIN DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL OF THE TERMS AND PROVISIONS OF THE COMMITTEE'S PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND SUCH DOCUMENTS FOR THE FULL AND COMPLETE
STATEMENT OF SUCH TERMS AND PROVISIONS. THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN AS BEING FILED CONTEMPORANEOUS WITH THE APPROVAL OF THE DISCLOSURE STATEMENT WILL CONTROL THE TREATMENT OF CREDITORS AND COMMON STOCKHOLDERS AND, UPON CONFIRMATION, WILL BE BINDING UPON THEM, THE REORGANIZED DEBTOR AND OTHER PARTIES.

A.     CLASSIFICATION  AND  TREATMENT  OF  CLAIMS  AND  INTERESTS
       ----------------------------------------------------------

     According to the Registry of Claims in this case, approximately 44 creditor Claims were timely filed on or before the bar date of May 4, 1998. An additional 67 claims are listed in the Debtor's bankruptcy schedules as unsecured or priority creditors claims, although those holders filed no corresponding proofs of claim. The aggregate amount of the timely filed Claims, excluding settled claims; claims of the Sers Group, Claims of vendors having performed work for Trincol; Claims of taxing authorities, and late filed Claims, approximates less than $200,000. (8) The Committee contends that more than 90% of the scheduled or filed Claims in amount, are disputed ("Disputed Claims"), and should be disallowed or substantially reduced as Creditor Claims. The Committee is in the process of objecting to those Disputed Claims. Likewise, the Committee has identified and classified certain interests that should also be disallowed or substantially reduced ("Disputed Interests"). For purposes of Plan confirmation and voting, the Committee, if necessary, under Bankruptcy Rule 3018(a), will request that the Court estimate the Disputed Claims at $0.00 and preclude Disputed Claims and Disputed Interests (primarily those of the Sers Group) from having their votes considered. Disputed Claims and Disputed Interests to which the Committee intends to preclude from voting on the Plan are listed in Section V.B.2 of this Disclosure Statement. Only the votes of Allowed Claims and Allowed Interests will be counted.

1.                    CLASSIFICATION

     General

          The Interests of Shareholders and Claims of Creditors against the Debtor, to the extent Allowed by the Bankruptcy Court, are classified as set forth in this Article II of the Plan. The Claims or Interests in a particular Class are designated only to the extent that each such Claim or Interest fits within the description of such Class and shall be a part of a different Class or Classes to the extent that the remainder thereof or a portion thereof fits within the description of another Class or Classes. A Claim or Interest is entitled to the treatment provided herein only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date. Disputed Claims to which the Committee intends to object and seek to have disallowed or reduced were not included in estimating the total amount of claims in each class. The Class 8 interests of the Sers Group has been separately classified pursuant to the authority in 11 U.S.C. 1122 and applicable standards governing

----------------
     (a) Settled Claims include:  (i) the $4.1 million claim of Don Brause which
         --------------
     is being withdrawn pursuant to a settlement reached with the Committee and incorporated in the Plan; (ii) Fomby Compressor's gas compressor rental claim of $21,281.75 reduced by settlement to $13,000; (iii) UOP's Claim of $1,000,000+ eliminated when the Debtor returned the Brownwood, Texas gas plant to UOP; and (iv) Claims of William Ruth and Richard Guillemin of $110,000 which will be withdrawn as part of the Class 10 Settlement under the Plan;

     (b) Sers Group  Related  Claims  include,  among  others,  (i)  Trinity Gas
         ---------------------------
     Colombia's scheduled but not filed Claim of $1,521,268.91; (ii) Scriven Taylor's attorneys fees claim of $11,916; (iii) Sid Ser's life insurance company's scheduled claim of $20,000; (iv) Brownwood Country Club's claim of $219.88; and (iv) Black Swan Jet Charter's claim for $9,723.36 incurred by Mr. Sers in visiting a Wyoming site for a prospective ranch purchase;

     (c) Trinity Gas Colombia Vendors Claims include Marlin  Drilling's claim of
         -----------------------------------
     $681,077.01 and Exploration Technologies' claim of $15,753.93; and

     (d)  Taxing   Authorities  Claims  include  (i)  Coleman  County  taxes  of
          ----------------------------
     approximately $11,000 relating to UOP's gas plant equipment which the Committee asserts UOP should pay; and (ii) the IRS claim of approximately $3,200,000 which has no supporting documentation and the Committee asserts was late filed.

classification as articulated in Heartland Federal Savings & Loan Ass'n v. Briscoe Enterprise Ltd., II, 994 F.2d 1160 (5th Cir. 1993). In particular, the Committee asserts that the Sers Group, including primarily Mr. Sers, acquired its stock improperly, for insufficient consideration, and/or in violation of federal securities laws. The Sers Group also occupies a different position than that of other stockholders because its members are named defendants in one of more than four lawsuits: two Avoidance Actions brought by the Trustee; the SEC Enforcement Action brought by the SEC and the Shareholders Derivative Action brought by Messrs. Guillemin and Ruth on behalf of other Trinity shareholders. Moreover, Mr. Sers is obligated to pay in excess of $850,000 into the registry of the District Court and the SEC Enforcement Action. The Class 8 interests are not substantially similar to other equityholders in Classes 6 and 7. The Committee's Plan divides Allowed Claims of Creditors and Allowed Interests of Common Stockholders into the following classes:

     Unclassified  Claims

          Administrative Claims and Tax Claims are not classified under the Committee's Plan in accordance with Section 1123(a)(1) of the Bankruptcy Code. Administrative Claims under Section 503 of the Bankruptcy Code include expenses of the Chapter 11 Trustee and the Committee, the fees and expenses of various professionals, including the Trustee's attorneys, the Committee's attorneys, Trustee's accountants, and other professionals. Administrative Claims may also include Claims based on postpetition services rendered to the Estate including, but not limited to, the claim of NationsBank for postpetition rent. The estimated total of Administrative Claims is $650,000. Tax Claims (not including the Disputed Claim of the I.R.S. for $3.2 million) total approximately $12,000 and third party lessors, as opposed to the Debtor, may be responsible for a significant portion of those Tax Claims.

     Class  1  -  Priority  Claims

          This Class consists of all Claims entitled to priority under Section 507 of the Bankruptcy Code other than Administrative Claims and Tax Claims, including employee wage claims under Section 507(a)(3). The Shareholders' Committee estimates those Claims at approximately $5,000.

     Class  2  -  Secured  Claims

          This Class consists of the Secured Claims of Secured Creditors, if any, of the Debtor, to the extent the value of the property that secures such Claim equals or exceeds the replacement value of such Claim pursuant to Section 506 of the Bankruptcy Code, but excluding, the undersecured portion, if any, of each such Creditor's Claim, which portion shall be classified as an Unsecured Claim. At present, the Committee is unaware of any such Claims.

     Class  3  -  Convenience  Class  of  Small  Unsecured  Creditors

          This Class consists of the Unsecured Claims that either are owed less than $500 each or are reduced by agreement of the holder thereof to an amount less than $500 each, including Allowed Claims arising out of rejected Executory Contracts. The Plan takes advantage of Section 1122(b) of the Bankruptcy Code which expressly authorizes a plan of reorganization to classify smaller unsecured creditor claims or those creditors willing to reduce their claims to a stated amount. This Plan establishes a separate class of convenience creditors for those approximately 50 such creditors with claims of $500 or less. The Committee estimates the payment of 95% of such claims will total $15,000 or less. Numerous courts have upheld such a classification: In re Greystone III
                                                             -------------------
Joint  Venture, 995 F.2d 1274 (5th Cir. 1991), on rehearing, cert. denied 113 S.
  ------------                                               ----- ------
Ct.  72, 121 L. Ed. 2d 37; In re United Marine, Inc., 197 B.R. 942 (Bkrtcy. S.D.
                           -------------------------
Fla. 1996), (holding class of Claim of $1,000 or less was a permissible class); In re Piece Goods Shops, L.P., 188 B.R. 778 (Bkrtcy. M.D.N.C. 1995) approving a
------------------------------
second  convenience  class  of  claims  greater  than $200 and less than $2,500.
------

     Class  4  -  General  Unsecured  Claims

          This Class consists of all Unsecured Claims exclusive of Tax Claims, Administrative Claims, Class 1 Priority Claims, Class 2 Secured Claims, Class 3 Convenience Claims, and Class 5 Claims owed by Third Parties. The Committee estimates that the Allowable Class 4 Claims total approximately $50,000. A number of the Disputed Claims may have all or a portion of their Claim Allowed. The total of those Claims range from $20,000 on the less side to $100,000 on the high side.

     Class  5  -  Claims  Owed  by  Third  Parties

          This Class consists of the Unsecured Claims of Creditors who have timely filed Proofs of Claim and which, according to the books and records of the Debtor, are owed by Trincol, members of the Sers Group or other third parties and not the Debtor. At least two such Claims exist in this Class, totaling approximately $700,000, including Claim No. 41 of Marlin Drilling for $681,077.01. According to discussions with counsel for Marlin Drilling, the legal basis for its claim may include, but is not limited to, the theory that Trincol is an alter ego of Trinity Gas Corporation and therefore the Debtor should be liable for its debts.

     Class  6  -  Interests  or  Common Stock Constituting Restricted Securities

          This  Class  consists  of those shares of Common Stock that are either
(a) treated for purposes of the books and records of Trinity Gas Corporation as being Restricted Securities; (b) considered as being Restricted Securities as defined herein or for any purpose under the 1933 and 1934 Securities Act, their rules and regulations, including but not limited to SEC Rules 144 and 145 and Regulations A and D; or (c) are subject to resale restrictions under applicable rules and regulations of the SEC. As of February 18, 1998, the records of Trinity Gas Corporation's Stock Transfer Agent reflect an aggregate of approximately 77 million shares of Common Stock as being Restricted Securities including approximately 30 million shares held by the Sers Group.


     Class  7  -  Unrestricted  or  Free  Trading  Common  Stock

          This Class consists of those shares of Common Stock (a) not considered
                                                                  ---
by the books and records of both Trinity Gas Corporation and its Stock Transfer Agent to be Restricted Securities; (b) not otherwise considered to be Restricted
                                       ---
Securities  by  the SEC; and (c) not subject to any resale limitations under the
                                 ---
1933 and 1934 Securities Acts, their rules and regulations ("Unrestricted Securities" or "Free Trading Stock"). As of February 18, 1998, the amount of Unrestricted Securities according to the books and records of the Stock Transfer Agent approximated 17 million shares, including less than 1 million shares held by the Sers Group.

     Class  8  -  Common  Stock  held  by  Sers  Group

          This Class consists of the Common Stock (including both Restricted and Unrestricted Securities) held by the Sers Group as of the Petition Date (estimated at 30 million shares) together with any or all other Common Stock subsequently acquired by any such member or Affiliate of the Sers Group.

     Class  9  -  Common  Stock  Issued  as  a  Sales  Commission

          This Class consists of the Common Stock acquired by or issued to any person acting in a direct or indirect capacity of selling or reselling Common Stock of Trinity or a member of the Sers Group from January 1, 1995 to present. The number of such Shareholders is relatively limited, estimated by the Shareholders' Committee at between 5 and 15 Holders.

     Class  10  -  Certain  Insiders

          This Class consists of former officers and employees of Trinity Gas Corporation (other than the Sers Group) who acquired grants, stock options, or year-end bonus distributions of Common Stock of Trinity Gas Corporation including, but not limited to, Jody Day, Richard Guillemin, Juanda Harrell, and William Ruth. The number of Shareholders in this Class is limited, estimated by the Shareholders' Committee at four or five.

     Capital  Formation  Through  New  Investor  Group
          As part of the Reorganized Company's capital financing strategy, the New Investor Group being organized by proposed new management of the Reorganized Company would have the right to purchase an amount of New Common Stock equal to the amount represented by the Rights Offering and/or exercise any Rights not exercised timely by shareholders for an additional period as determined by the Board of Directors beyond the Rights Expiration Date and at a price determined by the New Board of Directors, but not less than 25 per share. New Management has contacted certain third party investors who have expressed interest in providing capital to the Reorganized Company by becoming part of the New Investor Group.

2.                    TREATMENT  OF  CLAIMS  OF  CREDITORS

          Under the Chapter 11 Plan, no payments or distributions shall be made on account of a Disputed Claim until such Claim becomes an Allowed Claim. As previously stated, the Committee intends to object to and will seek to have disallowed a substantial number of Claims which it believes are not owed by the Debtor, thus bringing the aggregate number of Allowed Claims to a manageable number which will be paid under the Chapter 11 Plan. The Committee also intends to settle and compromise certain Claims, as set forth in Section V.B. of this Disclosure Statement, including the Claim of Don and Martha Brause, the Claim of Richard Guillemin and the Claim of William Ruth. The source of payments to creditors under the Plan includes, but is not limited to, (1) cash in the Debtor's estate on the Effective Date; (2) any proceeds from recoveries in the Avoidance Actions; (3) proceeds from the sale of estate property; (4) net revenue from the Nova Wells; (5); the Frozen Funds; and (6) capital infusion from third party investors.

          Administrative  Claims

          In accordance with Section 1129(a)(9) of the Bankruptcy Code, on the Effective Date of the Plan, each holder of an Allowed Administrative Claim shall receive, in full satisfaction of such Claim, cash equal to the Allowed amount of such Claim, unless such holder and the Committee shall have agreed to different treatment of such Claim. The Shareholders Committee is hopeful at arriving at an agreement with the Trustee's Counsel and Committee's Counsel will voluntary reduce their fees and agree to be paid a percentage of the amount owed to each by the Bankruptcy Court on the Effective Date or date of allowance of such fee with the remainder to be paid out of the first proceeds received from the Avoidance Actions. The other Administrative Claims, once Allowed, will be paid in full. The first net proceeds of the Avoidance Actions will be dedicated to pay any outstanding amounts of Allowed Administrative Claims not otherwise paid or funded by the Effective Date and then used to pay Class 4 Allowed General Unsecured Claims. No Administrative Claims shall be paid unless such Claim has been determined by the Court to satisfy the requirements under Sections 503(a) and 507 of the Bankruptcy Code.

          Tax  Claims

          The Allowed Claims of governmental units for taxes entitled to priority status under Section 508(a)(8) of the Bankruptcy Code shall be paid at the sole option of the Shareholders' Committee (a) the sole amount of their Allowed Claim(s) in equal semi-annual deferred cash payments over a period not exceeding six (6) years after the date of assessment of such Allowed Claim of a value, as of the Effective Date of the Plan, equal to the amount of each such Allowed Claim, or (b) the full amount of each such Allowed Claim, without interest in cash, within thirty (30) days of the Effective Date, or, if later, allowance of such Claim by Final Order, or (c) upon such other terms as may be agreed upon by the holder of each such Allowed Claim and the Reorganized Company or the Shareholders' Committee. (9)

     Class  1:  Allowed  Priority  Claims.
          The  Class  1  Allowed  Claims  are  entitled to priority status under section 507 of the Bankruptcy Code and shall be paid within thirty (30) days after the Effective Date or, if later, the date of a Final Order allowing such Claim.

     Class  2:  Allowed  Secured  Creditors.

          The Holders of Allowed Secured Claims will receive in full and final satisfaction of their Claims, at the option of the Shareholders' Committee, the following treatment:

     (a) conveyance or abandonment of the collateral, which secures each such Claim to such Secured Creditor on the Effective Date or within fifteen
          (15) days thereafter;

     (b) payment of such Secured Claim in accordance with the terms and provisions of the documents pertaining thereto or, if more, then paid in full in annual installments equal to the net cash flow attributable to the collateral which secures the Claim commencing on the first anniversary of the Effective Date, with final payment of all then-remaining amounts on the tenth anniversary of the Effective Date, with simple interest from the later of the Effective Date and the date such Claim is Allowed at the rate in effect under 26 U.S.C. 6621(b)(3) on the Confirmation Date unless the Bankruptcy Court determines that a different rate of interest should apply; or;

     (c)  such  other  treatment  as  the   Shareholders'   Committee  and  such
          Creditor(s) shall agree to, subject to approval by the Bankruptcy Court, after notice and hearing; or

     (d) notwithstanding any contractual provision or applicable laws that entitle the Holder of a Secured Claim to demand or receive accelerated payment after the occurrence of a default, the legal, equitable and contractual rights to which the Claim entitles the Holder thereof will be left unaltered and unimpaired. If applicable any defaults that occurred before or after the Petition Date, other than defaults of the kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured on the Effective Date or as soon thereafter as is practicable; the maturity of such Claim shall be reinstated as it existed before such default; and the Holder of such Claim shall be compensated for any damages incurred as a result of its reasonable reliance on such contractual provision or applicable law. In the alternative, at the option of the Shareholders' Committee or the Reorganized Company, as the case may be, any Allowed Secured Claim may be satisfied in cash on the later of the Effective Date and the date such Claim is Allowed, or as soon thereafter as is practicable, in an amount equal to the Allowed Claim, provided that the aggregate amount of all such Secured Claims which the Shareholders' Committee or the Reorganized Company elect to satisfy in such manner shall not exceed $5,000 without the consent of Shareholders' Committee.

---------------

     (9) With respect to the claim filed June 22, 1998 by the Internal Revenue Service in the amount of $3,286,480.60, the Committee has objected to such claim and is seeking to have such claim disallowed.

     Class  3:  Allowed  Convenience  Creditors.

          Each Holder of an Allowed General Unsecured Claim in the amount of $500 or less or, if the amount of any such Allowed Claim is greater than $500, but the Holder agrees to reduce its Allowed Unsecured Claim to an amount equal to $500, such Claim shall be paid cash in an amount equal to 95% of such Claim within thirty (30) days after the Effective Date.

     Class  4:  Allowed  General  Unsecured  Claims.

          The Holders of Allowed General Unsecured Claims shall be satisfied by either (a) being paid in full by the Reorganized Company within two (2) years in four semi-annual payments of principal, plus accrued interest at the rate of seven and one-half percent (7.5%) per annum, or at a different rate as determined by the Court with the initial such payment due on the sixth month anniversary of the Effective Date or, if any such Claim has been objected to, then six months from the date on which such Claim is determined by Final Order to be an Allowed General Unsecured Claim or (b) will receive shares of New Common Stock, in an amount that when multiplied by the average stock trading price for the immediately ten (10) days preceding days as equals the dollar Amount of each such Allowed Claim. Holders of General Unsecured Claims should indicate their preference as to this treatment on the ballot for voting on the Plan. With respect to those Class 4 Allowed creditors accepting the deferred payment, the net proceeds of recovery from the Avoidance Actions and the Shareholders Derivative Action shall, after payment of any outstanding Allowed Administrative or Allowed Priority Claims be dedicated to retire the Allowed Class 4 Claims that select the 100% payment treatment under the Plan. The Reorganized Company further agrees that, if necessary, to timely pay such Allowed Class 4 Unsecured Claims in full, the Wyoming Properties, the Colorado Properties, and all other assets belonging to Nova Energy, Inc., will, if necessary, be sold in whole or in part to accomplish the timely payment to such claimants. The Reorganized Company also agrees not to dispose of or encumber any such properties prior to the payment in full of the Allowed Class 4 Unsecured Creditor Claims in accordance with this Section 3.6.

     Class  5:  Creditors  Holding  Claims  Owed  by  Third  Parties:

          Each Creditor within this Class of Claims, if determined to have an Allowed Claim, will receive immediately on the later of (i) the date such claim is determined to be an Allowed Claim or (ii) the date set forth in the Plan for issuance of New Common Stock shares of New Common Stock in full and final satisfaction of all its Claims against the Debtor, in an amount that when multiplied by the average stock trading price for the ten (10) days preceding days as equals the dollar Amount of each such Allowed Claim.

3.                    TREATMENT  OF  SHAREHOLDERS

          The Plan contemplates a mechanism whereby Shareholders in Classes 6 and 7 may elect one of two options for treatment of their interests/holdings of Common Stock. The Bankruptcy Code refers to such equity holdings as "Interest". The purpose of the option mechanism is to provide Shareholders a choice in deciding whether they desire to participate in the reorganization process and the opportunities offered by new management or whether they prefer limited compensatory relief for claimed injury to their interests occurring prepetition resulting from the acts and omissions of the Debtor's former President Sidney W. Sers. The two options for treatment of Shareholder interests are described below. In addition, the Plan contemplates certain release and assignment provisions that are more fully discuss in Section V.B.3 and Section VII.B. of this Disclosure Statement.

          (a)     Shareholders  Voting  on  the  Plan.
                  -----------------------------------

               (i)     Equity  Option
                       --------------

          Shareholders in Classes 6 and 7 may choose one of two options ("Plan Options"): an Equity Option and Cash Out Option. The Equity Option generally
                --------------     ---------------       -------------
provides the Shareholders holding Allowed Interests to exchange their Common Stock for (i) an equal amount of New Common Stock to be issued by the Reorganized Company and (ii) an equal amount of rights to purchase additional Common Stock at $.25 per share. In selecting this option, each such Shareholder should regard the decision as being an investment in the Reorganized Company, with the understanding that their Pro Rata Share of the Frozen Funds, if any, will be made available to the Reorganized Company for use in the ordinary course of its future business (the "Equity Option").

          Through each of the last four months and up to July 13, 1998, the average price of Trinity common stock calculated by averaging each day's trading price range was 22 per share in June; 27 per share in May; and 25 per share in April. With an estimated 60 million shares outstanding (excluding the shares of the Sers Group), the resulting market capitalization of Trinity's stock totals approximately $15 million. That amount far exceeds the value of the Frozen Funds (estimated at $3.5 million) and the relatively small value of shareholder litigation rights being transferred in exchange for New Common Stock and Rights Offering of a clean company, with new management in the form of the Reorganized Company. Thus, the Committee believes the applicable exemption from registration for the issuance and resale of such securities under Section 5 of the 1933 Securities Act is permitted by Section 1145(a) of the Bankruptcy Code. See No Action Letter issued to Bennett Petroleum Corp. in connection with
       ---                            -----------------------
its Chapter 11 Plan of Reorganization, 1983 WL 28907. Notwithstanding, the Committee or, if applicable, the Reorganized Company will request a no-action letter from the SEC determine that the issuance and resale of New Common Stock and Rights provided in the Plan is exempt from registration from Section 5 of the 1933 Securities Act. If the SEC denies that request in its response the Committee, or if applicable, the Reorganized Company will either file a registration statement with the SEC, seek an alternative exemption from the SEC or file other papers with the SEC seeking the same result before issuing such securities.

               (ii)     Cash  Out  Option
                        -----------------

          The  second option, the Cash Out Option, provides for potential future
               ------             ---------------
cash distributions to Shareholders with Allowed Interests in Classes 6 and 7 who select this option. Under this Cash Out Option, each such electing Shareholder will receive its Pro Rata Share of (a) the Frozen Funds, if any, from the SEC Enforcement Action and (b) any residual funds that may be available based upon the Company's Liquidation Value calculated as if all Allowed Claims of creditors are deemed paid in full with interest. The Cash Out Option is non-transferable and may not be assigned; only Shareholders in Classes 6 and 7 holding Common Stock as of the Record Date may exercise the Cash Out Option.

          As to each of Classes 6 and 7, the Shareholders' selection of either Plan Option will be implemented on a Shareholder by Shareholder basis. There are no restrictions on the amount and number of Shareholders that may select either the Equity Option or the Liquidation Cash Out Option.

          If the Plan is not confirmed and the Debtor is liquidated under Chapter 7, the Shareholders would retain claims against the Frozen Funds, assuming the SEC is ultimately successful in the SEC Enforcement Action. Unless a settlement is reached between the SEC and the Trustee, the Trustee or Reorganized Company would also have claims against the Frozen Funds.

          In order to eliminate as many litigation claims and matters against the Reorganized Company as possible; provide the Reorganized Company with the best mechanism for recovering funds from the Sers Group that the SEC believes rightfully belongs to the Shareholders and/or the Company; and to provide new management and the new board of directors with as "clean a company" as possible, each Class 6 and 7 Shareholder who votes to accept the Plan is deemed, in exchange for receiving their rights and benefits under the Equity Option and Cash Out Options to: (I) ASSIGN TO THE REORGANIZED COMPANY ANY AND ALL SUCH SHAREHOLDER'S RIGHTS, CAUSES OF ACTION, INTERESTS IN OR CLAIMS TO OR AGAINST THE FROZEN FUNDS, THE AVOIDANCE ACTIONS, SHAREHOLDERS' DERIVATIVE ACTIONS, SEC ENFORCEMENT ACTION AND MISCELLANEOUS ACTIONS TOGETHER WITH ALL THEORIES AND PROCEEDS OF RECOVERY, JUDGMENT OR SETTLEMENT, INCLUDING THOSE RELATING SPECIFICALLY TO THE PURCHASE AND SALE OF COMMON STOCK, FOR NEGLIGENCE, MALFEASANCE, MISFEASANCE, ACTUAL OR CONSTRUCTIVE FRAUD AND SIMILAR SUCH ACTIONS OF THE DEBTOR, ITS AFFILIATES, SUCCESSORS, PREDECESSORS, ASSIGNS, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES, ATTORNEYS AND OTHER PROFESSIONALS FOR THE PERIOD JANUARY 1, 1993 TO THE EFFECTIVE DATE; AND (II) ANY AND ALL RIGHTS, CLAIMS AND/OR CAUSES OF ACTIONS AGAINST THE DEBTOR'S FORMER AGENTS AND PROFESSIONALS, THE SERS GROUP MEMBERS (AS DEFINED IN CLASS 8 OF ARTICLE IV OF THE PLAN); CERTAIN INSIDERS OF THE DEBTOR (AS DEFINED IN CLASS 10 OF ARTICLE IV OF THE PLAN); AND COMMISSION HOLDERS (AS DEFINED IN CLASS 9 OF ARTICLE IV OF THE
PLAN) AND AS A RESULT OF SUCH ASSIGNMENTS SPECIFICALLY AUTHORIZE THE REORGANIZED COMPANY TO PROSECUTE, OR, IF APPROPRIATE, SETTLE OR OTHERWISE DISPOSE OF SUCH RIGHTS, CLAIMS AND CAUSES OF ACTION, ON THEIR BEHALF FOR THE EXCLUSIVE BENEFIT
OF  THE  REORGANIZED  COMPANY  PURSUANT  TO  THE  PROVISIONS  OF  THE  PLAN.

          ON THE BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN, SHAREHOLDERS WILL HAVE THE OPPORTUNITY TO ELECT WHETHER TO ASSIGN THEIR RIGHTS REFERENCED HEREIN. THE FAILURE TO MAKE AN ELECTION WILL RESULT IN THE ASSIGNMENT OF SUCH RIGHTS TO THE REORGANIZED COMPANY.

          The ballot for voting on the Plan provides in it the right of Shareholders to elect to retain their personal causes of action against non-Debtor entities or persons and not have the Reorganized Company pursue them on their behalf.

          (b)     Shareholders  Trust.
                  --------------------

          The Shareholders Trust will be responsible for enforcing the rights of Shareholders who select the Cash Out Option until the Frozen Funds are either received by the Disbursing Agent or determined by Final Judgment to be the rightful property of a member of the Sers Group. The Shareholders' Trust will operate under and be governed in accordance with a Shareholders' Trust Agreement which will be prepared by the Shareholders' Committee and the Trustee and filed with the Bankruptcy Court within five (5) days of the Confirmation Hearing. Mr. Seals will also act as the Trustee of the Shareholders' Trust. Upon release of the Frozen Funds, Mr. Seals in his capacity as Disbursing Agent, will account to the Shareholders' Trust, the Reorganized Company and to those Shareholders having selected the Cash Out Option for all cash received and disbursed by the Disbursing Agent. In the event Mr. Seals ceases for any reason to act as the Disbursing Agent, the Reorganized Company will act as the Disbursing Agent and Trustee of the Shareholders' Trust.


          (c)     Shareholders  Voting  Against  the  Plan
                  ----------------------------------------

          Shareholders voting against the Plan will nevertheless be entitled to select between the Equity Option and the Cash Out Option.

          (d)     Record  Date  Controls  Determination  of  Shareholder  Rights
                  --------------------------------------------------------------

          Determination of what Shareholders and the amount of Common Stock entitled to vote with respect to the Plan and receive the New Common Stock and Class 6 and 7 Rights for those Shareholders selecting the Equity Option and the dividend rights for those Shareholders selecting the Cash Out Options offered in Class 6 and 7 will be made as of the Record Date which, according to the Plan, is July 20, 1998.

          (e)     Treatment  of Shareholders Who Fail to Vote on the Plan or Who
                  --------------------------------------------------------------
                  Vote  but  Fail  to  Select  an Option; Second Opportunity to
                  --------------------------------------------------------------
                  Select Plan Option
                  ------------------

          If the Plan is confirmed, then the Holders of Allowed Interests or Common Stock who (i) fail to vote with respect to the Plan or (ii) voted on the Plan but did not select a Plan Option prior to the voting deadline set by the Court, will receive a written communication from the Reorganized Company that will allow each Shareholder an additional 15 days from the date of the mailing of such communication to select either the Equity Option or the Cash Out Option (which 15 day period will not, however, delay the occurrence of the Effective
Date). Upon the expiration of the 15-day period, anyone receiving the written communication who fails to select a Plan Option will be deemed to have selected the Equity Option and will receive their Pro Rata Share of New Common Stock and Rights as provided for in the Equity Option.

          (f)     Bar  Date  for  Shareholders  Filing  Proofs  of  Interest
                  ----------------------------------------------------------

          Shareholders either (a) listed on the Stock Transfer Agents' books and records; (b) listed with Cede & Co., stock brokerage firms, banks and similar nominee holding companies of record for stock held in street name; and (c) those
                                                                           -----
Shareholders  who have cast a ballot on the Planwill be automatically recognized
------------------------------------------------
as  having  filed  a  Proof  of  Interest.

          IN ACCORDANCE WITH BANKRUPTCY RULE 3003, THE PLAN ESTABLISHES THE CONFIRMATION DATE AS THE LAST DATE FOR SHAREHOLDERS FILING A PROOF OF INTEREST IN THIS CASE, OR INFORMING THE EQUITY COMMITTEE OF THEIR HOLDINGS OF COMMON STOCK. SHAREHOLDERS WHO HAVE PREVIOUSLY COMMUNICATED THEIR SHAREHOLDINGS TO THE EQUITY COMMITTEE ON THE FORMS PROVIDED BY THE EQUITY COMMITTEE, ARE RECOGNIZED ON THE BOOKS AND RECORDS OF THE DEBTOR'S STOCK TRANSFER AGENT, LISTED WITH CEDE & COMPANY, RECOGNIZED STOCK BROKERAGE FIRMS, BANKS AND SIMILAR QUALIFIED NOMINEE HOLDING COMPANIES OF RECORD FOR STOCK HELD IN STREET NAME AS OF THE RECORD DATE ("NOMINEE HOLDERS") WILL HAVE SATISFIED THE REQUIREMENT FOR FILING A PROOF OF INTEREST. SHAREHOLDERS WHO ARE NOT RECOGNIZED ON THE BOOKS AND RECORDS OF NOMINEE HOLDERS AS BEING HOLDERS OF COMMON STOCK ON THE RECORD DATE AND WHO FILE A PROOF OF INTEREST WITH THE COURT OR SEND IN THEIR FORM TO THE EQUITY COMMITTEE AFTER THE CONFIRMATION DATE WILL BE BARRED FROM PARTICIPATING IN THE RIGHTS OF
-----
CLASSES  6-10  IN  THE  PLAN.

          Class  6:  Allowed  Interests  Constituting  Restricted  Securities:
          Option  A,  Equity  Option:
          --------------------------

          On the ballot for voting on the Plan, the Holders of Allowed Interests of Restricted Securities who select or are deemed to have selected the Equity Option shall receive in full and final satisfaction of their Claims, rights, title and interest in and to outstanding shares of Common Stock and any Claims against the Debtor, Frozen Funds, Certain Insiders and Commission Holders one share of (i) New Common Stock and (ii) one Class 6 Right under the Rights Offering to be issued and distributed by the Reorganized Company within 90 days after the SEC Approval Date (as defined in Section 1.65 of the Plan) in exchange for each Share of Common Stock.

          Class  6:  Allowed  Interests  Constituting  Restricted  Securities:
     Option  B,  Cash  Out  Option:
     -----------------------------

          On the ballot for voting on the Plan, the Holders of Allowed Interests of Restricted Securities who select the Cash Out Option shall receive from either the Shareholders Trust or the Disbursing Agent their pro rata share of both the Frozen Funds, if any, and the Company's Liquidation Value as determined by Final Order of the Bankruptcy Court. The Disbursing Agent will account to the SEC, the Reorganized Company and the Shareholders who selected the Cash Out Option within sixty (60) days of receipt of the Frozen Funds of the receipt and distributions thereof. Shareholders who select this Cash Out Option are not entitled to receive any New Common Stock or Rights.

          Class  7:  Allowed  Free  Trading  Common  Stock
Option  A:  Equity  Option:
--------------------------

          On the ballot for voting on the Plan, the Holders of Allowed Interests of Unrestricted Securities or Free Trading Common Stock who select or are deemed to have selected the Equity Option shall receive in full and final satisfaction of their claims, rights, title and interest in and to outstanding shares of Common Stock and any Claims against the Debtor, the Frozen Funds, Certain Insiders and Commission Holders one share of (i) New Common Stock and (ii) one Class 7 Right under the Rights Offering to be issued and distributed by the Reorganized Company within 90 days after the SEC Approval Date in exchange for each Share of Common Stock.

          Class  7:  Allowed  Free  Trading  Common  Stock
          Option  B:  Cash  Out  Option:
          -----------------------------

          On the ballot for voting on the Plan, the Holders of Allowed Interests of Free Trading Common Stock or Unrestricted Securities who select the Cash Out Option will receive from either the Shareholders Trust or the Disbursing Agent their pro rata share of both the Frozen Funds, if any, and the Company's Liquidation Value as determined by Final Order of the Bankruptcy Court. The Disbursing Agent will account to the SEC, the Reorganized Company and the Shareholders who selected the Cash Out Option within sixty (60) days of receipt of any Frozen Funds of such receipt amount(s) and distributions thereof. Shareholders who select this Cash Out Option are not entitled to receive any New Common Stock or Rights.

          Class  8:  Common  Stock  Held  by  the  Sers  Group:

          Unless a settlement is achieved by the Shareholders' Committee or Reorganized Company with the Sers Group on terms acceptable to the Shareholders' Committee, and approved by the Bankruptcy Court or other Court having jurisdiction over such disputes, after notice and an opportunity for hearing, the Common Stock held by the Sers Group will be cancelled automatically thirty (30) days after the Effective Date unless extended by the Reorganized Company in writing or unless a settlement is previously reached between the Sers Group and the Reorganized Company. Unless a settlement is reached with the Sers Group as provided above, the Holders of shares of Common Stock by the Sers Group will be cancelled and they will receive nothing under the Plan.

          Class  9:  Common  Stock  Issued  as  Sales  Commission:

          This class of Holders of Common Stock acquired as a result of direct or indirect efforts to sell or resell Common Stock obtained from Trinity Gas Corporation or the Sers Group from January 1, 1995 to the present ("Commission Holders") shall select either: Settlement Option (A), in which event such
                                   -----------------------
Holders will automatically be determined to hold Allowed Interests and shall receive New Common Stock equal to 15% of their holdings in Common Stock; or Litigation Option (B), in which case their holdings will be disputed. If a
    -------------------
determination is made by Final Order of the Bankruptcy Court that any Interest Holder in Class 9 is an Allowed Interest, they will receive a corresponding amount of New Common Stock equal to the amount of their judicially determined Common Stock holdings. If on the ballot for voting on the Committee's Plan, a Class 9 Holder selects Litigation Option B Treatment, the Reorganized Company reserves all rights to pursue causes of action against such Holder on all legal theories and causes of action available to the Debtor. In the event a Class 9 Shareholder selects the treatment provided by Settlement Option A, the Debtor and Holders of Common Stock voting to accept the Plan will be deemed to have released all Claims it or they may have or be capable of asserting against such Class 9 Shareholders on the thirtieth (30) day after the Effective Date. As part of the Plan, each Class 9 Holder of Common Stock having selected the Settlement Option shall be deemed to have assigned to the Reorganized Company any and all rights, claims, title and interest in any recovery such Class 9
Interest Holder may have or be able to assert against the Frozen Funds, the Debtor, Certain Insiders, the Sers Group and in the Miscellaneous Actions, Avoidance Actions, SEC Enforcement Action and Stockholder Derivative Action.
          Class  10:  Common  Stock  Held  by  Certain  Insiders:

          This class of Certain Insiders determined to be Holders of Allowed Interests shall select either: Settlement Option (A) in which event they will
                                  ---------------------
automatically  be  determined  to  hold  Allowed Interests and shall receive New
Common  Stock  equal  to  15%  of  their holdings in Common Stock; or Litigation
                                                                      ----------
Option  (B), in which event their holdings will be disputed.  If a determination
-----------
is made by Final Order of the Bankruptcy Court that any Interest Holder in Class 10 is an Allowed Interest, they will receive a corresponding amount of New Common Stock equal to the amount of their judicially determined Common Stock holdings. If on the ballot for voting on the Committee's Plan, a Class 10 Holder selects Litigation Option B Treatment, the Reorganized Company reserves all rights to pursue causes of action against such Holder on all legal theories and causes of action available to the Debtor. In the event a Class 10 Shareholder selects the treatment provided by Settlement Option A, the Debtor and Holders of Common Stock voting to accept the Plan will be deemed to have released all Claims it or they may have or be capable of asserting against such Class 10 Shareholders on the thirtieth (30th) day after the Effective Date. As part of the Plan, each Class 10 Holder of Common Stock having selected the Settlement Option shall be deemed to have assigned to the Reorganized Company any and all rights, claims, title and interest in any recovery such Class 10 Interest Holder it may have or be able to assert against the Frozen Funds, Commission Holders, Sers Group and the Debtor and in the Miscellaneous Actions, Avoidance Actions, SEC Enforcement Action, and Shareholders' Derivative Action. Additionally, each Class 10 Holder agrees to release any claims or filed proofs of claim against the Debtor.

B.     OTHER  PLAN  PROVISIONS
       -----------------------

          1.     IMPLEMENTATION  OF  BUSINESS  PLAN
          With assistance and input from various parties and sources including but not limited to members of the Committee, members of the proposed new Board of Directors and Advisory Board, the Chapter 11 Trustee, and others, a business plan has been developed that will be implemented by the Reorganized Company. An overview and discussion of the Business Plan is contained in Section VII of this Disclosure Statement.

          2.     REDUCTION  OF  CLAIMS  AND  INTERESTS

          A central component of the Plan includes implementation of a process to reduce the aggregate of claims against the estate and interests which the Committee asserts were acquired improperly. The claims reduction process involves a combination of claims settlement and claims objections. For example, as outlined below, the Committee has reached a settlement with Don and Martha Brause of their $4.1 million claim. The Trustee has settled the claim of Fomby Compressor, thus reducing the Fomby's claim by approximately $8,000. The Committee also intends to settle the reimbursement claims of William Ruth ($55,000) and Richard Guillemin ($55,000) in return for recognition of 15% of their stock in accordance with the treatment provided to Class 10 Interests.

          Disputed Claims may be disallowed or reduced on account of being late filed claims, overstated claims, claims owed by third parties; previously satisfied claims; and claims subject to reduction or elimination by offsets. Objections have been filed against the following claims, among others: the Internal Revenue Service ($3.2 million); Marlin Colombia Drilling, Inc. ($681,077); Trinicol ($1.6 million); Thompson Walker ($34,605); Business Wire ($10,170); GMAC ($21,948); Exploration Technologies ($15,753); Max Chapman
($17,100);  Auro  Kornkven  ($93,600);  E.W.  Kornkven  ($31,200);  William  M.
Shaughnessy ($137,863); Gold Star Land & Livestock ($31,200); Greg Franklin ($38,625); Phoenix Home Life Mutual ($20,000); Debbie Payne ($9,500); Scriven Taylor ($11,916); Sidney Sers ($8,000); and miscellaneous claims ($20,000). Disallowance or substantial reduction of the foregoing claims will result in a greater return to Holders of Allowable Claims. The Committee also intends that Disputed Claims to which the Committee has filed objections will not vote on the Plan unless such Holder of a Disputed Claim is temporarily allowed for purposes of Plan voting pursuant to Bankruptcy Rule 3018(a). Finally, the Committee intends to seek to have disallowed certain Disputed Interests, including, but not limited to, those of the Sers Group by filing an objection to such interests.

          3.     SETTLEMENT  WITH  MR.  AND  MS.  DON  BRAUSE

          Mr. Don Brause has filed a proof of claim for prepetition wages in the amount of $42,000.00 and $4,122,000.00 for alleged damages arising from his purchase of Trinity Common Stock. The Shareholders' Committee has settled Mr. Brause's claim (and that of his wife) in principle by recognizing 1,500,000 shares of his and her stock as unrestricted securities within 90 days of the SEC Approval Date that will be exchanged for a like number of shares of New Common Stock. In return, Mr. Brause will withdraw his proof of claim and execute a release of and assign any prepetition and postpetition claims he may have against the Debtor.

          4.     RESTRICTIONS  ON  TRANSFER  OF  NEW  COMMON  STOCK

          The Shareholders' Committee relies on Section 1145 of the Bankruptcy Code to exempt from registration, (i) the issuance of New Common Stock under the Securities Act of 1933, as amended, and any similar provisions of applicable state law and (ii) that all of such securities will be freely transferable without further registration, (except by a Person deemed to be an "underwriter" under the 1933 and 1934 Securities Act). Prior to issuing New Common Stock and the Rights, the Shareholders Committee or if then applicable, the Reorganized Company will seek a No Action Letter from the SEC for a determination, among other things that the issuance and resale of such securities under the Plan is exempt from registration under Section 5 of the 1933 Securities Act. If the SEC denies such no-action letter request the Shareholders' Committee or, if then applicable, the Reorganized Company will either file a registration statement, seek to obtain an exemption from the application of Section 5 of the 1933 Securities Act, or submit other appropriate filings or undertake other actions with the SEC to accomplish this result, or seek a judicial determination that
Section  1145  correctly  acts  as  an  exemption  from  such  registration.

          5.     RELEASE  OF  FROZEN  FUNDS

          A component of the Committee's Plan is the release of the approximately $3 million in Frozen Funds held in the registry of the United States District Court in Fort Worth. Upon entry of an order authorizing the release of the Frozen Funds, such funds shall be released to a Disbursing Agent, who will distribute the funds within thirty (30) days of receipt of such funds in accordance with the terms and provisions in the Plan. Except for that portion of the Frozen Funds distributed to Shareholders under the Cash Option Provisions more fully set forth in Article IV of the Plan and Section V.A. of the Disclosure Statement, the balance of the approximately $3 million will be used by the Reorganized Company to capitalize existing oil and gas operations, fund new business opportunities, fund certain operating expenses, and generally facilitate to successful reorganization of the Company in accordance with the Debtor's Business Plan. It should be noted, however, that there is no guarantee the Frozen Funds will actually be released. Moreover, the timing for the release of Frozen Funds is also indeterminate because it is difficult to predict if and when the SEC will prevail in litigation, which is a prerequisite to release of the $3 million. In addition to the SEC and Chapter 11 Trustee, claims to the Frozen Funds are also being made by the Defendant members of the Sers Group, including Timothy Sers. Nevertheless, the Committee believes that success or funding of the Plan is not dependent on the availability of the Frozen Funds because of proposed new management's ability to attract financing from third party investor groups and the likely success of the Rights Offering in the Plan.

          6.     ASSIGNMENT  AND  RETENTION  OF  CLAIMS  AND  CAUSES  OF  ACTION

          (a)     Assignment of Personal Causes of action by Common Stockholders
                  --------------------------------------------------------------

          In conjunction with the Plan provisions governing the treatment of Holders of securities in Classes 6 and 7, the Committee's Plan provides that equity holders in Classes 6 and 7 and all other holders of equity interests in Classes 9 and 10 shall assign to the Reorganized Company all Rights, Claims and Causes of Action in favor of the Reorganized Company against the Debtor and its subsidiary, Trincol, the Class 9 Interests and the Debtor's former officers and directors covered by Class 10, whether such Claims are known or unknown, and including those based in whole or in part on any act, omission or other event or occurrence arising from the sale or issuance of Debtor's securities whether such cause of action arises pursuant to federal statute or state law. Such assignment shall become effective without further order of the Bankruptcy Court and without further act on the part of such holder on the Effective Date.
Furthermore, all equity holders shall be deemed to have assigned any such individual Claims or potential causes of action referenced herein to the Reorganized Company upon the Effective Date without further notice of the Court and without further act of such holder or the Reorganized Company. The Reorganized Company shall retain and may assert on their behalf and at its discretion such assigned Claims of Shareholders for the sole benefit of the Reorganized Company unless a Shareholder elects to retain such causes of action on the Ballot.

          (b)     Debtor's  Retention  of  Cause of Action Against Robert Yeager
                  --------------------------------------------------------------
and  Sheinfeld,  Maley  &  Kay
  ----------------------------

          The Debtor's claims and clauses of action against its former securities counsel, the law firm of Sheinfeld, Maley & Kay ("Sheinfeld") and Robert Yeager ("Yeager"), will be preserved should the Reorganized Company decide to assert such claims. The Debtor's potential claims against Sheinfeld and/or Yeager include, but are not limited to, claims for legal malpractice arising in connection with Sheinfeld's and Yeager's representation of the Debtor with respect to securities issues. Specifically, Sheinfeld and/or Yeager may have failed to provide proper legal advice concerning Samson Robbins October 6, 1996 resignation letter and the adverse effects of failing to release that letter into the public domain. Sheinfeld and/or Yeager may have also failed to properly advise the Debtor regarding the use of unlicensed brokers to sell securities in violation of federal and state securities laws and regulations.

          7.     NEW  BOARD  OF  DIRECTORS

          (a) From and after the Effective Date, the Board of Directors of the Debtor shall consist of five (5) voting members, all of whom are nominated by the Shareholders' Committee. In addition to the nomination of a new Board of Directors, the Reorganized Company will also have an Advisory Board as more fully set forth in paragraph 8 below. The Committee's Plan contemplates that existing directors, William Ruth and Scriven Taylor, will be replaced. In the event all voting members of the Board of Directors resign following confirmation of the Plan, the Advisory Board shall have the right to nominate a slate of directors for consideration by the Shareholders of the Reorganized Company. The Bylaws of the Debtor will be amended to be consistent with these provisions.

          (b) The new Chairman of the Board and CEO of the Reorganized Company shall be Thomas C. O'Dell. Mr. Michael Wallace will also serve the Reorganized Company as its new president and COO. Other board members of the Reorganized Company will include Dennis Hedke, Michael L. Wallace, Art Teichgraeber, and Dr. Bruce Reichert. A brief synopsis of the qualifications and experience of each Board member is included:

     Mr. THOMAS C. O'DELL has more than twenty-five years of petroleum industry experience focused at the senior executive level. In 1993, he retired from Conoco, Inc. as a corporate Vice President, President of Conoco Overseas Oil Company and Chairman of Du Pont Services, B.V., the corporation's international exploration project financing affiliate. Upon retirement from Conoco, Mr. O'Dell formed the Carlton Energy Group to pursue energy sector investments worldwide. Current initiatives of the companies, in which Mr. O'Dell is Chief Executive Officer, include: the purchase and operation of substantial upstream assets (offers, on behalf of an investor group, have exceeded $500 million); the operation of a joint venture field revitalization project in Kazakhstan; advisory services for two major state-owned petroleum companies; and the development of an organization to manufacture and market an oil spill control device and to place the related pollution liability insurance. Mr. O'Dell holds a Bachelors Degree in Finance from Texas Christian University, a Doctor of Jurisprudence (concentration in oil and gas, property and contract law) from Bates College of Law, University of Houston, and a Masters Degree in Industrial Management from the Massachusetts Institute of Technology, where he was a Sloan Fellow.

Mr. MICHAEL L. WALLACE is an attorney with more than twenty years experience serving as counsel to major corporations in the area of energy transaction, litigation, and regulations. Mr. Wallace has extensive energy transaction and merger experience, and currently is Assistant General Counsel for American Electric Power in Columbus Ohio, where he is legal counsel for the trading and transactions group. In May 1998, Mr. Wallace was appointed to serve on the Executive Board of the Gas Industry Standards Board. From 1993 to 1997, Mr. Wallace served as General Counsel for NorAm Energy Services, Inc. in Houston where he directed, and managed, all legal and regulatory activities of this $3.2 billion, unregulated gas and electric power marketing company. Mr. Wallace's professional background includes: settling disputes while minimizing losses and maximizing recoveries; analyzing pipeline and electric tariffs, including Orders 636, 888 and 889 implementation efforts; supervising outside counsel and managing legal expenses; developing and implementing regulatory strategy and support in federal, state and local arenas; supporting company entities while creating new business ventures; authoring, reviewing, and revising contracts/agreements to minimize liabilities and eliminate legal exposure; and writing corporate policies. Mr. Wallace received his J.D. from the University of Tulsa in 1978 and received a B.S. in Economics and Political Science from MacMurray College in 1975.

Mr. A. C. TEICHGRAEBER has more than twenty years of experience in the oil and gas industry with an emphasis in drilling and exploration operations. Currently, Mr. Teichgraeber is employed as President and Chief Operating Officer of the Drilling Equipment Division of IRI International Corporation (NYSE-IIR), and is responsible for worldwide sales and manufacturing activities. From 1989 to 1997, he was President and Chief Executive Officer of Cardwell International, Ltd., in charge of purchasing technology and licenses to manufacture the complete line of Cardwell drilling, workover and well servicing rigs. From 1984 to 1989, he served as Vice-President of Manufacturing for International Petroleum Services, Inc., where he supervised the manufacture, from fabrication to final assembly, of 35 mobile drilling and well servicing rig division in El Dorado, Kansas, and its subsidiary operation in Canada. Mr. Teichgraeber is also a member of several professional organizations including the Association of Oil Well Servicing Contractors, International Association of Drilling Contractors, and Kansas Independent Oil and Gas Association. Mr. Teichgraeber is a 1978 graduate of Kansas State University, where he received a B.S. in Production Management Engineering Technology.

Mr. DENNIS E. HEDKE has more than twenty years experience as an explorationist with a broad background in oil and gas business. Since 1986, Mr. Hedke has served as a consultant to a variety of regional firms involved in exploration and development work in numerous domestic oil and gas provinces, and international projects. These assignments have included projects in the Middle East, the former Soviet Union, West Coast Africa, and most recently Colombia, South America. Responsibilities in these assignments have included deal structuring and negotiation of terms on behalf of clients, as well as technical data analysis and economic assessment. He has specialized in the development of various facilities incorporating high technology applications in exploration and development, including a 3D seismic analysis environment capable of handling significant regional databases. From 1982 to 1986, Mr. Hedke served as an exploration geologist/geophysicist for EDCO Drilling Co., Inc., where he was responsible for prospect evaluations from external sources in their Kansas-Oklahoma-Nebraska play areas as well as in house prospect generation. In addition, he performed a variety of geological and engineering tasks related to field exploitation. Prior to that time, Mr. Hedke served as a well site supervision consultant to Cities Service Company, and in various capacities with InterAmerican Energy Corporation and the Deltona Corporation. Mr. Hedke is a member of the American Association of Petroleum Geologists, the Society of Exploration Geophysicists, the Kansas Independent Oil and Gas Association, and is the current President of the Kansas Geological Society. He graduated from Kansas State University with a Bachelors Degree in Geophysics and from the University of Virginia School of Engineering with a Masters Degree in Materials Science.

Dr. BRUCE A. REICHERT has over nineteen years of engineering practice, education, technical leadership and project management spanning an extremely diverse range of activities including basic research programs to improve the understanding of physical phenomena, engineering development programs to create new commercial products, experimental facilities, improve instrumentation, measurement and analysis techniques, and large overseas construction programs to build critical military and civilian infrastructure. He is the author of more than 30 technical reports, conference papers and journal articles. Since 1994, Dr. Reichert has been Program Manager, Exploration and Production Products, Input/Output, Inc., Stafford, Texas, one of the world's leading provider of seismic exploration products for oil and gas discovery and development. Dr. Reichert responsibilities include new product development and sustaining engineering of selected land and marine seismic product lines, totaling $120 million+ annual sales. Since 1998, Dr. Reichert has served on the faculty of Kansas State University as Associate Professor, Department of Mechanical Engineering. At Kansas State, he is responsible for teaching undergraduate and graduate courses, obtaining external funding and conducting research, and developing industrial outreach and continuing education programs in a diverse range of mechanical engineering topics. His efforts have primarily focused on fundamental and advanced topics relevant to the oil and gas industry. In particular, he developed new curriculum and research program in natural gas production with an emphasis on gas well performance, gas separation, dehydration, compression, gathering, and main pipeline delivery and engineering economic analysis. From 1989-1994 Dr. Reichert was a Research Engineer, with the Internal Fluid Mechanics Division, NASA Lewis Research Center, in Cleveland Ohio where he was responsible for conducting internal fluid mechanics research. There, his duties included identifying, advocating, planning, and conducting experimental research projects; designing and operating new experimental facilities; designing fabricating and evaluating novel fluid mechanic instruments; writing data acquisition, reduction, display, and analysis software; authorizing technical reports, conference papers and journal articles and preparing and delivering presentations and national and international technical meetings. Dr. Reichert has a B.S. in Mechanical Engineering from the United States Naval Academy; an M.S. in Mechanical Engineering, Minor Applied Mathematics, from Iowa State University; and a Ph.D. in Mechanical Engineering from Iowa State University.

          8.     ADVISORY  BOARD  OF  DIRECTORS

          The Committee has selected Mr. Kenneth Peak, Mr. Charles Canfield, and Mr. Roger Curtis to serve initially as the members of the Advisory Board of Directors. The members of the Advisory Board shall have no voting authority or powers, but will consult with the Board of Directors and management as appropriate. The Advisory Board shall remain duly constituted for a period of one (1) year after the confirmation date. A brief synopsis of the qualifications and experience of each Board member is included:

Mr. KENNETH R. PEAK has over twenty-five years of extensive financial and operating experience in all segments of the oil and gas industry. Mr. Peak currently serves on five Boards: NL Industries, Cellxion Corporation, Cheniere Energy Corporation, Carbon Energy International and Hogan Energy. Since 1990, Mr. Peak has been the President of Peak Enernomics, Inc., a company that provides a variety of energy consulting services and for the last eight years served as a consultant to Enron Corporation. Mr. Peak also has extensive experience and expertise in all aspects of turnaround and capital formation for private independent oil and gas companies. Since 1982, Mr. Peak has served in senior management of several oil and gas companies including: Howard Weil, Inc., (Managing Director and Co-Manager Corporate Finances); Foust Oil Corporation (Vice-President of Finance); Texas International Company (President of wholly owned subsidiary Texas International Petroleum Co.). Mr. Peak received his B.S. Degree in Physics from the University of Miami at Ohio.

Mr. CHARLES L. CANFIELD is the President of Canfield Oil & Gas Corp. and has over thirty years experience in the oil and gas industry. Mr. Canfield currently promotes and structures complex drilling transactions in the Gulf Coast with occasional transactions in West Texas and Oklahoma. Prior to starting C.L. Canfield Oil & Gas Corp., Mr. Canfield was employed by TXO Production Corp. and Texas Oil & Gas Corp. for more than twenty years. From 1981 to May 1988, he served as Executive Vice President of TXO Production Corp., and Senior Vice President of Texas Oil & Gas Corp. TXO Production Corp. is the exploration and production subsidiary of Texas Oil & Gas Corp. In this position, Mr. Canfield was responsible for the exploration, production, and gas marketing business of TXO Production Corp. in the northern half of the United States (Northern Region). The number of wells drilled or participated in by TXO in the Northern Region during this period ranged from 260 to 870 per year. Ten to fifteen percent of the wells drilled were wildcats with the remainder being development wells. From 1976 to 1981, Mr. Canfield served as Vice President, Texas Oil & Gas Corp. and District Manager of the West Texas District, Midland, Texas, where he was responsible for all of the exploration and production activities in the West Texas district which included New Mexico. Mr. Canfield is active in several professional organizations, and has served on the Board of Directors of the Dallas Petroleum Club and the Board of Directors of the North Texas Central Division IPAA. He is a graduate of Southern Methodist University with a Bachelor of Science Degree in Mechanical Engineering and has done graduate coursework at MIT.

Mr. ROGER CURTIS has extensive experience in the field of commercial lending and banking. He has served on the Board of Directors of Mountain Plaza National Bank in Casper, Wyoming, and he has also served as Executive Vice-President and Director of Hilltop National Bank also in Casper, Wyoming. Mr. Curtis has extensive experience in banking management, regulatory reporting, and financial reporting. Mr. Curtis has a B.A. in Accounting from the University of Wyoming and is a graduate of the Colorado School of Banking in Boulder, Colorado.

          9.     MANAGEMENT

          The Chairman and President of Trinity Gas Corporation shall be Mr. T.C. O'Dell, who will serve the Reorganized Company as its Chairman. Other officers of the Reorganized Company will include Mr. Michael L. Wallace as CEO and Mr. Dennis Hedke as its Vice President of Exploration and Development.

          10.     COMPENSATION  OF  DIRECTORS,  OFFICERS,  AND  MANAGEMENT

               (a)     Overall  Objectives:  In order to procure the services of
                       -------------------
Messrs.  O'Dell  and  Wallace,  New  Board  and  Advisory  Board  Members,  the
Reorganized Company has structured the following compensation plan, which includes a combination of salary and non-qualified stock options. The Committee's compensation of O'Dell and Wallace is designed to support the following objectives: (i) to offer compensation opportunities that attract high-quality individuals to the Reorganized Company, motivates them to perform at their highest levels and rewards them for outstanding achievements; (ii) to align compensation for the board of directors with the annual long-term performance of the Reorganized Company; and (iii) to maintain a significant portion of board of directors' total compensation at risk, tied primarily to the creation of stockholder value. The Committee believes that assembling a quality and credible management team with incentives to remain with the Reorganized Company will restore public confidence in the Reorganized Company.

               (b)     O'Dell  and  Wallace  Stock  Option:  The  compensation
                       -----------------------------------
package  for  Messrs.  O'Dell  and Wallace includes the following stock options:

               (i)     Stock  Options  -  The  Reorganized  Company  shall grant
                       --------------
non-qualified stock options to Messrs. O'Dell and Wallace on, or as soon as reasonably practicable after, Effective Date of approximately twenty percent (20%) of the outstanding New Common Stock.

          (A) Mr. O'Dell shall receive a total of 8,700,00 non-qualified options to purchase the Reorganized Company's Common Stock ("New Common Stock"); 2,900,000 of such options shall be exercisable for five years on and after the nine-month anniversary of the Confirmation Date and shall have an exercise price of $.25 per share (such options being called "Nine-Month Vested Options"); the next 2,900,000 of such options shall be exercisable for five years on and after the one-year anniversary of the Confirmation Date and shall have an exercise price of $.75 per share (such options being called "One-Year Vested Options"); and the final 2,900,000 of such options shall be exercisable for five years on and after the two-year anniversary of the Confirmation Date and shall have an exercise price of $1.50 per share (such options being called "Two-Year Vested Options").

          (B) Mr. Wallace shall receive a total of 2,850,000 non-qualified options to purchase the New Common Stock; 950,000 of such options shall be Nine-Month Vested Options; the next 950,000 of such options shall be One-Year Vested Options; and the final 950,000 of such options shall be Two-Year Vested Options.

          (C) All options and their strike price will be adjustable in the event of a recapitalization, stock split or stock combination or exercise of the Rights Offering by Classes 6 and 7.

(c)     Summary  of  Stock  Option  Plan  Provisions:
        --------------------------------------------

          Set forth below are certain features of the Stock Option Plan (the "Stock Option Plan") that will govern the options discussed herein.

          Available Shares

          Based upon an estimated 60 million number of outstanding shares of Common Stock and excluding those shares of the Sers Group ("Outstanding Shares"), the aggregate number of shares of New Common Stock which may be issued under the Stock Option Plan shall equal twenty percent (20%) of the Outstanding Shares of the Reorganized Company and are expected to approximate 11,935,000 shares. Shares issued under the Plan may be either authorized and unissued New Common Stock or New Common Stock held in or acquired for the treasury of the Reorganized Company. Any shares of New Common Stock subject to a stock option that are not issued prior to the expiration of such options will again be available for award under the Stock Option Plan. In the event a settlement is reached with the Sers Group prior to the cancellation of the Class 8 interests, the Reorganized Company may still issue stock under the Stock Option Plan provided the number of shares of New Common Stock to be issued thereunder shall not exceed twenty percent (20%) of the then outstanding shares of the Reorganized Company.

          Administration

          The Stock Option Plan will provide for administration by a committee of non-employee directors selected by the Reorganized Company's Board of Directors (the "Stock Option Committee"). The Stock Option Committee will have broad powers under the Stock Option Plan to, among other things, administer and interpret the Stock Option Plan. In addition, except as set forth below under "Amendment and Termination," the Stock Option Committee also will have the power to modify or waive restrictions or limitations on the exercisability of options and to accelerate and extend existing options.

          Under the Stock Option Plan, the option price upon exercise may, to the extent determined by the Stock Option Committee at or after the time of grant, be paid by a participant in cash, in shares of New Common Stock owned by the participant or by a reduction in the number of shares of New Common Stock issuable upon the exercise of the option. The Stock Option Committee may offer to buy an option previously granted on such terms and conditions as the Stock Option Committee shall establish. Options may, at the discretion of the Committee, provide for "reloads,"whereby a new option is granted for the same number of shares as the number of shares of New Common Stock used by the participant to pay the option price upon exercise or to satisfy tax withholding obligations.

          Unless the Stock Option Committee determines otherwise at the time of grant, the Stock Option Plan will provide that upon termination of employment or directorship by reason of retirement, death or disability or for any reason other than resignation, voluntary termination, or discharge for cause, stock options will become fully vested and generally will be exercisable for two years or until the end of the option term, whichever is shorter. Unless the Stock Option Committee determines otherwise at the time of grant or thereafter, the Plan will provide for immediate termination of stock options in the event of termination of employment for cause by the Reorganized Company or by the voluntary termination by the employee.

          Non-transferability  of  Awards

          A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that with the approval of the Stock Option Committee, the agreement relating to any award (including, without limitation, a stock option) may provide that such award may be transferred to one or more members of the immediate family of or family trust established by the grantee of the award or to a trust for the benefit of such person or as directed under a qualified domestic relations order or, in the case of options otherwise to be granted to Mr. O'Dell may at his option and direction be granted to another employee of the Reorganized Company for exemplary services, as a basis or other reason.

     (d)     Additional  Compensation  Provisions:
             ------------------------------------

          (i)  Board of  Directors  and  Advisory  Board - Within 30 days of the
               -----------------------------------------
               Confirmation Date, board members Hedke and Teichgraeber and advisory board members Ken Peak, Roger Curtis and Charles Canfield, shall receive (i) 65,000 shares of restricted New Common Stock that will become vested and freely tradable upon the one-year anniversary of the Confirmation Date and (ii) 65,000 One-Year Vested Options. Any New Common Stock received from the exercise of such stock options shall be immediately unrestricted and freely tradeable.

          (ii) Compensation  of Michael L. Wallace - Mr.  Wallace will  commence
               -----------------------------------
               employment as President of the Reorganized Company within 30 days after the Confirmation Date under the terms of a three-year employment agreement. Compensation for Wallace shall be set at a rate of $10,000 per month for the first year of such term, $12,500 per month for the second year of such term and $15,000 per month for the third year of such term; provided, however, that Wallace shall, at his option, be entitled to receive New Common Stock in lieu of cash salary in accordance with the following formula:

               Number of Shares of New Common Stock = Cash Salary Foregone / Staged Stock Price where the Staged Stock Price = $.25 for the first 9 months after the Confirmation Date, $.75 for the next three months after the confirmation Date and $1.50 for all time thereafter. The Reorganized Company shall be able to withhold all amounts due in accordance with applicable law in cash from the shares to be distributed. The Reorganized Debtor shall guarantee the initial 12 months or $120,000 of his salary, so long as Wallace is employed by the Reorganized Debtor. As security for payment of Wallace's salary, Wallace shall receive a lien on the Colorado properties to the extent of $120,000. Any monthly salary not paid to Wallace during the first year of his employment (other than by his election) shall accrue interest at the rate of 10% per annum.

          (iii)Benefits   and   Miscellaneous   Expenses   -  As   part  of  the
               -----------------------------------------
               compensation package to Wallace, the Reorganized Company will pay up to $300.00 per month toward health care benefits for Wallace and will reimburse Wallace for the reasonable and necessary relocation expenses incurred in relocating from Columbus, Ohio to Houston, Texas.

          (iv) Employment  Contracts  - The  Reorganized  Debtor  shall  execute
               ---------------------
               three-year employment contracts with O'Dell and Wallace consistent with the employment provisions included herein and in the Plan and Disclosure Statement. Such contracts shall provide for a termination payment from the Reorganized Company to the executive, in the amount of the greater of (i) six months' compensation or (ii) one-third of all compensation payable under the remaining term of the contract, if the executive's employment is terminated for any reason other than cause, death or disability.


          (v)  Conflicts  of Interest  and Rights of First  Refusal - So long as
               ----------------------------------------------------
               Messrs. Wallace and O'Dell are employed by the Reorganized Company, and for six (6) months thereafter they shall offer to the Reorganized Company:

               (i) any and all opportunities, whether actual, potential, direct or indirect to invest in or to participate as a joint venturer, partner, co-owner, acquiror or benefactor, in any oil and gas drilling, exploration, production, acquisition, licensing, financing or such similar arrangement that either individual or their Affiliates becomes aware of or is otherwise or offered available to either individual or their Affiliates from and after the Confirmation Date;

               (ii) not perform services for any person or entity,  own directly or indirectly an Interest in any entity, directly or indirectly competing with the Reorganized Company from and after the Confirmation Date.

          (vi) Compensation  of Dennis Hedke. As  Vice-President  of Exploration
               -----------------------------
               and Development, Mr. Hedke will, subject to Board Approval, be eligible for reasonable compensation for services provided to the Reorganized Company. In order to preserve needed operating capital immediately following Confirmation of the Plan, Mr.
               Hedke's services will likely be limited to part-time work until January 1, 1999. At that time, the Board may decide to elevate this position to full-time status. Negotiation of contract terms, including salary, benefits and any applicable options will be conducted by the Board at that time.

          (vii)Compensation  of Thomas  O'Dell.  Mr. O'Dell will receive no paid
               -------------------------------
               compensation (other than his Stock Options) for his services to the Company for at least one (1) year following the SEC Approval Date.

          11.     PRIVATE  RIGHTS  OFFERING

          (a)     Rights  Offering.

          Assuming the Shareholders' Committee or Reorganized Company has either obtained a No Action Letter, filed an appropriate registration statement or obtained other relief exempting the Debtor's issuance of New Common Stock and Rights Offerings under Section 5 of the 1933 Securities Act, on the commencement of the Rights Exercise Period, and subject to the provisions of Article IX in the Plan each Holder of an Allowed Interest within Class 6 and 7 who selects the Equity Option shall receive for each share of Common Stock a corresponding Class 6 Right or Class 7 Right. Any Class 6 or Class 7 Rights distributed pursuant to
Section 9.1 of the Plan must be exercised in accordance with the provisions herein. Holders of Class 6 and 7 Interests or Shareholders who select the Cash Out Option in Sections 4.3 and 4.4 of the Plan shall not receive any Rights.

          (b)     Issuance  of  the  Rights.

          Assuming the Shareholders' Committee or Reorganized Company has either obtained a No Action Letter, filed an appropriate registration statement or obtained other relief exempting the Debtor's issuance of New Common Stock and Rights Offerings under Section 5 of the 1933 Securities Act, on the commencement of the Rights Exercise Period, the Rights shall be issued to Holders of Allowed Interests as set forth in Article IV and Sections 9.1 of the Plan who select the Equity Option. Each New Investor as defined in paragraph 1.39 of the Plan will have the right, but not the obligation, to purchase New Common Stock or exercise all Class 6 and 7 Rights not timely exercised by members of those Classes at a price of not less than 25 per share or Right to be determined by the Reorganized Company's Board of Directors.

          (c) Cancellation of Common Stock: Surrender of Securities and Other Documentation.

          On the Effective Date, the Common Stock (whether issued and outstanding or held in the treasury of the Debtor immediately prior to the Effective Date) shall be deemed to be canceled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, the Stock Transfer Agent, Holders of Common Stock, Reorganized Company or any other entity. The Holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan, provided however, that no distribution under the Plan shall be made to or on behalf of any Holder of any Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Reorganized Company pursuant to Article IV of the Plan.

          (d)     Procedures  for  Exercise  of  Rights.

          Class 6 and 7 Rights may be exercised by the respective Holders of Allowed Interests thereof at any time during the Rights Exercise Period. Each Right shall entitle each such Holder of the shares of Common Stock to purchase one share of the Rights Offering Common Stock at a price equivalent to 25 cents per share. All rights that are to be exercised by an individual Holder must be exercised concurrently. Any exercise of Rights shall be irrevocable after the Rights Expiration Date except that the New Investor Group may thereafter, for a period as determined by the New Board of Directors, purchase New Common Stock or exercise the previously unexercised Rights at a price to be set by the Reorganized Company at a rate not less than 25 per share.

          In order to facilitate the exercise of the Rights, the Stock Transfer Agent as the Rights Agent will mail, on the date upon which the Rights Exercise Period commences, to each Holder of an Allowed Class 6 and 7 Interest who selects the Equity Option, a Rights Exercise Notice together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with instructions for the payment of the applicable aggregate exercise price for the Rights sought to be exercised, to the Rights Agent and may specify other requirements relating to the valid and effective exercise of the Rights). All determinations as to proper completion, due execution timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Reorganized Company nor the Rights Agent will have any obligation to give notice to any Holder of a Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

          (e) Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes.

          The Chairman of the Board, Chief Operating Officer and any Executive Vice President or Vice President of the Reorganized Company, shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (with the written consent of the Shareholder Committee if such action would have any effect on Shareholders within Class 6 and 7 who select or are deemed to have selected the Equity Option). The Secretary or any Assistant Secretary of the Reorganized Company shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the Rights; and (2) the making, execution, delivery or recording of any instrument, in furtherance of, or in connection with, the Plan, the Confirmation Order, or any transactions arising out of, contemplated by or in any way related to the foregoing, and shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessments, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other document without the payment of any such tax or governmental assessment.

          (f) Distributions for Claims and Interests Allowed as of the Effective Date.

          Except as otherwise provided herein, distribution of Rights Offering Common Stock to be made on account of Allowed Interests existing as of the Record Date shall be made as soon as practicable after the Rights Expiration Date.

          (g)     Failure  to  Claim  Undeliverable  Distributions.

          Any Holder of an Allowed Interest entitled to receive Rights that does not assert a claim for an undeliverable distribution by the Rights Expiration Date shall be forever barred from asserting a claim for such undeliverable distribution against the Reorganized Company. Nothing contained in the Plan shall require the Shareholder's Committee, Trustee, Reorganized Company or any Rights Agent to attempt to locate any Holder of an Allowed Interest.

          (h)     Surrender  of  Cancelled  Securities.

          A condition precedent to receiving any distribution of Rights pursuant to the Plan on account of an Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Article IX of the Plan, the Holder of such Interest shall tender the applicable instruments, evidencing such Interest to the Rights Agent pursuant to a letter of transmittal furnished by the Rights Agent. Any Rights to be distributed pursuant to the Plan on account of any such Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 5.4 of the Plan.

          (i)     Surrender  of  Securities  Certificates.

          Except as provided in Section 9.10 of the Plan, for lost, stolen, mutilated or destroyed Securities certificates, each Holder of an Allowed Interest evidenced by a Securities certificate shall tender such Securities certificate to the Rights Agent in accordance with written instructions to be provided in a letter of transmittal to such Holders by the Rights Agent as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Securities certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Securities certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the Holder of the applicable Securities certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Securities certificates shall be marked as canceled and delivered to the Reorganized Company.

          (j)     Lost, Stolen, Mutilated, or Destroyed Securities Certificates.

          In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Reorganized Company, any Holder of an Interest evidenced by a Securities certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Securities certificate, deliver to the Rights Agent: (a) evidence satisfactory to the Rights Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Rights Agent to hold the Rights Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of a Securities certificate. Upon compliance with this
Section 9.10 of the Plan, a Holder of an Interest evidenced by a Securities certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered the Common Stock certificate.

          (k)     Issuance  and  Resale  of  New  Common  Stock  and  Rights.

          The Shareholders' Committee relies on Section 1145 of the Bankruptcy Code, for an exemption from registration under the Securities Act of 1933, as amended, and any similar provisions of applicable state law that the New Common Stock and Rights issued pursuant to the Plan will be freely transferable without further registration, (except by a Person deemed to be an "underwriter" under the 1933 and 1934 Securities Act) within the provisions of Section 1145 of the Bankruptcy Code. Prior to issuing New Common Stock and the Rights, the Shareholders Committee or if then applicable, the Reorganized Company will seek a No Action Letter from the SEC for a determination, among other things, that the issuance and resale of such securities under the Plan is exempt from registration under Section 5 of the 1933 Securities Act. If the SEC denies such no-action letter, request the Equity Committee or, if then applicable, the Reorganized Company will either file a registration statement, seek to obtain an exemption from the application of Section 5 of the 1933 Securities Act, submit other appropriate filings or undertake other actions with the SEC to accomplish this result.

          (l)     Fractional  Amounts  of  Shares.

          The Reorganized Company will not issue or distribute any fractional shares of New Common Stock and Additional Common Stock. In lieu of any fractional shares of New Common Stock or Additional Common Stock, the Reorganized Company, or such other Person as the Reorganized Company from time to time may appoint as disbursing agent, will, promptly following the Effective Date (or the date of any subsequent distribution pursuant to Article IV of the Plan), distribute, to each Person otherwise entitled to receive a distribution of a fractional share of New Common Stock or Additional Common Stock at that time, an amount of cash equal to the value of such fractional share. In lieu of any fractional Warrants, the Reorganized Company, or such other person as the Reorganized Company from time to time may appoint as exchange agent, on behalf of all persons otherwise entitled to received fractional Additional Common Stock (including, but not limited to, individual beneficial owners of shares held in "street name"), will promptly following the Effective Date (or the date of any subsequent distribution pursuant to Article IX of the Plan), aggregate such fractional Additional Common Stock and sell the resulting New Common Stock for the account of such Persons. Such Persons will thereafter be entitled to receive their allocable portion of the net proceeds of the sale thereof. Such sales will be effected in open market transactions on the national securities exchange or over-the-counter market, if any, upon which the New Common Stock are listed. All questions as to fractional amounts of Common Stock, Additional Common Stock or New Common Stock will be determined by the Reorganized Company.

          (m)     Returned  and  Unclaimed  Distributions.

          (i) Returned Distributions. If a distribution of cash or securities pursuant to the Plan to any Holder of an Allowed Claim or Allowed Interest is returned to the Reorganized Company or its Disbursing Agent due to an incorrect or incomplete address for the Holder of such Allowed Claim or Allowed Interest, then the Reorganized Company or such Disbursing Agent, as the case may be, shall use reasonable efforts to obtain an accurate address for such Holder. If, after one (1) year following the date of distribution, such reasonable efforts have not yielded an accurate address for such Holder, then the property or New Common Stock to be distributed to such Holder shall be deemed to be unclaimed distributions in respect of such Claim or Interest and shall be treated as provided in subsection (b) below.

          (ii) Unclaimed Distributions. On the second (2nd) anniversary of the Effective Date of the Plan, any Holder of an Allowed Interest who has not
(a) surrendered such Holder's securities as set forth in Section 5.4 of the Plan, if applicable, or (b) claimed the cash or New Common Stock to which such Holder is entitled, will forfeit such Holder's right to receive any distribution under the Plan. Such unclaimed distributions, together with any cash or noncash interest earned thereon or dividends or other distributions made with respect thereto, shall become the property of the Reorganized Company.

          12.     APPOINTMENT  OF  DISBURSING  AGENT

          Upon entry of a final order or judgment by U.S. District Court Judge Means authorizing the release of the Frozen Funds held in the registry of the United States District Court in Fort Worth, such funds shall be initially released to the Disbursing Agent who will distribute such funds as soon as practicable and in no event later than thirty (30) days thereafter in accordance with the terms and provisions of the Plan to the Reorganized Company and any Holders of Allowed Interests within Classes 6 and 7 who selected the Cash Out Option. Under the Plan, Henry C. Seals shall serve as the initial Disbursing Agent. In the event Mr. Seals ceases to serve as the Disbursing Agent for any reason, the Reorganized Company will serve as the Disbursing Agent.

          The funds held by the Disbursing Agent shall be deposited and maintained in a federally insured depository account. The Disbursing Agent shall be compensated at a rate of either 1.5% of each authorized disbursement made or such other amount as determined by the District Court and shall be reimbursed for reasonable and necessary expenses incurred while serving in the capacity of Disbursing Agent out of only the Frozen Funds, after notice and hearing before the District Court. The Disbursing Agent will maintain accurate records of all disbursements or other transactions and transfers of funds. Within five (5) days written notice from the Reorganized Company or the SEC, the Disbursing Agent shall provide an accounting of disbursements made and receipts (if any) as of the date of the written request. Upon the distribution of all such Frozen Funds, and in accordance with the Plan, the Disbursing Agent shall provide a final accounting and report to the Reorganized Company, the SEC, the District Court and any Shareholder with an Allowed Interest who selected the Cash Out Option and that requests a copy of the final report. Within thirty
(30) days after an interim and final distribution, the Disbursing Agent will file his final report with the District Court in Fort Worth. Because the Frozen Funds are currently subject to the SEC Enforcement Action pending before Judge Terry Means of the United States District Court, any disputes involving the Disbursing Agent, the Frozen Funds held or claimed by him, and the rights of the Reorganized Company or Shareholders having selected the Cash Out Option, shall be subject to the exclusive jurisdiction of Judge Terry Means or his successor. The Frozen Funds will, for purposes of the Plan, not be subject to any trustee's fees provided for under 11 U.S.C. 326 of the Bankruptcy Code.

          13.     BAR  DATE  FOR  CLAIMS  AND  COMMON  STOCKHOLDERS  BAR  DATE

               (a)     Administrative  Claims  Bar  Date
                       ---------------------------------

          All administrative claims, except for the claims of professionals which are governed by the Fee Procedures Order, shall be filed with the Bankruptcy Court on or before thirty (30) days after the Effective Date or be barred forever. If any objections to such claims are timely filed, such Administrative Claim shall not be allowed unless such objection is overruled by Final Order.

               (b)     Government  Claims  Bar  Date
                       -----------------------------

          The bar date for government claims calculated in accordance with Bankruptcy Rule 3002(c)(1) is June 21, 1998. All government claims filed after such date will be considered untimely filed.

               (c)     Bar  Date  for  Shareholders  Filing  Proofs  of Interest
                       ---------------------------------------------------------

          Shareholders either (a) listed on the Stock Transfer Agents books and records; (b) listed with Cede & Co., stock brokerage firms, banks and similar nominee holding companies of record for stock held in street name; and (c) those
                                                                           -----
Shareholders  who have cast a ballot on the Planwill be automatically recognized
------------------------------------------------
as  having  filed  a  Proof  of  Interest.

          In accordance with Bankruptcy Rule 3003 and Section 4.1(E) of the Plan establishes the Confirmation Date as the last date for Shareholders filing a Proof of Interest in this case, or informing the Equity Committee of their holdings of Common Stock. Shareholders who have previously communicated their shareholdings to the Equity Committee on the forms provided by the Equity Committee will have satisfied the requirement for filing a Proof of Interest. SHAREHOLDERS WHO FILE A PROOF OF INTEREST WITH THE COURT OR SEND IN THEIR FORM TO THE EQUITY COMMITTEE AFTER THE CONFIRMATION DATE WILL BE BARRED FROM
                            -----
PARTICIPATING  IN  THE  RIGHTS  OF  CLASSES  6-10  IN  THE  PLAN.


          14.     TREATMENT  OF  DISPUTED  CLAIMS  OR  INTERESTS

               (a)     No  Payments  on  Account of Disputed Claims or Interests
                       ---------------------------------------------------------

               Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Interest.

               (b)     Resolution  or  Estimation  of  Claims
                       --------------------------------------

               The Shareholders' Committee or Reorganized Company may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code, irrespective of whether the Trustee or the Shareholders' Committee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. All of these Claim objections, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in Section
               9.12 of the Plan,  the  Shareholders'  Committee  or  Reorganized
               Company, as the case maybe, may resolve or adjudicate any Disputed Claim or Disputed Interest in the manner in which the amount of such Claim or Interest and the rights of the Holder of such Interest would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims or Interests may be subsequently compromised, settled, withdrawn or resolved by the Shareholders' Committee pursuant to the Plan.

               (c)     Distributions  on Account of Disputed Claims or Interests
                       ---------------------------------------------------------
                       Once  They  Are  Allowed
                       ------------------------

               On each Distribution Date, the Reorganized Company or the Disbursing Agent, as appropriate, shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class.

          15.     EXECUTORY  CONTRACTS

          (a) Listed Executory Contracts. All known Executory Contracts and unexpired leases identified in the lists of Executory Contracts filed by the Debtor pursuant to Bankruptcy Rule 1007(b)(1), including, but not limited to, all oil and gas leases, to the extent they can be considered as Executory Contracts, will be deemed assumed as of the Confirmation Date pursuant to section 1123 (b) (2) of the Bankruptcy Code without the necessity for the filing of a motion. Included in that list, to the extent they can arguably be considered Executory Contracts, are the oil and gas leases with respect to the Debtor's oil and gas properties located in Texas, Colorado, Wyoming, and Colombia. Any Executory Contracts or leases designated by the Shareholders' Committee and filed with the Bankruptcy Court prior to commencement of the Confirmation hearing, shall be deemed rejected upon Confirmation of the Plan. The well equipment may be sold or abandoned to the operator of the leases in satisfaction of the Debtor's obligations to pay its proportionate share of the costs of plugging and abandoning the wells drilled pursuant to such leases. Assumed leases and Executory Contracts which constitute Operating Assets shall be retained by the Reorganized Company. Notwithstanding anything to the contrary in the foregoing, all unexpired oil and gas leases, oil contracts, gas contracts, farmout agreements and joint operating agreements to which any Debtor-Subsidiary is a party will be assumed as of the Confirmation Date.

          (b) Other Executory Contracts. In the event (i) a prepetition agreement is not listed in the Debtor's lists of Executory Contracts and is not otherwise rejected, assumed or assumed and assigned, and (ii) the Bankruptcy Court determines that such agreement is an Executory Contract, the Reorganized Company shall file a motion within such time as the Bankruptcy Court shall direct, seeking to assume or reject such agreement.

          (c) Rejection Damages Claims. Any Person claiming damages as a result of the rejection of an Executory Contract pursuant to the Plan must file a proof of Claim with the Bankruptcy Court within 30 days after entry of a Final Order authorizing the Debtor's rejection of such Executory Contract or, in the case of Executory Contracts rejected upon Confirmation of the Plan pursuant to
               Section 1.18 and Article XII of the Plan, within 30 days after the Confirmation Order becomes a Final Order. A copy of the proof of Claim must be served on the Reorganized Company and its counsel at the addresses set forth in Section XI hereof. Any Person who has a claim for damages as a result of the rejection of an Executory Contract and who does not timely file a proof of Claim (i) shall have its Claim discharged, (ii) shall not receive any distribution under the Plan in respect of such Claim; and
               (iii) shall be forever barred from asserting that Claim against any of the Debtor, the Reorganized Company, any successor to the Debtor or any property of the Estate. The Plan and the notice and hearing with respect to the rejection of an Executory Contract will constitute notice of the date by which proofs of Claims for damages occasioned by the rejection of an Executory Contract must be filed. Allowed Claims for rejection damages shall be treated and provided for as Class 4 Claims.

          (d) Survival of Indemnification Obligations. Except as set forth below, the obligations of the Debtor to indemnify its respective directors, officers, agents and employees, and, if applicable, those of their subsidiaries who were serving in such capacities as of or preceding the Petition Date pursuant to various prepetition indemnification agreements, the charter and bylaws of the Debtor, applicable law or otherwise, (i) shall be discharged and not retained by Confirmation of the Plan; (ii) shall not survive the --- reorganization contemplated by the Plan; (iii) shall not be performed or honored --- by the Reorganized Company; and (iv) if considered as executory contracts, such obligations or agreements to indemnify shall be rejected as of the Confirmation Date within the meaning of Section 365 of the Bankruptcy Code.

          (e) Cure of Payment Defaults Under Assumed Executory Contracts. All payments that may be required by section 365 (b) (1) of the Bankruptcy Code to cure any default in payment under any Executory Contract that is assumed under the Plan shall be made by the Reorganized Company, which has assumed such Executory Contract in one of the following ways, as elected by the Reorganized Company: (a) a lump sum cash payment no later than 30 days following the Effective Date in the amount of any such payment, (b) payment of such amount in equal quarterly installments commencing on the Effective Date and continuing for one year or (c) as otherwise agreed to by the Reorganized Company, whichever is obligated therefor, and the other party to such Executory Contract. In the event of a dispute regarding (i) the amount of any such payments, (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance or (iii) any other matter pertaining to assumption, any payments required by section 365 (b) (1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute. In the event that the Reorganized Company, if applicable, as successor to such Debtor, determines that the resolution of such dispute by Final Order constitutes a material change of circumstances that causes the Reorganized Company, as successor to the Debtor, to alter its business judgment that an Executory Contract should be assumed, the Reorganized Company, as successor to the Debtor, may file a motion to reject such Executory Contract in the manner set forth in Section 365 of the Bankruptcy Code.

          16.     ADOPTION  OF  AMENDMENTS  TO  CHARTER

          On the Effective Date, officers of the Reorganized Company will file the New Charter with the Secretary of State of Nevada.

          17. FILING OF ARTICLES OF MERGER OR DISSOLUTION AND CERTIFICATES OF CANCELLATION OF PARTNERSHIP CERTIFICATES.

          Pursuant to the Plan, on the Effective Date, Nova Energy, Inc. and Jubilee Oil & Gas, Inc. shall be liquidated or merged into or with Trinity Gas Corporation and Nova Energy, Inc. shall be terminated; and appropriate officers of the Reorganized Company will file any necessary articles of merger or dissolution and certificates of cancellation of partnership certificates with the Secretary of State of Wyoming and the Secretary of State of Texas.

          18.     TERMINATION  OF  SHAREHOLDERS'  COMMITTEE

          Thirty (30) days after the Effective Date, the Shareholder's Committee shall be terminated unless before such time a notice is filed with the Court extending the term of the Shareholder's Committee for reasonable cause for a designated period.

VI.           CONSOLIDATED  FINANCIAL  INFORMATION
              ------------------------------------

A.      PRO  FORMA  BALANCE  SHEET
        --------------------------

          Exhibit  "B"  is  a  copy  of  a pro forma balance sheet and financial
          ------------
statement prepared by the Shareholders' Committee based upon the financial reports and information from the Trustee as of June 30, 1998, and based on the principles of "fresh start" accounting.

          ALTHOUGH THE SHAREHOLDERS' COMMITTEE BELIEVES THAT THE FINANCIAL INFORMATION SET FORTH IN EXHIBIT "B" IS REASONABLE IN LIGHT OF CURRENT FACTS AND
                         -----------
CIRCUMSTANCES KNOWN TO MANAGEMENT, THE INFORMATION IS BASED ON A NUMBER OF ASSUMPTIONS AND IS SUBJECT TO SIGNIFICANT UNCERTAINTIES WHICH ARE BEYOND THE CONTROL OF THE SHAREHOLDERS' COMMITTEE. ADDITIONALLY, EXHIBIT "B" HAS NOT BEEN
                                                        -----------
PREPARED  WITH  THE  ADVICE  OF  AN  ACCOUNTING  FIRM.

B.     PROJECTED  OPERATING  REVENUE
       -----------------------------

          Attached  hereto  as  Exhibit "E" is the Trinity USA Revenue Pro Forma
                                -----------
projections for actual production in 1997 and projected estimates for 1998 and 1999 for the Nova Wells. The expense numbers , however, have at least two limitations: (a) Estimates for operations and administrative expenses are based on unaudited information provided by Don Brause; and (b) Numbers for ad valorem taxes are based on expected valuations, not actual billings, which would be in arrears.

          The pro forma numbers incorporate the anticipated influence of workovers, including the costs for such activities as estimated by Mr. Brause. Numbers for Colorado in year 1999 include some preliminary accounting for secondary recovery feasibility (administrative costs). Although, Wyoming production numbers are derived wholly from Mr. Brause's information, the Committee believes the data is substantially accurate. In year 1998 the Committee has verified with Mr. Brause that there is limited excess cash for much needed maintenance and other capital needs. A $40,000 capital infusion is likely to increase cash flow significantly, provided oil prices recover to levels of about $17/BBL. The following numbers represent monthly net revenue (pre-tax), for Colorado and Wyoming:

1997  $11,922.00
1998  $ 3,974.00
1999  $12,029.00

VII.          BUSINESS  PLAN  OVERVIEW
              ------------------------

A.      INTRODUCTION
        ------------

           The principal objective of the New Management's Business Plan is to maximize Shareholder value in the shortest possible time by increasing the revenue stream of the Company and, ultimately, the profitability of the Company. Implementation will require that Trinity emerge from Chapter 11 Bankruptcy Protection in the shortest possible time. New Management's immediate intention is to move forward aggressively in the following four (4) areas:

     1) Evaluate and make a determination as to the best utilization of the Company's existing properties and assets including in particular the Nova Energy properties.

     2)   Recapture  the  Colombian  Concession,   evaluate  its  potential  and
          determine the most appropriate path forward.

     3) Conclude pending litigation and address any contemplated litigation with regard to the Company's prior business dealings and prior management.

     4) Substantially enhance the core areas of the Company with new business opportunities, both domestic and international.

A.      SUMMARY  OF  BUSINESS  PLAN
        ---------------------------

          The specific components of the Business Plan consistent with the above stated objectives are set forth below:

               NOVA  Wells  Redevelopment  Plan

          The Colorado and Wyoming wells can be a commercially viable source of net revenue for the Reorganized Company. As part of the Nova Wells Redevelopment Plan, a preliminary objective of the Reorganized Company is to develop the following information:

          (a)  Analysis  of  all  Nova   properties  to  include   geologic  and
               engineering/economic studies of all wells;

          (b) Verification of work-over candidates and opportunities for field development of potential well sites; and

          (c) Feasibility study to evaluate secondary recovery potential of the Comanche Creek Field.

          In addition to the above-referenced information, to enhance production from the Colorado wells drilled by Nova Energy (Trinity Gas), the following immediate capital improvement and chemical treatment stimulation projects will be undertaken following confirmation. The recovery of the costs associated with the reworking of these wells is projected to occur in less than 120 days.

     DOWN  HOLE  REPLACEMENT  (FOUR  WELLS).
     --------------------------------------

          At present, four wells are no longer producing due to "down hole" pump problems. Mr. Don Brause, the operator of the wells, estimates that approximately $3,500 per well ($14,000) for rig, pumps, trucking, and related expenses, if incurred, can return these wells to production.

     CHEMICAL  STIMULATION  TREATMENTS  (NINE  WELLS).
     ------------------------------------------------

          Chemical stimulation treatment for nine (9) producing wells should increase production resulting in payout in less than two months. The purpose of the chemical stimulation program will be to enhance permeability in the immediate vicinity of the wellbores that has occurred from scale buildup from bacteria, emulsions, and formation solids migrating to these areas. Chemical stimulation is a two-step application process with an estimated net cost per well of $2,872.00. A breakdown of the cost is as follows:

Stimulation (Step 1 and Step 2):                                 $4,632/well
9 wells selected for initial stimulation @ $4,632/well:          $    41,688
Less existing recoverable condensate, sold, and paid 2nd month:      -15,840
                                                                 -----------
Net cost treatment with condensate recovery                      $    25,848  ($2,872/well)

          The chemical stimulation program needs to be enacted soon after confirmation to take advantage of daylight hours to perform maximum number of treatments in one day. This will result in reduced expenses.

     ADDITIONAL  WELLS  STIMULATION  PROGRAM  (FIVE  WELLS).
     ------------------------------------------------------

          An additional five (5) wells should be similarly considered for stimulation. Those wells, however, will likely also require acid washing in addition to the chemical treatment. This treatment could result in a notable increase in production, and it is estimated that net costs to accomplish this procedure will be approximately $3,500 per well, for a total of $17,500.

     ADDITIONAL  REWORKING  TO  BE  CONSIDERED  (TWO  WELLS).
     ------------------------------------------------------

          Two (2) additional wells may benefit by undertaking significant downhole improvements. The procedures involved may involve sidetracking from an existing wellbore and/or replacing plunger lifts with downhole pumps. These remedial actions are under review, but preliminary estimates indicates costs up to about $61,600.

1.                     Colombian  Concession  Development  Plan

          The primary component and focus of the Reorganized Company's Business Plan is to take aggressive and immediate action to realize the Reorganized Company's interest in the Colombian Concession. IT SHOULD BE EMPHASIZED, HOWEVER, THERE ARE NO GUARANTEES THAT (I) ECOPETROL WILL RECOGNIZE THE DEBTOR'S RIGHTS OR INTERESTS IN THE CONCESSION; (II) ECOPETROL WILL ALLOW THE DEBTOR TO ASSUME THE FARALLONES CONTRACT IN THE EVENT TRINCOL DEFAULTS OR THE FARALLONES CONTRACT IS TERMINATED BY ECOPETROL; OR (3) THERE WILL BE COMMERCIALLY PRODUCTIVE OIL AND GAS FROM THE FOUR WELLS. The following are integral components of that plan:

          (a) Vigorously pursue all legal options and efforts to enforce the Default Judgment against Mr. Sers and Trincol entered by the United States District Court in Ft. Worth on February 11, 1998;

          (b) Negotiate with Ecopetrol to reestablish control of the Concession by the Debtor; seek to develop and establish dialogue with Ecopetrol management in order to obtain any necessary extensions or otherwise satisfy existing requirements pertaining to concession protection. The Committee understands that the current apparent date for fulfillment of well completion requirements is July 28, 1998. Meetings with appropriate Ecopetrol officials in Bogota would be scheduled immediately upon confirmation of the plan.

          (c) Aggressively develop a plan for completion of any wells drilled in the Concession that have potential for commercial production (e.g., Patacore No. 1) by arranging for the mobilization of proper completion infrastructure to the site of the Patacore 1 location. Once on location, cased hole logging and selected interval testing should begin. Current log analysis suggests that oil or gas potential exists in up to eight zones. All proper precautions will be established to fully evaluate any zone with commercial potential. Ecopetrol officials will be duly notified and presumably on location for all relevant zone testing. Considering that this well was drilled to a depth of 10,396 feet and appears to have economic potential to a depth of 9476 feet, completion costs associated with this well will likely run a minimum of $200,000, with the possibility that associated costs could be as much as $450,000. Hence, a significant reserve must be set aside to adequately evaluate all possible pay zones in this well.

          (d) Subsequent to the final cased hole and perforation activities at the above location, the cased-hole logging unit should be moved immediately to either of the Bereju or Salsa locations for preliminary log analysis. Since no open-hole logs were obtained at either of these locations, geological and engineering reservoir studies will need to be undertaken to assess whether any viable pay zones are indicated in either of these two locations. Should production potential be indicated by these analyses, proper infrastructure should be mobilized to address such potential. Open-hole and mud-log analyses conducted to date for the Juga 1 suggests that no commercial shows were encountered during the drilling of this well.

          (e) Acquire and re-process all seismic data originally provided by Ecopetrol to Trinity for said purpose; and

          (f)  Integrate  all  new  well  control  with  the  various   existing
               geophysical data bases including seismic data, gravity data, and gamma ray survey information.

1.                     Relocation  of  Company  Headquarters

          Management proposes to move the Company Headquarters and all corporate records to Houston, Texas, which is the logical location for a dynamic, growth-oriented company that intends to be involved in energy-related opportunities, both domestic and international.

1.                     Injection  of  Additional  Capital

          Management will seek an additional injection of capital into the new Company based on the value of present assets and the potential for growth, implementation of the private rights offering in the Plan, and the involvement of the new Management Team.

1.                     Creation  of  Industry  Partnerships

          The Reorganized Company will position itself to participate in several new international oil and gas ventures with significant upside. This will be accomplished through initial acquisition of high potential opportunities in areas where the industry is currently active and the Management Team has knowledge and contacts. The plans are for the Company then to leverage its position by farming out its interest in those new international opportunities, bringing on industry partners on a leveraged basis.

1.                     New  Business  Opportunities

          The Reorganized Company will undertake new business opportunities in other areas that will support the core business of the Reorganized Company and in which the new Management Team is knowledgeable and experienced. These new business opportunities would include the trading of hydrocarbons and electricity to add needed cash flow to the Company and to add incremental value to the assets of the Company.

          The results of new management's Strategic Business Plan will be dependent on the time frame required to emerge from bankruptcy and Management's ability to raise additional capital.

VIII.         SETTLEMENT,  DISCHARGE,  AND  RETENTION  OF  CAUSES  OF  ACTION
              ---------------------------------------------------------------

         A.    POTENTIAL  SETTLEMENT  WITH  SEC
               --------------------------------

          A potential settlement has been discussed between only the Trustee and
                                                            ----     -----------
the  SEC  with  respect  to the SEC Enforcement Action filed on December 8, 1997
--------
against Trinity, in a nominal capacity, Sidney W. Sers ("Mr. Sers"), Trinity Gas Colombia ("Trinity Colombia"), Patricia Ruth Sers, Amanda Burton Sers, Timothy Allen Sers, and the Nakatosh Hotel, Inc., as defendants in that litigation pending before the United States District Court for the Northern District of Texas, Fort Worth Division, Judge Terry Means presiding (the "District Court") and has been assigned the case number of Civil Action No. 4-97-CV-1018Y (the "SEC Enforcement Action"). Although the status of the potential settlement is not definitive and may not be consummated, the Committee believes proceeding with the Plan now is advisable because further delay in facilitating the Debtor's exit from Chapter 11 is more detrimental to the Debtor and its shareholders than waiting until some undetermined date when the Trustee and SEC may reach settlement. This settlement does not, if finally achieved, resolve the differences between the SEC and the Sers Group.

          The complaint in the SEC Enforcement Action requested a temporary restraining order and a preliminary injunction against Trinity and Sers, the appointment of a temporary equity receiver for Trinity, an order requiring the repatriation and return of all funds and of all the defendants' assets held outside the District Court's jurisdiction, a freeze order prohibiting Trinity, Jubilee Oil & Gas Corporation, and Mr. Sers and his family from withdrawing or transferring monies or securities from any bank or securities brokerage account, an order freezing any securities of Trinity and funds received directly or indirectly from the sale of Trinity and an accounting by each defendant of any and all securities of Trinity and all monies received from the sale of securities of Trinity. By reason of court orders entered in the SEC Enforcement Action, certain funds approximating $3 million purportedly belonging to various Sers family members, Trinity Colombia and/or the Debtor have been frozen and deposited into the District Court's registry (the "Frozen Funds"). In the Bankruptcy Case, the SEC has filed its Proof of Claim, which has been assigned Claim No. 15, in an unliquidated amount, based upon its pleadings in the SEC Action, as to which the Trustee could file objections. In addition to the SEC and Chapter 11 Trustee, claims to the Frozen Funds are also being made by the Defendant members of the Sers Group, including Timothy Sers.

          The Committee understands the Trustee and the SEC have been negotiating towards a settlement to be set forth in a Stipulation of Compromise and Settlement (the "Settlement"). Any such Settlement is likely to be conditioned upon approval by the District Court, the Bankruptcy Court and the national office of the SEC in Washington, D.C. The Equity Committee understands that in the event the Trustee and SEC reach a settlement, they intend to file a Joint Motion to Approve Settlement Stipulation (the "Settlement Motion") seeking such approval of the Bankruptcy Court and District Court. Upon the appropriate approval of the Settlement Motion, the SEC will file appropriate papers to withdraw Claim No. 15 in the Bankruptcy Case with prejudice.

          The Equity Committee further understands that as part of the Settlement, the Trustee, or if appropriate the Reorganized Company and/or Shareholders' Trust, will file in the SEC Enforcement Action appropriate pleadings to substitute for the Trustee and align the position of the Trustee, or the Reorganized Company after the Effective Date with that of the SEC or otherwise advising the District Court that the SEC and the Trustee are not adverse to one another. The Estate will, under that scenario, waive any claim it might assert that the Frozen Funds are, or ought to be, property of the Estate. The Equity Committee also understands that the SEC, subject to final approval of its local, regional and national offices, has agreed in principle that the Frozen Funds shall, after entry of final judgment in favor of the SEC, be distributed to the Holders of Allowed Interests having selected the Cash Out Option by the Disbursing Agent or the Shareholders' Trust, net of reasonable administrative expenses consistent with Article IV of the Plan. The SEC and the Trustee have discussed placing the Frozen Funds as early as practicable into the hands of the Disbursing Agent as provided in Article VIII of the Plan. It should be noted, however, that the Disbursing Agent is not the only mechanism for distributing the Frozen Funds to Shareholders and the SEC may utilize other means of distribution of the Frozen Funds.

THE COMMITTEE REITERATES THAT THE POTENTIAL SETTLEMENT REFERENCED IN THIS DISCLOSURE STATEMENT BETWEEN THE TRUSTEE AND SEC HAS NOT BEEN FINALLY AGREED TO, FINALIZED, OR APPROVED BY THE COURT. FURTHERMORE, THERE IS NO GUARANTEE THAT IF A SETTLEMENT IS REACHED IT WILL CONTAIN ALL THE TERMS AND PROVISIONS REFERENCED HEREIN. FURTHERMORE, THIS SETTLEMENT WOULD NOT RESOLVE WHETHER THE SERS GROUP IS ENTITLED TO ANY OR ALL OF THE FROZEN FUNDS.

     B.     GENERAL  DISCHARGE  AND  RELEASE  FROM CLAIMS AND LNTERESTS
            -----------------------------------------------------------
          Except as otherwise expressly provided in the Plan, (i) Confirmation of the Plan shall be binding upon all Holders of Claims and Interests, whether or not they accept the Plan, and (ii) the distributions and rights afforded in the Plan shall be in complete and full satisfaction, discharge and release, effective as of the Effective Date, of all Claims against and Interests in the Debtor or any of its respective assets or properties of any nature whatsoever. Commencing on the Effective Date, except as expressly provided otherwise in the Plan, all Holders of Claims and Interests shall be precluded forever from asserting against the Debtor or the Reorganized Company or their respective assets or properties any other or further liabilities, Liens, obligations, claims or interests based on any action or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date, that was or could have been the subject of any Claim or Interest whether or not Allowed. As of the Effective Date, the Debtor shall be discharged and released from, and the Reorganized Company shall hold all the assets and properties received or retained by it pursuant to the Plan, free of all liabilities, Liens, claims and obligations or other claims of any nature, including, but not limited to, equity interests, known or unknown, except any Liens, liabilities, obligations or other claims created by or preserved under the Plan or arising after the Effective Date. All legal or other proceedings and actions seeking to establish or enforce liabilities, Liens, claims, equity interests or obligations of any nature against the Reorganized Company or assets or properties received or retained by the Reorganized Company with respect to debts and obligations, if any, of the Estate arising before the Effective Date shall be permanently stayed and enjoined, except as otherwise specifically provided in the Plan. As of the Effective Date, all claims of creditors and interest holders against the Debtor, the Trustee, and the Committee shall be released and forever discharged.

IX.     RETENTION AND ENFORCEMENT OF CLAIMS AND CAUSES OF ACTION AND INTERESTS.
       ------------------------------------------------------------------------

          Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Reorganized Company, as successor to the Debtor, shall have the exclusive right to pursue, enforce, abandon or compromise any and all causes of action against any Person and rights of the Debtor that arose before or after the Petition Date, including, but not limited to, the rights and powers of a trustee and debtor in possession, against any Person whatsoever, including, but not limited to, all avoidance powers granted to the Debtor under the Bankruptcy Code and all causes of actions and remedies granted pursuant to sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, the Miscellaneous Actions, Shareholders' Derivative Action and Avoidance Actions. The Reorganized Company and Shareholders' Committee will retain the right to object to Claims and Interests after the Confirmation Date in order to have the Bankruptcy Court estimate or determine the amount of any Allowed Claim or Allowed Interest.

                    I.            CONDITIONS TO CONFIRMATION
                                  --------------------------

A.     CONDITIONS  TO  CONFIRMATION  AND  EFFECTIVENESS  OF THE COMMITTEE'S PLAN
       -------------------------------------------------------------------------

          In order to confirm the Committee's Plan, the Bankruptcy Code requires the Bankruptcy Court to make a series of determinations concerning the Plan, including: (i) that the Committee's Plan has classified Creditor and stockholder interests in a permissible manner; (ii) that the contents of the Committee's Plan comply with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) that the Shareholders' Committee has proposed the Committee's Plan in good faith; and (iv) that the Shareholders' Committee' disclosures concerning the Committee's Plan have been adequate and have included information concerning all payments made or promised in connection with the Committee's Plan, as well as the identity, affiliations and compensation to be paid to all officers, directors and other insiders of the Debtor.

          In addition, the Bankruptcy Code requires that the Plan be accepted by the requisite votes of Creditors and, if applicable, stockholders (except to the extent that "cram down' is available under 1129(b) of the Bankruptcy Code), that the Committee's Plan be feasible and that the confirmation of the Committee's Plan be in the best interest of all Creditors and stockholders, given their relative rights under state, federal and bankruptcy laws.

1.                    CLASSIFICATION  OF  CLAIMS  AND  INTEREST

          The Bankruptcy Code requires that any plan of reorganization classify each Creditor's claim and each stockholder's interest with other claims or interests that are "substantially similar." The dollar amount of a claim may be a basis upon which to distinguish it from other claims, particularly where a separate class of claims, as in the case of the Class 3 Small Unsecured Creditor Claims, involves lesser amounts or different contractual rights on a relative basis and/or such treatment is reasonable and necessary for administrative convenience or plan implementation. The Shareholders' Committee believes that the Committee's Plan classification system meets the Bankruptcy Code's standard, particularly as to Class 3 Creditors, as being reasonable and necessary for administrative convenience. Again, the Shareholders' Committee believes that reducing the size of the Creditor body through the cash payment to the Class 3 creditors serves the purposes of the Debtor.

2.                    PLAN  FEASIBILITY

          The Committee's Plan may be confirmed only if confirmation is not likely to be followed by the liquidation or the further financial reorganization of the Debtor. The Shareholders' Committee believes that the Committee's Plan complies with this feasibility standard because the existing assets in the estate, the aggregate of all cash, and the revenues generated from Nova Energy Wells, are sufficient to allow the Debtor to fund current oil and gas operations, specifically the operations in Colorado, Wyoming, and the Hartwich Well in Ward County, Texas. Moreover, the Committee's Plan has three key plan components that will enable the Reorganized Company to raise additional capital to fund additional oil and gas exploration and to fund secondary recovery operations on existing wells. First, the Committee's Plan includes a private rights offering of stock. Additional capital from the Rights offering will enable the Reorganized Company to initiate secondary recovery operations in existing Wyoming and Colorado wells and, if appropriate, assume operational control of well completion efforts in Colombia pursuant to the Colombian Concession. Second, a new investor group being developed by the new management team may also invest in the Reorganized Company through the exercise of Class 6 and 7 Rights which go unexercised by their initial Class 6 and 7 Recipients and/or by purchasing New Common Stock at a price of not less than 25 per share. Third, the Reorganized Company's new Board of Directors includes persons with extensive background, experience, and credibility in the oil and gas industry. The credibility of the new Board with potential investors will likely facilitate the accumulation of new capital sufficient to re-capitalize the Company's oil and gas exploration. The new Board also increases the likelihood that the Reorganized Company will establish one or more industry partnerships with existing entities in the oil and gas industry.

          A final issue affecting Plan feasibility is whether the Reorganized Company will have access to the approximately $3 million dollars in Frozen Funds. As previously disclosed, there is uncertainty when the Frozen Funds will be available. Nevertheless, the Committee believes that once the Plan is confirmed, new management will secure additional capital financing, if needed, thus insuring Plan feasibility even in the absence of the $3 million. At present, proposed new management has entered productive discussions with one or more investor groups to obtain additional capital financing.

3.                    ACCEPTANCE

          Classes of claims or interests that are not impaired under the Committee's Plan are deemed to have accepted the Plan. Thus, those Creditors and Shareholders who hold claims in Classes 1 through 10, inclusive, are impaired and entitled to vote on the Committee's Plan.

4.                    CONFIRMATION  WITHOUT  ACCEPTANCE  BY ALL IMPAIRED CLASSES

          The Committee's Plan may be confirmed even if not accepted by all impaired classes if at least one such impaired class of claims has accepted the plan and the Committee's Plan meets the following standards:

a.                    NON-ACCEPTANCE  BY  AN  IMPAIRED  CLASS  OF  CLAIMS
                      ---------------------------------------------------

          If one or more of Classes 1 through 10 rejects the Committee's Plan, the Bankruptcy Court may nevertheless still confirm the Committee's Plan provided that it finds the Committee's Plan does not discriminate unfairly as to the non-accepting class and is "fair and equitable" to that Class. A plan does not 'discriminate unfairly" as to any non-accepting impaired class where it is treated equally with other classes of equal rank. Discriminatory treatment may be permitted where the following factors are considered: (1) whether that treatment has a reasonable basis; (2) whether the Shareholders' Committee cannot carry out the Plan without such discrimination; (3) whether the discrimination is proposed in good faith; and (4) the extent of the difference of such treatment,

          Under 1129(b) of the Bankruptcy Code, a plan is "fair and equitable" to a non-accepting class of unsecured creditor claims, if, among other things, the plan provides that (i) the non-accepting class receives or retains property of a present value equal to the allowed amount of such claims or (ii) if the class receives or retains property of any less value than full payment, no class junior to the non-accepting class receives or retains any property under the plan. The Shareholders' Committee believes that the treatment provided under the Committee's Plan to Holders of Claims in Classes 1 through 10 meet the "fair and equitable" test.

b.               NON-ACCEPTANCE BY AN IMPAIRED CLASS OF INTERESTS (STOCKHOLDERS)
                 ---------------------------------------------------------------

          If the Holders of Common Stock in Classes 6 through 10 are determined to be impaired and reject the Committee's Plan, the Committee's Plan may still be confirmed if it does not discriminate unfairly and is "fair and equitable" as to Classes 6 through 10. Under 1129(b) of the Bankruptcy Code, a plan of reorganization is "fair and equitable" to a class of holders of equity interests if, among other things, the plan provides that (i) the Holders of equity interests in such non-accepting impaired class receive or retain property of a present value equal to the greatest of any fixed liquidation preference to which the Holders are entitled, any fixed redemption price to which the Holders are entitled, or the value of the interests, or (ii) if such class receives property of any lesser value, no class junior to the non-accepting class receives or retains any property under the plan. The Shareholders' Committee believes that the distribution under the Committee's Plan to Holders of interests in Classes 6 and 7 satisfies the "fair and equitable" test in that, upon a liquidation of Debtor, Common Stock in Classes 6 and 7 would be worthless. Because the Committee's Plan permits a complete retention of stock in the Reorganized Debtor by Class 6 and 7 Shareholders, the Committee's Plan clearly results in a retention of rights that exceeds the consideration that such Holders would be entitled to receive upon a liquidation of the Debtor.

5.                    MINIMUM  VALUE  ABSENT  ACCEPTANCE:  LIQUIDATION  VALUE

          If any member of an impaired Class does not accept the Committee's Plan, the Bankruptcy Court may confirm the Committee's Plan only if it provides to each such non-accepting member a recovery that has a value that is at least equal to the distribution which such member would receive if the Debtor was liquidated on the Effective Date under chapter 7 of the Bankruptcy Code.

B.     LIQUIDATION  ANALYSIS
       ---------------------

1.                    BEST  INTEREST  OF  UNSECURED  CREDITORS

          In order to confirm the Committee's Plan, the Bankruptcy Court must also independently determine that the Committee's Plan is in the best interest of all Classes of Creditors and stockholders. Section 1129(a)(7) of the Bankruptcy Code requires that the Holders of Allowed Unsecured Creditor Claims as set forth in Classes 3 and 4, and equity interest holders in Classes 6 through 10, achieve a recovery under the Committee's Plan which has a present value at least equal to the present value of the distribution that each such Creditor or interest holder would receive if a liquidation of the Debtor under chapter 7 of the Bankruptcy Code were to occur.

          There are several reasons why unsecured creditors and equity interest holders will receive less in a chapter 7 liquidation than they will receive under the Committee's Plan.

     (1) If the case is converted to chapter 7, there will be an additional or continuing layer of administrative expenses. In this case, administrative expenses are relatively high compared to the available assets in the estate. For example, from the petition date to the end of April, administrative expenses in the form of professional fees of the Trustee's counsel and counsel for the Shareholders' Committee total $450,000 and $175,000 respectively. This amount does not include additional fees of a Chapter 7 Trustee's accountants and other professionals. In a chapter 7 liquidation, the Committee believes there will be additional professional fees and Trustee's fees incurred in distributing assets. For instance, if a chapter 7 Trustee was to distribute the $3 million dollars held in the registry of the court in Fort Worth, the Trustee would likely receive $150,000+ as compensation that would not otherwise be available to Creditors.

     (2) A chapter 7 liquidation could result in a shut-down of current operations, including the Nova Energy wells, if state energy regulations are not fully complied with. Thus, the Debtor might not be able to realize additional cash flow from potential secondary recovery operations and improvements to current production operations. Moreover, a liquidation and the resulting cessation of operations might impede the Debtor's ability to realize its interests in the Colombian Concession if oil is discovered there. In effect, the Debtor would not be able to conduct operations in Colombia if it is liquidated. What this means is that unsecured creditors would be deprived of the potential cash flow resulting from continued operations.

     (3) The Committee believes the value of the Debtor's existing operations, including those of its subsidiary, Nova Energy, is much higher as a going concern than if operations are terminated. The Committee also estimates that creditors will receive less from a liquidation sale than they would if assets were sold as a going concern in a chapter 11 plan. Essentially, chapter 7 closes many options that would otherwise be available in a reorganization, including the possibility of merger, farm out, long term operations or remedial work.

     (4) Distributions to creditors in a chapter 7 usually do not occur until many months and even years after the initial chapter 7 filing. This delay could likely mean a lower return to Creditors in terms of present value. In this bankruptcy case, a substantial portion of Debtor's assets are tied-up in litigation which may take years to resolve, thus delaying a return to Creditors. Such delay reduces the present value of the Creditors' claims. The Chapter 11 Trustee believes a conversion and liquidation in Chapter 7 is the best way to pay dividends to creditors. The Committee firmly disagrees, believing the creditors will receive faster and greater payments from a reorganized company than continuation in bankruptcy proceedings, when the Trustee's professional fees may eliminate any such recovery.

          To calculate what members of each impaired class of unsecured claims or interests would receive if the Debtor was liquidated, the Bankruptcy Court must first determine the dollar amount that would be generated upon such liquidation ("Liquidation Fund"). The Bankruptcy Court would then subtract the costs of the liquidation (including Trustee's fees and the fees of any professionals employed by the Trustee), the unpaid expenses of the Reorganization Case and other priority obligations, and the amount of the allowed secured claims that would be paid out of the liquidation proceeds. It is believed that no secured claims exist in this case. The Bankruptcy Court would also add or subtract any augmentation or reduction to the Liquidation Fund that is expected to result from any business operations following a conversion to chapter 7 and pending the liquidation. The Bankruptcy Court would next determine the amount of the unsecured claims that would likely be allowed in the liquidation proceeding. If the Liquidation Fund (after the above-described adjustments) was insufficient to pay in full the total amount of allowed unsecured claims contained in Classes 3 through 4, no other class of claims or interests, including those of Classes 6-10 would be entitled to receive any distribution from the Debtor upon a chapter 7 liquidation.

          In order to determine the amount of the Liquidation Fund that would be available to satisfy claims against the Debtor in a liquidation, the Committee evaluated the Debtor's current non-contingent assets that might have identifiable value, assessing values as stated in the Pro Forma Balance Sheet attached hereto as Exhibit "B". (Because of the uncertainty of litigation
                      ------------
seeking to recover estate assets, any recovery of funds for the benefit of the Estate is considered contingent, and, therefore, not included in the Liquidation Fund. Moreover, the Frozen Funds are not included in the liquidation analysis because the SEC does not consider such funds estate property and the availability of such funds is contingent). The value of the existing non-contingent assets were then discounted by 20% ("Liquidation Discount Rate") to account for the market uncertainty and costs of sale. Set forth below is a summary of the total projected realizable funds in the event of liquidation.

Non-Contingent Assets                                    Liquidation Value
------------------------------------------------------  -------------------
Colorado and Wyoming Properties (Nova) Plus Equipment   $          300,000

Texas Properties                                                    20,000

Cash                                                            202,676.41

Total                                                           522,676.41

Non-Contingent Assets                                   Liquidation Value
------------------------------------------------------  -------------------

Less Liquidation Discount Rate (20%)                            418,141.12

Less Estimated Administrative Expenses                           <359,000>(1)

Less Estimated Tax Claims                                         <10,000>

Less Priority Claims                                               <5,000>

Liquidation Fund                                                 44,141.12

Total Estimated Claims Per Exhibit "B"                  $        62,370.00(2)
------------------------------------------------------

Pro rata Distribution to General Unsecured Creditors
in Chapter 7 Liquidation                                                71%

Distribution to Equityholders                                            0%

----------------------
     (1) This figure for Administrative Expenses has been reduced by the Trustee's payments to his various professionals including the law firm of Winstead, Sechrest and Minick, Samson Robbins, and Dr. James Edwards. This reduction in the original estimated figure of $650,000.00 for Administrative Expenses corresponds to the reduction of cash on hand by the same amount.

     (2) This figure represents the sum of undisputed claims from the claims register and undisputed claims on Bankruptcy Schedule "F" where a corresponding proof of claim was not filed.

2.                    SUMMARY
                      -------

          In a chapter 7 liquidation, the Liquidation Fund would likely have sufficient funds to pay existing Administrative and Priority Claims. There would not, however, be sufficient funds available to pay 100% of general unsecured claims as is provided for in the Plan. In sum, the Plan provides a greater return to unsecured creditors and equity interest holders than each would receive in a Chapter 7 liquidation. Therefore, the Plan satisfies the best interest of creditors test in 11 U.S.C. 1129. Moreover, equity interest holders would receive nothing.


X.          CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  PLAN
            ----------------------------------------------------------

          The following discussion is a summary of certain federal income tax aspects of the Committee's Plan for general information only. It should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular Holder of a Claim or Interest. This discussion does not purport to be a complete analysis or listing of all potential tax factors.

          The following discussion is based upon existing provisions of the Internal Revenue Code ("IRC"), existing regulations thereunder, and current administrative rulings and court decisions. No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would require significant modification of the statements expressed in this section. Moreover, the tax consequences to Holders of the Claims and Interests may vary based upon the individual tax circumstances of each such Holder.
Nothing herein purports to describe any state, local, or foreign tax consequences.

          NO RULING HAS BEEN SOUGHT OR OBTAINED FROM THE IRS WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN AND NO OPINION OF COUNSEL HAS BEEN OBTAINED BY THE SHAREHOLDERS' COMMITTEE WITH RESPECT THERETO. NO REPRESENTATIONS OR ASSURANCES ARE BEING MADE WITH RESPECT TO THE FEDERAL INCOME TAX CONSEQUENCES AS DESCRIBED HEREIN. CERTAIN TYPES OF CLAIMANTS AND INTEREST HOLDERS MAY BE SUBJECT TO SPECIAL RULES NOT ADDRESSED IN THIS SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES. THERE MAY ALSO BE STATE, LOCAL, OR FOREIGN TAX CONSIDERATIONS APPLICABLE TO A HOLDER OF A CLAIM OR INTEREST WHICH ARE NOT ADDRESSED HEREIN. EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN MUST CONSULT, AND REPLY UPON, HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PLAN WITH RESPECT TO THAT HOLDER'S CLAIM OR INTEREST. THIS INFORMATION MAY NOT BE USED OR QUOTED IN WHOLE OR IN PART IN CONNECTION WITH THE OFFERING FOR SALE OF SECURITIES.

A.     TAX  CONSEQUENCES  TO  TRINITYTAX  CONSEQUENCES  TO  TRINITY
       ------------------------------------------------------------

     Under the IRC, a taxpayer generally must include in gross income the amount of any discharge of indebtedness income realized during the taxable year.
Section  108(a)(1)(A)  of  the  IRC  provides an exception to this general rule,

however, in the case of a taxpayer that is under the jurisdiction of a bankruptcy court in a case brought under the Bankruptcy Code where the discharge of indebtedness is granted by the court or is pursuant to a plan approved by the court, provided that the amount of discharged indebtedness that would otherwise be required to be included in income is applied to reduce certain tax attributes of the taxpayer. Section 108(e)(2) of the IRC provides that a taxpayer shall not realize income from the discharge of indebtedness to the extent that satisfaction of the liability would have given rise to a deduction. As a result of Sections 108(a)(1)(A) and 108(e)(2) of the IRC, Trinity does not anticipate it will recognize any income from the discharge of indebtedness through the chapter 11 case.

B.     TAX  CONSEQUENCES  TO  CREDITORS
       --------------------------------

     A Creditor who receives Cash or other consideration in satisfaction of any Claim may recognize ordinary income. The impact of such ordinary income, as well as the tax year for which the income shall be recognized, shall depend upon the individual circumstances of each Claimant, including the nature and manner of organization of the Claimant, the applicable tax bracket for the Claimant, and the taxable year of the Claimant. Each Creditor is urged to consult with its tax advisor regarding the tax implications of any payments or distributions under the Plan.

     THE FOREGOING IS INTENDED TO BE A SUMMARY ONLY AND NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING OR CONSULTATION WITH A TAX ADVISOR. THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN ARE COMPLEX AND, IN SOME CASES, UNCERTAIN. SUCH CONSEQUENCES MAY ALSO VARY BASED UPON THE INDIVIDUAL CIRCUMSTANCES OF EACH HOLDER OF A CLAIM OR INTEREST. ACCORDINGLY, EACH HOLDER OF A CLAIM OR INTEREST IS STRONGLY URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL, AND FOREIGN TAX CONSEQUENCES OF THE PLAN.

XI.                                      MISCELLANEOUS
                                         -------------

A.     CONDITION  TO  CONFIRMATIONCONDITION  TO  CONFIRMATION
       ------------------------------------------------------

          Unless expressly waived in writing by the Shareholders' Committee, effectiveness of the Plan is conditioned upon the following:

     (i) the Bankruptcy Court shall have entered a Confirmation Order in form and substance acceptable to the Shareholders' Committee as to which no stay is in effect; and

     (ii) all other documents provided for under the Plan shall have been executed and delivered to the parties thereto.

B.     EFFECTIVE  DATE  CONDITIONS
       ---------------------------

          The Effective Date of the Plan will occur, and the Committee's Plan will take effect, on the Confirmation Date or such other date as the Shareholders' Committee shall designate with Notice filed with the Court, but in no event later than thirty (30) business days following the Confirmation Date.

C.     DISCHARGE  AND  RELEASE  OF  LIABILITIES
       ----------------------------------------

          AN ORDER OF THE BANKRUPTCY COURT CONFIRMING THE COMMITTEE'S PLAN WILL ACT AS A DISCHARGE AND RELEASE OF ANY AND ALL KINDS OF LIABILITIES OF THE DEBTOR WHICH ARE DISCHARGEABLE UNDER THE BANKRUPTCY CODE EXCEPT AS IS OTHERWISE PROVIDED UNDER THE COMMITTEE'S PLAN.

D.     EFFECT  OF  CONFIRMATION  OF  PLAN
       ----------------------------------

          THE COMMITTEE'S PLAN, IF CONFIRMED, WILL CONSTITUTE A LEGALLY BINDING AGREEMENT AMONG THE DEBTOR, SHAREHOLDERS' COMMITTEE AND THE HOLDERS OF CLAIMS AND INTERESTS, INCLUDING HOLDERS WHO DO NOT ACCEPT THE PLAN. IT IS IMPORTANT FOR YOU TO UNDERSTAND ITS PROVISIONS. HOLDERS OF CLAIMS AND INTERESTS ARE URGED TO DISCUSS ANY QUESTIONS WITH THEIR COUNSEL, ACCOUNTANTS, OR OTHER FINANCIAL ADVISERS.

E.      CONDITIONS  TO  CONSUMMATION
        ----------------------------

          In addition to the provisions of Section 1101 of the Bankruptcy Code, a condition precedent to substantial consummation of the Plan is the Reorganized Company's having obtained a no-action letter response determining that the issuance and resale of New Common Stock and Rights under the Plan is exempt from registration under Section 5 of the 1933 Securities Act or if that request is denied filing a registration statement or obtaining other such equivalent relief from the SEC.

F.      NOTICE
        ------

          All notices and other communications to the Debtor or the Reorganized Company under the Plan shall be in writing and shall be addressed as set forth below or to such other address as the Debtor or the Reorganized Company, by notice to the other parties in interest, may designate from time to time:

Shareholders  Committee        Chapter  11  Trustee      SEC
-----------------------        --------------------      ---

200 East 1st St., Suite 202    Henry C. Seals            Securities  &  Exchange
Wichita,  KS  67202            1701 River Run Road         Commission
Attn:  Dennis  Hedke           Suite 600                 801 Cherry Street -
                               Fort Worth, Texas 76107   19th Floor
                                                         Fort Worth, Texas 76102
                                                         Attn:  Chris Browne


with  copies  to:

Andrews  &  Kurth
1717 Main St., Suite 3700     Winstead,  Sechrest  &  Minick
Dallas,  Texas  75201         5400  Renaissance  Tower
Attn:  Van  Oliver            1201  Elm  St.
(214)  659-4600               Dallas,  Texas  75270
(214)  659-4401  (Fax)        Attn:     Josiah  Daniel



XII.                               CONCLUSION
                                   ----------

     .     For all of the reasons set forth in this Amended Disclosure
       Statement, the Shareholders' Committee believes that Confirmation and consummation of the Committee's Amended Plan is preferable to all other alternatives. Consequently, the Shareholders' Committee urges all holders of Claims and Interests to vote to ACCEPT the Committee's Amended Plan, and to duly complete and return their ballots such that they shall be ACTUALLY RECEIVED on or before 3:30 p.m. Central Standard Time on August 25, 1998.

                                TABLE OF CONTENTS

I.  INTRODUCTION  AND  PLAN  OVERVIEW                                          1

  A.  Introduction                                                             1
  B.  Overview  of  the  Plan                                                  1
  C.  Recommendations                                                          2
  D.  Voting  Instructions                                                     3
  E.  Disclosure  Statement  Matters                                           4
  F.  Vote  Required  for  Approval                                            4
  G.  Risk  Factors                                                            5

    1.  Litigation  Risks  and  Release  of  Frozen  Funds                     5
    2.  Risks  Relating  to  the  Colombian  Concession                        6
    3.  Regulatory  Approval                                                   7
    4.  Price  Volatility                                                      7
    5.  Business  Risks                                                        7
    6.  Operating  Hazards  and  Uninsured  Risks                              8

II.  BUSINESS  AND  FINANCIAL  CONDITION  OF  TRINITY  GAS  CORPORATION        8

  A.  History  of  Trinity  Gas  Corporation                                   8
  B.  Description  of  Trinity's  Domestic Property and Other Assets           9

    1.  Central  Texas                                                         9
    2.  Acquisition  of  Nova  Energy,  Inc.                                   9
    3.  Other  Assets                                                         10

  C.  International  Concession  Granted  to  Trinity  Gas  Colombia  by
Ecopetrol                                                                     11

    1.  The  Farallones  Contract                                             11
    2.  The  Participation  Agreements                                        11
    3.  Drilling  Operations                                                  12

  D.  Management  History                                                     12

    1.  Board  of  Directors  and  Officers                                   12

  E.  Securities  and  Exchange  Commission  Issues                           12

    1.  SEC  Filings                                                          12
    2.  Resignation  of  Debtor's  Accountants                                13
    3.  The  SEC  Investigation  and  Enforcement  Action                     13

  F.  Outstanding  Shares  of  Stock                                          14
  G.  Efforts  to  Right  the  Company                                        16

    1.  The  Shareholder  Derivative  Action                                  16

III.  FACTORS  LEADING  TO  CHAPTER  11  BANKRUPTCY                           17

IV.   CHAPTER  11  EVENTS                                                     17

  A.  Trustee's  Actions                                                      17

    1.  Hiring  of  Professionals                                             18
    2.  Attempted  Liquidation  of  Many  of  Debtor's  Texas  Assets         18
    3.  Sale  Motions                                                         18
    4.  Trustee's  Litigation                                                 19
      a.  The  Declaratory  Complaint                                         19
      b.  Fraudulent  Conveyance  Complaint                                   19

    5.  Turnover  of  Trinity  Records                                        19
    6.  Efforts  to  Compel  Trustee to Execute Participation Agreement       20

  B.  Appointment  of  Shareholders'  Committee  and Employment of Counsel    20

V.  DESCRIPTION  OF  THE  COMMITTEE'S  PLAN  OF  REORGANIZATION               21

  A.  Classification  and  Treatment  of  Claims  and  Interests              21

    1.  Classification                                                        22
    2.  Treatment  of  Claims  of  Creditors                                  24
    3.  Treatment  of  Shareholders                                           27

  B.  Other  Plan  Provisions                                                 32

    1.  Implementation  of  Business  Plan                                    32
    2.  Reduction  of  Claims  and  Interests                                 32
    3.  Settlement  with  Mr.  and  Ms.  Don  Brause                          32
    4.  Restrictions  on  Transfer  of  New  Common  Stock                    32
    5.  Release  of  Frozen  Funds                                            33
    6.  Assignment  and  Retention  of  Claims  and  Causes  of  Action       33
    7.  New  Board  of  Directors                                             34
    8.  Advisory  Board  of  Directors                                        36
    9.  Management                                                            37
    10.  Compensation  of  Directors,  Officers,  and  Management             37
    11.  Private  Rights  Offering                                            41
    12.  Appointment  of  Disbursing  Agent                                   44
    13.  Bar  Date  for  Claims  and  Common  Stockholders  Bar  Date         45
    14.  Treatment  of  Disputed  Claims  or  Interests                       46
    15.  Executory  Contracts                                                 46

VI.  CONSOLIDATED  FINANCIAL  INFORMATION                                     48

  A.  Pro  Forma  Balance  Sheet                                              48
  B.  Projected  Operating  Revenue                                           48

VII.  BUSINESS  PLAN  OVERVIEW                                                49

  A.  Introduction                                                            49
  B.  Summary  of  Business  Plan                                             49

    1.  Nova                                                                  49
    2.  Colombian  Concession  Development  Plan                              50
    3.  Relocation  of  Company  Headquarters                                 51
    4.  Injection  of  Additional  Capital                                    51
    5.  Creation  of  Industry  Partnerships                                  51
    6.  New  Business  Opportunities                                          52

VIII.  SETTLEMENT,  DISCHARGE,  AND  RETENTION  OF  CAUSES  OF  ACTION        52

  A.  Potential  Settlement  with  SEC                                        52
  B.  General  Discharge  and  Release  from  Claims  and lnterests           53


IX.   CONDITIONS  TO  CONFIRMATION                                            54

  A.  Conditions to Confirmation and Effectiveness of the Committee's Plan    54

    1.  Classification  of  Claims  and  Interest                             54
    2.  Plan  Feasibility                                                     54
    3.  Acceptance                                                            55
    4.  Confirmation  Without  Acceptance  by  All  Impaired  Classes         55
      a.  Non-Acceptance  by  an  Impaired  Class  of  Claims                 55
      b.  Non-Acceptance  by  an  Impaired Class of Interests (Stockholders)  55
    5.  Minimum  Value  Absent  Acceptance:  Liquidation  Value               56

  B.  Liquidation  Analysis                                                   56

    1.  Best  Interest  of  Unsecured  Creditors                              56
    2.  Summary                                                               58

X.    CERTAIN  FEDERAL  INCOME  TAX  CONSEQUENCES  OF  THE  PLAN              58

  A.  Tax  Consequences  to  Trinity                                          59
  B.  Tax  Consequences  to  Creditors                                        59

XI.    MISCELLANEOUS                                                          59

  A.  Condition  to  Confirmation                                             59
  B.  Effective  Date  Conditions                                             60
  C.  Discharge  and  Release  of  Liabilities                                60
  D.  Effect  of  Confirmation  of  Plan                                      60
  E.  Conditions  to  Confirmation                                            60
  F.  Notice                                                                  61

XII.    CONCLUSION                                                            61

DAL02:130755.4
VAN OLIVER
STATE BAR NO. 15258700
KIRK KENNEDY
STATE BAR NO. 00794080
ANDREWS & KURTH L.L.P.
3700 BANK ONE CENTER, 1717 MAIN STREET
DALLAS, TEXAS 75201
TELEPHONE: (214) 659-4400
TELECOPIER: (214) 659-4401
ATTORNEYS FOR THE OFFICIAL
EQUITY SHAREHOLDERS COMMITTEE

                      IN THE UNITED STATES BANKRUPTCY COURT
                       FOR THE NORTHERN DISTRICT OF TEXAS
                               SAN ANGELO DIVISION

IN RE:                              |
                                    |
TRINITY GAS CORPORATION,            |          CASE NO. 697-60425-JCA-11
                                    |          (CHAPTER 11)
                                    |
     DEBTOR.                        |

              THIRD AMENDED PLAN OF REORGANIZATION SUBMITTED BY THE
                       OFFICIAL COMMITTEE OF EQUITYHOLDERS
                           OF TRINITY GAS CORPORATION
                           --------------------------


Submitted by,

ANDREWS & KURTH L.L.P.              OFFICIAL COMMITTEE OF EQUITYHOLDERS
                                    OF TRINITY GAS CORPORATION
Van Oliver
State Bar No. 15258700              Bill Bricka, Woodstock, Georgia
Kirk A. Kennedy                     Roger Curtis, Casper, Wyoming
State Bar No. 00794080              Uwe Grannemann, Roswell, Georgia
1717 Main Street, Suite 3700        Donald Hanser, Houston, Texas
Dallas, Texas  75201                Dennis Hedke, Wichita, Kansas (Chairman)
Telephone:  (214) 659-4400          Gary Pippin, Tulsa, Oklahoma
Facsimile:   (214) 659-4401         Art Teichgraeber, El Dorado, Kansas
COUNSEL FOR THE OFFICIAL
COMMITTEE OF EQUITYHOLDERS

              THIRD AMENDED PLAN OF REORGANIZATION SUBMITTED BY THE
                       OFFICIAL COMMITTEE OF EQUITYHOLDERS
                           OF TRINITY GAS CORPORATION
                           --------------------------

     The Official Committee of Equityholders of Trinity Gas Corporation, a Nevada corporation, proposes the following plan of reorganization pursuant to section 1121 of the Bankruptcy Code (as defined herein). Reference is made to the Disclosure Statement (as defined herein) for, among other matters, a discussion of the Debtor's history and business operations, financial information concerning the Debtor's results of operations and a summary and analysis of this Plan. ALL HOLDERS OF CLAIMS AND INTERESTS (STOCK) ARE URGED TO READ WITH CARE THIS PLAN AND THE DISCLOSURE STATEMENT IN EVALUATING HOW THIS
PLAN  WILL  AFFECT  THEIR  CLAIMS  AND  INTERESTS  (STOCK).

                              1.       DEFINITIONS


     Unless the context otherwise requires, the following words and phrases have the meanings set forth below when used in initially capitalized form in this Plan. Words and phrases defined in the Bankruptcy Code and initially capitalized but not otherwise defined in this Third Amended Plan have the meanings set forth in the Bankruptcy Code. In addition, the rules of construction contained in section 1102 of the Bankruptcy Code apply to the construction of this Plan.

     1.1 Administrative Claim: a Claim (as defined herein) for any cost or expense of administration in connection with the Reorganization Case (as defined herein) of a kind entitled to the priority afforded by sections 503(b) and 507(a)(1) of the Bankruptcy Code (as defined herein), including, but not limited to, the actual, reasonable and necessary costs and expenses of preserving and operating the business of the Debtor, including, but not limited to, any Claim granted priority under section 503(b) of the Bankruptcy Code; compensation for reasonable and necessary legal or other services and reimbursement of costs and expenses under section 330(a) or 331 of the Bankruptcy Code, as allowed by the Bankruptcy Court (as defined herein); and any Claim by a governmental unit for taxes incurred after the Petition Date.

     1.2 Affiliate of Trinity Gas Corporation: (1) a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with Trinity Gas Corporation. The term person, in addition to the meaning set forth in Section 1.46 herein, shall include a person for whose account securities are or were to have been sold in reliance of he 1993 and 1934 Acts and (i) Any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person; (ii) Any trust or estate in which such person or any of the persons specified in paragraph (a)(2)(i) of this section collectively own 10 percent or more of the total beneficial interest of which an of such persons serve as trustee, executor or in any similar capacity; and (iii) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in paragraph (a)(2)(i) of this section are the beneficial owners collectively of 10 percent or more of any class of equity securities or 10 percent or more of the equity interest.

     1.3 Allowed: (i) with respect to a Claim, any Claim, proof of which was timely and properly filed on or before the Bar Date (as defined herein), if no proof of Claim was filed, any Claim that has been or hereafter is listed in the schedules of liabilities filed by a Debtor as liquidated in amount and not disputed or contingent and, in either case, a Claim as to which no objection has been made or that has been allowed (and only to the extent allowed) by a Final Order or pursuant to this Plan or (ii) with respect to an Interest, an Interest in the Debtor, exclusive of any shares of capital stock held in treasury, that is registered in the stock register of the Debtor and/or the records of the Debtor's stock transfer agent, American Stock Transfer, Inc., and as to which no objection has been made or, if an objection thereto has been filed, that has been Allowed (and only to the extent Allowed) by a Final Order or pursuant to this Plan if an objection thereto has been filed timely.

     1.4 Avoidance Actions: any action which may be brought under sections 544, 545, 547, 548, 549 or 533(b) of the Bankruptcy Code or which has already been commenced by the Trustee (as defined herein) or the Shareholders' Derivative Action (as defined herein) including (a) Henry Seals Trustee v. Sidney W. Sers et al, Adversary Proceeding 98-6004, pending in the United States Bankruptcy Court, Northern District of Texas, San Angelo Division; and (b) Henry Seals Trustee v. Sidney W. Sers et al, Adversary Proceeding 98-6007, pending in the United States Bankruptcy Court, Northern District of Texas, San Angelo Division.

     1.5 Bankruptcy Code: the Bankruptcy Reform Act of 1978, as subsequently amended, codified at 11 U.S.C. || 101, et seq.

     1.6 Bankruptcy Court: the United States Bankruptcy Court for the Northern District of Texas, San Angelo Division, or any other court having jurisdiction over the Reorganization Case.

     1.7 Bankruptcy Rules: the Federal Rules of Bankruptcy Procedure, as amended, and the Local Rules of the United States Bankruptcy Court for the Northern District of Texas, San Angelo Division, together with all amendments and modification from time to time made thereto that are applicable hereto.

     1.8 Bar Date: May 4, 1998, the deadline fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3) for filing proofs of Claims or Interests, except for Claims of governmental units under Bankruptcy Rule 3002(c)(1) which is June 21, 1998. Claims for the payment of administrative claims, including those of professionals employed by the Trustee, the Shareholders' Committee and the Trustee himself shall be filed on or before thirty (30) days after the Effective Date or be barred forever.

     1.9 Business Day: means any day except Saturday, Sunday or any other day on which commercial banks in New York, New York are required or authorized by law to be closed for business.

     1.10     Case:  this  Chapter  11  case  involving  the  Debtor.

     1.11 Certain Insiders: as that term is used in Sections 2.12 and 4.6 of this Plan, it shall refer to certain former officers, directors, agents, and employees of the Company, including, Jody Day, Richard Guillemin, Juanda Harrell, and William Ruth, to the extent they own or claim to own any shares of Common Stock or Claims against the Debtor.

     1.12 Claim: any right against the Debtor to (i) payments, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) an equitable remedy for a breach of performance, if the breach would give rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured, or otherwise defined in the Bankruptcy Code and which was timely filed in the Case by the Bar Date.

     1.13 Class: category of Holders of Claims or Interest as provided for in Article II of this Plan.

     1.14     Common  Stock:  the  outstanding  common  stock  of  Trinity  Gas
Corporation.

     1.15 Concession or Colombian Concession: that certain contract entered into between the Colombian Oil and Gas Company commonly known as Ecopetrol in favor of Trinity Gas Colombia, Ltd., a Cayman Islands corporation and initially covering approximately 368,540 acres in and near Cali and Palmira, Colombia.

     1.16 Confirm or Confirmation: the entry of an order of the Bankruptcy Court confirming this Plan pursuant to section 1129 of the Bankruptcy Code.

     1.17 Confirmation Date: the date upon which the Bankruptcy Court enters the Confirmation Order.

     1.18 Confirmation Order: an order entered by the Bankruptcy Court confirming this Plan in accordance with the provisions of section 1129 of the Bankruptcy Code.

     1.19 Convenience Claims: those general unsecured creditor claims equal to or less than $500 each or by agreement of the Holder thereof provide for the reduction of their claim on a voluntary basis to $500.

     1.20 Debtor: Trinity Gas Corporation, Inc. and its successors and Trinity doing business as Jubilee Oil and Gas, Inc.

     1.21 Debtor-Subsidiary: Trinity Gas Colombia, Ltd. a Cayman Islands Corporation, or any successor, transferee, assignee, or Affiliate of Trinity Gas Colombia, Ltd., doing business anywhere, including Colombia (sometimes referred to herein as "Trincol") and Nova Energy, Inc.

     1.22 Disallowed: a Claim against or Interest in the Debtor which has not been timely filed or which has been determined to be disallowed by a Final Order of the Bankruptcy Court and shall, as a consequence, receive or be entitled to receive no distribution of cash, property, Rights, or New Common Stock under this Plan.

     1.23 Disclosure Statement: the Disclosure Statement filed by the Shareholders' Committee under section 1125 of the Bankruptcy Code to accompany this Plan, as amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and Bankruptcy Rules.

     1.24 Disputed Claim: any Claim or Interest (i) that is scheduled by a Debtor as disputed, contingent or unliquidated; (ii) proof of which has been filed with the Bankruptcy Court and an objection to the allowance thereof, in whole or in part, has been or is interposed, which objection has not been settled or determined by a Final Order; (iii) an Interest in the Debtor as to which an objection to the allowance thereof, in whole or in part, has been or interposed, which objection has neither been settled or determined by Final Order; or (iv) a Claim listed as disputed in the Pro Forma Balance Sheet for the Debtor and attached as an exhibit to the Disclosure Statement. Until such time as a Disputed Claim or Interest becomes fixed and absolute by Final Order, by settlement or otherwise, such Claim shall be treated as a Disputed Claim for all purposes, including those related to estimations, allocations, payments and distributions of cash and other property under the Shareholders' Committee's
Plan. From and after the Confirmation Date, the primary responsibility and right to file and prosecute objections to Claims otherwise assertable by the Debtor shall be assertable only by the Shareholders' Committee.

     1.25 Disputed Claims Reserve: shall mean the segregated account established pursuant to the provisions of the Shareholders' Committee's Plan, in which the Reorganized Company will hold pending final resolution of all Disputed Claims or Interests; the Pro Rata Share of each such Disputed Claim or Interest attributable to the Cash, New Common Stock and/or other property of the Debtor to be distributed by the Reorganized Company under this Plan. The Reorganized Company, shall determine the amount of each Disputed Claim for purposes of determining such Claim's pro rata share by reference to (1) the face amount of the applicable proof of claim or records of the Stock Transfer Agent; (2) the amount of such Disputed Claim as estimated and fixed by the Court pursuant to | 502(c) of the Bankruptcy Code or (3) the estimated amount of such Disputed Claim as determined by agreement with the Holder of such Disputed Claim. Within the Disputed Claim Reserve, a separate account shall be established and reserved for the Disputed Claim of each such claimant.

     1.26 Disputed Interest: to the extent not clear from the definition of a Disputed Claim, the term Disputed Interest shall refer to the shares of Common Stock and all rights related thereto owned or asserted to be owned by any Person as to which an objection is filed within ninety (90) days after the Confirmation Date and determined by Final Order should be disallowed and receive nothing under this Plan.

     1.27 Distribution Date(s): the Date(s) when New Common Stock is issued by the Debtor or its Stock Transfer Agent pursuant to this Plan to Holders of Common Stock determined initially as of the Record Date. The initial Distribution Date shall occur within ninety (90) days after the SEC Approval Date, unless extended for good cause by the Reorganized Company.

     1.28 Ecopetrol: the oil and gas company representing the interests of the country of Colombia.

     1.29 Effective Date: the first Business Day on which all conditions to effectiveness of the Plan as provided in section 14.1 hereof have been satisfied or as soon thereafter as is practicable, but in no event later than 30 business days after entry of the Confirmation Order unless the Shareholders' Committee or Reorganized Company agrees to a later date for good cause.

     1.30 Estate: collectively, the estate created by the commencement of the Reorganization Case under section 541 of the Bankruptcy Code comprised of all the property and assets identified in section 541, wherever located and by whomever held, including, but not limited to, all causes of action, property recovered pursuant to any Avoidance Action, or any other personal, real, intangible or equitable rights, liens, claims or ownership rights of the Debtor, including the rights to the Frozen Funds and other recoveries under the SEC Enforcement Action, Shareholders' Derivative Action, Avoidance Actions, Miscellaneous Actions, and rights under the SEC Settlement described in Article XI herein.

     1.31 Executory Contract: an unexpired lease or executory contract, within the meaning of section 365 of the Bankruptcy Code, in effect between or among the Debtor and any other Persons as of the Petition Date.

     1.32 Final Order: an order or judgement of the Bankruptcy Court that has not been reversed, stayed or vacated and as to which the time to appeal, petition for certiorari or seek reargument or rehearing has expired and as to which no appeal, reargument, petition for certiorari or rehearing is pending or as to which any right to appeal, reargue, petition for certiorari or seek rehearing has been waived in writing in a manner satisfactory to the Debtor or the Reorganized Company, or, if an appeal, reargument, writ of certiorari or rehearing thereof has bene sought, the order or judgment of the Bankruptcy Court has been affirmed or reversed in whole or in part by the highest court to which the order was appealed or from which the reargument or rehearing was sought, or by which the petition for writ of certiorari has been denied and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired.

     1.33 Frozen Funds: those certain sums of money approximating $3,100,000 existing in the Registry of the Court in the Northern District of Texas, Fort Worth Division, together with all additions and accretions and accrued interest earned with respect thereto that the SEC attached or may in the future attach, recover or have a right to recover in the SEC Enforcement Action, including any funds covered by the temporary restraining order entered by the District Court on or about December 9, 1998.

     1.34 General Unsecured Claims: any Unsecured Claims including, among others, Claims of trade creditors and those pertaining to damages for the rejection of Executory Contracts as provided in Article XII hereof.

     1.35 Holder (of a Claim or Interest): the Person holding a Claim or Interest (Common Stock) under the name, and at the address, disclosed on the Proof of Claim or Interest filed in this Case, or if no Proof of Claim or Interest is on file, then the last known address of such Person to Debtor, by the Debtor or its Stock Transfer Agent, or the Person to whom such Claim or Interest was last transferred by Final Order of the Court substituting the transferee for the prior Holder thereof.

     1.36 Interest(s) or Shareholder Interest(s): the Interests arising from the issued and outstanding Common Stock and any and all Claims by Shareholders against Trinity Gas Corporation arising from or relating to their holdings of Common Stock, including Claims for rescission of a purchase or sale of Common Stock and for damages arising from the purchase or sale of Common Stock or actions or inactions of Trinity Gas Corporation.

     1.37 Lien: a charge against or interest in property to secure payment of the Debtor's performance of an obligation.

     1.38 Miscellaneous Actions: this term includes any and all claims, causes of action or rights of the Debtor in any claims, cause of action, rights or proceeds thereof relating to what the Securities and Exchange Commission may assert, either formally or informally, in litigation, arbitration, or administrative actions or hearings under the 1933 or 1934 Securities Act, its rules and regulations against, including, but not limited to, the following: former officers and directors of the Debtor; its former auditors; its outside attorneys; its public relations firms or partners thereof; agents selling Common Stock for the Debtor or its Affiliates, including members of the Sers Group; stock brokerage firms and their affiliates who sold, attempted to sell, or acted separately or in concert with members of the Sers Group, their Affiliates or the Debtor to sell or attempt to sell Common Stock to potential investors. Additionally, it includes any and all causes of action claims or rights of the Debtor, its Affiliates, and Holders of Common Stock who vote in favor of the Plan against Thompson, Walker & Co., Jim Harris; D.W. Mitchell; Scriven Taylor, Jr.; Nakatosh Hotel, Inc.; Nakatosh Foundation; Rockcrest Securities, Inc.; Robert Yeager and the Sheinfeld, Maley & Kay law firm and all other affiliates, successors or assigns of such.

     1.39 New Investor Group: this term refers to the group of individuals, partnership(s) or corporation(s) which New Management brings to the Reorganized Company which will have the right to purchase New Common Stock and exercise previously unexercised Class 6 and 7 Rights for an additional period as determined by the New Board of Directors following the initial Offering Rights Expiration Date at a price determined by the New Board of Directors, but not less than 254 per share.

     1.40 Net Cash Flow: provides for any period beginning after the first day of the month next following the Effective Date of this Plan, the proceeds of production attributable to the Reorganized Company's oil and gas properties less and except (i) the Reorganized Company's pro rata share of lease operating expenses incurred in such period for operating the Reorganized Company's oil and gas wells and in Nova Energy, Inc.; (ii) funds necessary to consummate the Shareholder Committee's Plan post-Confirmation (not to exceed $25,000); (iii) the general administrative costs actually incurred during such period for providing accounting, joint interest billings and other general administrative costs of operating the Reorganized Company --not to exceed on an average basis, $10,000 per month; (iv) and any non-budgeted emergency expenditures for the first three (3) months.

     1.41 Non-Budgeted Emergency Expenditures: any unanticipated, unbudgeted expenditure which results from facts, events or circumstances not within the Reorganized Company's control, including emergency response costs, required by applicable non-bankruptcy law, regulatory costs imposed by any third party having jurisdiction over the Reorganized Company's direct or indirect property or business operations; costs related to insuring health and safety compliance, and costs responsive to natural events or emergencies.

     1.42 New Charter: the amended and restated certificate of incorporation of the Reorganized Company in effect on the Effective Date, a copy of which is attached to this Plan as Annex 1.

     1.43 New Common Stock: the Common Stock to be issued by the Reorganized Company, Trinity Gas Corporation, under and pursuant to this Shareholders' Committee's Plan, after its Confirmation, in exchange for and in cancellation of the existing Common Stock held by the Holders thereof.

     1.44 Nova Energy: that corporation formed under the laws of the State of Wyoming, styled Nova Energy, Inc. which Trinity Gas Corporation acquired through various exchanges of stock and pursuant to various agreements in the 1994-1995 time framework, the assets of which include but are not limited to approximately 27 oil and gas wells and certain oil and gas leases, related surface and down hole equipment (tank batteries, tubing, casing, pump jacks, compressors, and other equipment located both in Campbell County, Wyoming (the "Wyoming Properties"), and on the east bank of the Denver-Julesberg Basin) (collectively referred to as the "Colorado Properties").

     1.45 Nova Wells Redevelopment Plan: the plan to recomplete, rework or undertake other efforts to enhance production of the Wyoming and Colorado Properties, pursuant to the estimates for such reworking efforts, as prepared by Don Brause and Associates, the present operator of the properties. A summary of the Nova Wells Redevelopment Plan is contained in Article X of this Plan. Funding for the Nova Wells Redevelopment Plan shall be paid out of the funds on hand at Confirmation; and, to the extent not available, from either the accumulation of available Net Cash Flow generated from such oil and gas wells and other properties by the Reorganized Company, the proceeds of rights offerings or other funds made available to the Reorganized Company

     1.46 Person: an individual corporation, partnership, limited liability company, association, joint-stock company, joint venture, estate, trust, unincorporated organization, government, governmental unit or any political substitution thereof.

     1.47 Petition Date: December 23, 1997, the date on which Trinity Gas Corporation filed a petition for relief commencing the Reorganization Case.

     1.48 Plan or Shareholders' Committee's Plan: this Plan of Reorganization, as may be amended or supplemented from time to time in accordance with the Bankruptcy Code and the Bankruptcy Rules.

     1.49 Post-Confirmation Expenses: all actual, necessary expenses incurred by Reorganized Company after the Confirmation Date, including but not limited to expenses incurred in the ordinary course of business, capital expenditures, and fees and expenses of counsel, accountants, engineers and other professionals employed by Reorganized Company on or after the Effective Date.

     1.50 Priority Claim: any Claim of a type that is entitled to priority in payment under section 507 of the Bankruptcy Code other than an Administrative Priority Claim or a Tax Claim defined under Section 507(a)(8) of the Bankruptcy Code.

     1.51 Pro Rata: the same portion an Allowed Claim or an Allowed Interest in a particular Class bears to the aggregate amount of all Allowed
Claims  or  the  Aggregate  Amount  of  Allowed  Interests  in  such  Class.

     1.52 Record Date: July 20, 1998, the date determined as the record date for Shareholders having the rights to vote on the Plan and receive the Shareholder treatment and benefits provided in Article IV of the Plan.

     1.53 Rejection Claim: any claim arising by a rejection of claims by the Shareholders' Committee acting on behalf of the Debtor of an executory contract or unexpired lease pursuant to | 365 or | 1123(b)(2)of the Code and
Article  XII  of  the  Plan.

     1.54 Reorganization Case: the chapter 11 case commenced by Trinity Gas Corporation on the Petition Date, Case No. 697-60425-JCA-11 pending in the United States Bankruptcy Court for the Northern District of Texas, San Angelo Division.

     1.55 Reorganized Company or Reorganized Debtor: Trinity Gas Corporation, a Nevada corporation, the successor to the Debtor and Nova Energy, reorganized pursuant to the Plan.

     1.56 Restricted Securities: shall mean either (i) Common Stock that is acquired directly or indirectly from Trinity Gas Corporation, an affiliate of Trinity Gas Corporation, or members of the Sers Group in a transaction or chain of transactions not involving any public offering; (ii) Common Stock acquired from Trinity Gas Corporation or members of the Sers Group that are subject to the resale limitations of Regulation D under the Securities Act of 1933, or Common Stock that are subject to the resale limitations of Regulation D and are acquired in a transaction or chain of transactions not involving any public offering; (iii) Common Stock acquired from Trinity Gas Corporation or the Sers Group that are subject to the resale limitations of Regulation D (| 230.501 through | 230.506 of this chapter) or Rule 701(C) (| 230.701(C) of this chapter) under the Act; (iv) Common Stock that is subject to the resale limitations of Regulation D and acquired in a transaction or chain of transactions not involving any public offering; (v) Common Sock that is acquired in a transaction or chain of transactions meeting the requirements of Rule 144A (| 230.144A of this chapter); (vi) Common Stock acquired from Trinity Gas Corporation or members of the Sers Group that is subject to the resale limitations of Regulation CE (| 230.1001); or (vii) Common Stock regarded as Restrictive
Securities by either Trinity Gas Corporation or its Stock Transfer Agent. The aggregate amount of Common Stock representing Restricted Securities totals approximately 77 million shares, including approximately 29 million shares of Common Stock owned or claimed to be owned by the Sers Group.

     1.57 Rights: the uncertificated, nontransferable rights of existing Shareholder Interests, exercisable by the Holders of Allowed Interests to purchase shares of New Common Stock at a purchase price of .254 per share of New Common Stock of the Reorganized Company or any successor for each share of Common Stock owned by such Person or on economically equivalent terms, as set forth more particularly in Article IX of this Plan. With respect to any Class 6 and 7 Rights not exercised by the Holders of Allowed Interests during the initial 45 days Rights Exercise Period, the New Investor Group will have the ability to exercise those Rights within an additional period of time as determined by the New Board of Directors.

     1.58 Rights Agent: means either the Stock Transfer Agent or any entity designated by the Shareholders' Committee or Reorganized Company to act as the Reorganized Company's successor agent in either the Stock Transfer Agent in connection with the Rights Offering.

     1.59 Rights Exercise Notice: means the form of exercise notice which will provide for the exercise of the Rights by each Holder thereof.

     1.60 Rights Exercise Period: means as for Class 6 and 7 Interest Holders, the forty-five (45) day period commencing as soon as is practicable following the later of the Effective Date or SEC Approval Date and concluding on the Rights Expiration Date.

     1.61 Rights Expiration Date: means the date occurring 45 days after the commencement of the Rights Exercise Period, unless extended by the Reorganized Company by a vote of its Board of Directors. Notwithstanding the foregoing, the New Investor Group shall have an additional period as determined by the New Board of Directors within which to exercise the Class 6 and 7 unexercised Rights existing as of the Rights Expiration Date.

     1.62 Rights Offering: means the issuance of Rights to Holders of certain Claims and Interests as set forth under Article IX of this Plan.

     1.63 Rights Offering Common Stock: means the New Common Stock that is subject to purchase upon the exercise of the Rights.

     1.64     SEC:  the  Securities  and  Exchange  Commission.

     1.65 SEC Approval Date: the date when the SEC issues a response to the Reorganized Debtor's request for a no-action letter that the New Common Stock, Rights and the resale of such securities is exempt from registration under
Section 5 of the 1933 Securities Act or if denied by those then the date that the SEC approves an appropriate registration statement with respect to the issuance of New Common Stock and Rights under the 1933 Securities Act.

     1.66 SEC Enforcement Action: that certain cause of action styled Securities & Exchange Commission, Plaintiff v. Trinity Gas Corporation and Sidney W. Sers, Defendants and Trinity Gas Colombia, Patricia Ruth Sers, Amanda Burton Sers, Timothy Allen Sers and the Nakatosh Hotel, Inc., commenced before the United States District Court for the Northern District of Texas, Fort Worth Division, the Honorable Terry Means presiding (Civil Action No. 4-97CV-1018).

     1.67     Secured  Claim:  Allowed  Claim  that  is considered secured under section 506(a) of the Bankruptcy Code, including any Tax Claims of governmental units that are entitled to such status by Final Order or Agreement with the Shareholders' Committee, but excluding all penalties.

     1.68 Securities Act of 1933: the Securities Act of 1933, as amended, including all rules and regulations thereunder.

     1.69 Sers Group: the group of individuals, partnerships, corporations and other Persons affiliated with Sidney W. Sers, formerly of Brownwood, Texas and presently residing in or near Cali, Colombia, including but not limited to: the Nakatosh Hotel, Inc.; Timothy Allen Sers; Amanda Burton Sers; Patricia Ruth Sers, Trinity Gas Colombia and Matthew W. Sers, Scriven Taylor, D. W. Mitchell, Rockcrest Securities, Inc., Jim Harris, and any other partnerships, joint ventures, or corporations of which Sidney W. Sers acts as a controlling partner shareholder, officer, director, or employee.

     1.70 Shareholders' Committee, Equity Committee or Committee: the Official Committee of Shareholders appointed pursuant to section 1102 of the Bankruptcy Code by William Parkinson of the United States Trustee's Office, Northern District of Texas, a branch of the United States Department of Justice on February 2, 1998 and as subsequently amended by notices dated February 9, February 20, March 23, and April 2, 1998.

     1.71 Shareholders Derivative Action: that certain cause of action styled Trinity Gas Corporation Gas Corporation, by Richard E. Guillemin and William W. Ruth, Shareholders Suing Derivatively on its behalf v. Sidney W. Sers, individually and d/b/a Trinity Gas Colombia, Ltd. and d/b/a Nakatosh Hotel, Inc.; Scriven Taylor, Jr.; and Trinity Gas Colombia, Ltd. pending in the United States District Court, Northern District of Texas, Fort Worth Division, Civil Action No. 4-97-CV-1020Y, Judge Terry Means presiding.

     1.72 Shareholder Trust: that certain Trust in a form substantially as that to be submitted by the Shareholders' Committee and Trustee to the Bankruptcy Court within five (5) days of the Confirmation Hearing for the purpose of confirming and administering rights of Holders of Common Stock in Classes 6 and 7 who select the Cash Out Option.

     1.73 Stock Transfer Agent: American Stock Transfer, Inc., headquartered in New York, New York, with its primary office located in Denver, Colorado, serving the stock transfer agent needs of the Debtor, or any subsequent replacement or substitute selected by the Shareholders' Committee or Reorganized Company.

     1.74 Tax Claims: a Claim by a governmental unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

     1.75     Trincol:  Trinity  Gas  Colombia,  Ltd.  and  its  successors.

     1.76     Trinity:  The  Debtor  and  its  successors.

     1.77 Trustee: Henry C. Seals, the person appointed by the Office of the United States Trustee for the Northern District of Texas to act as Trustee under and pursuant to | 1104 of the Bankruptcy Code, together with any successor, replacement or substitute.

     1.78 Unsecured Claim: any Unsecured Claim that is not considered a Class 2 Secured Claim, an Administrative Claim, a Tax Claim, a Priority Claim or Class 5 Claim owed by Third Parties.

                  2.  CLASSIFICATION AND IDENTIFICATION OF
                       IMPAIRMENT OF CLAIMS AND INTERESTS

     2.1      General.  The  Interests  of  Stockholders and Claims of Creditors
against the Debtor, to the extent Allowed by the Bankruptcy Court, are classified as set forth in this Article II. The Claims or Interests in a particular Class are designated only to the extent that each such Claim or
Interest fits within the description of such Class and shall be a part of a different Class or Classes to the extent that the remainder thereof or a portion thereof fits within the description of another Class or Classes. A Claim or Interest is entitled to the treatment provided herein only to the extent that the Claim or Interest is an Allowed Claim or Allowed Interest in that Class and has not been paid, released or otherwise satisfied before the Effective Date.

     2.2 Unclassified Claims. Administrative Claims and Priority Claims are not classified under the Committee's Plan in accordance with Section 1123(a)(1) of the Bankruptcy Code. Administrative Claims under Section 503 of the Bankruptcy Code include expenses of the Chapter 11 Trustee and the Shareholders Committee, the fees and expenses of various professionals, including the Trustee's attorneys, the Shareholders Committee's attorneys, Trustee's accountants, Trustee's compensation under 11 U.S.C.| 326 and other professionals. Administrative Claims may also include Claims based on postpetition services rendered to the Estate. The estimated total of Administrative Claims is $650,000. The Shareholders Committee is hopeful of arriving at an agreement whereby the Trustee's counsel and Committee's counsel will voluntarily reduce their fees and agree to be paid a percentage of the amount owed to each by the Bankruptcy Court upon the Effective Date or date of Allowance of such fees with the remainder to be paid out of the first proceeds received from the Avoidance Actions. The other Administrative Claims, once Allowed, will be paid in full. The first net proceeds of the Avoidance Actions will be dedicated to pay any outstanding amounts of Allowed Administrative Claims not otherwise paid or funded by the Effective Date and used to pay Class 4 Allowed General Unsecured Claims.

     2.3 Class 1 - Priority Claims. This Class consists of all Claims described in Section 507 of the Bankruptcy Code.

     2.4 Class 2 - Secured Claims. This Class consists of the Secured Claims of secured creditors, if any, of the Debtor, to the extent the value of the property that secures such Claim equals or exceeds the replacement value of such Claim pursuant to Section 506 of the Bankruptcy Code, but excluding, the undersecured portion, if any, of each such Creditor's Claim, which portion shall be classified as an Unsecured Claim

     2.5 Class 3 - Convenience Class of Small Unsecured Creditors. This Class consists of the Unsecured Claims that either are less than $500 each or are reduced by agreement of the Holder thereof to an amount less than $500 each, including Allowed Claims arising out of rejected Executory Contracts.

     2.6 Class 4 - General Unsecured Claims. This Class consists of all Unsecured Claims exclusive of Administrative Claims, Tax and other Priority Claims, Class 2 Secured Claims, Class 3 Convenience Claims, and Class 5 Claims owed by Third Parties.

     2.7 Class 5 - Claims Owed by Third Parties. This Class consists of the Unsecured Claims of Creditors who have timely filed Proofs of Claim and which, according to the books and records of the Debtor, are owed by Trincol, members of the Sers Group or other third parties and not the Debtor.

     2.8 Class 6 - Interests or Common Stock Constituting Restricted Securities. This Class consists of those shares of Common Stock that are either
(a) treated for purposes of the books and records of Trinity Gas Corporation as being Restricted Securities; (b) considered as being Restricted Securities as defined herein or for any purpose under the 1933 and 1934 Securities Act, their rules and regulations, including but not limited to SEC Rules 144 and 145 and Regulations A and D; or (c) are subject to resale restrictions under applicable rules and regulations of the SEC. As of February 18, 1998, the records of Trinity Gas Corporation's Stock Transfer Agent reflect an aggregate of approximately 77 million shares of Common Stock as being Restricted Securities including approximately 29 million shares held by the Sers Group.

     2.9 Class 7 - Unrestricted or Free Trading Common Stock. This Class consists of those shares of Common Stock (a) not considered by the books and
                                                 ---
records of both Trinity Gas Corporation and its Stock Transfer Agent to be Restricted Securities; (b) not otherwise considered to be Restricted Securities
                            ---
by  the  SEC;  and  (c) not subject to any resale limitations under the 1933 and
                        ---
1934 Securities Acts, their rules and regulations ("Unrestricted Securities" or "Free Trading Stock"). As of February 18, 1998, the amount of Unrestricted Securities according to the books and records of the Stock Transfer Agent approximated 17 million shares, including less than 1 million shares held by the Sers Group.

     2.10 Class 8 - Common Stock held by Sers Group. This Class consists of the Common Stock (including both Restricted and Unrestricted Securities) held by the Sers Group as of the Petition Date (estimated at 30 million shares) together with any or all other Common Stock subsequently acquired by any such member or Affiliate of the Sers Group.

     2.11 Class 9 - Common Stock Issued as a Sales Commission. This Class consists of the Common Stock acquired by or issued to any person acting in a direct or indirect capacity of selling or reselling Common Stock of Trinity or a member of the Sers Group from January 1, 1995 to present.

     2.12 Class 10 - Certain Insiders. This Class consists of former officers and employees of Trinity Gas Corporation who acquired grants, stock options, or year-end bonus distributions of Common Stock and/or who assert Claims of Indemnification, Rights of Contribution and Reimbursement of Unpaid Expenses incurred for the benefit of Trinity.

             3.       PROVISIONS FOR SATISFACTION OF CREDITOR CLAIMS

     Unclassified Claims and the Allowed Claims of Creditors of Classes 1-5 as classified in Article II hereof shall be satisfied in the manner set forth in this Article III.

     3.1 Administrative Claims. In accordance with Section 1129(a)(9) of the Bankruptcy Code, on the Effective Date of the Plan, each holder of an Allowed Administrative Claim shall receive, in full satisfaction of such Claim, cash equal to the Allowed amount of such Claim, unless such holder and the Committee shall have agreed to different treatment of such Claim. The Shareholders Committee is hopeful at arriving at an agreement with the Trustee's Counsel and Committee's Counsel will voluntary reduce their fees and agree to be paid a percentage of the amount owed to each by the Bankruptcy Court on the Effective Date or date of allowance of such fee with the remainder to be paid out of the first proceeds received from the Avoidance Actions. The other
Administrative Claims, once Allowed, will be paid in full. The first net proceeds of the Avoidance Actions will be dedicated to pay any outstanding amounts of Allowed Administrative Claims not otherwise paid or funded by the Effective Date and then used to pay Class 4 Allowed General Unsecured Claims. No Administrative Claims shall be paid unless such Claim has been determined by the Court to satisfy the requirements under Sections 503(a) and 507 of the Bankruptcy Code.

     3.2 Tax Claims. The Allowed Claims of governmental units for taxes entitled to priority status under Section 508(a)(8) of the Bankruptcy Code shall be paid at the sole option of the Shareholders' Committee (a) the sole amount of their Allowed Claim(s) in equal semi-annual deferred cash payments over a period not exceeding six (6) years after the date of assessment of such Allowed Claim of a value, as of the Effective Date of the Plan, equal to the amount of each such Allowed Claim, or (b) the full amount of each such Allowed Claim, without interest in cash, within thirty (30) days of the Effective Date or, if later, allowance of such Claim by Final Order, or (c) upon such other terms as may be agreed upon by the holder of each such Allowed Claim and the Reorganized Company or the Shareholders' Committee. (1)


-------------------
     (1) With respect to the claim filed June 22, 1998 by the Internal Revenue Service in the amount of $3,286,480.60, the Committee has objected to such claim and is seeking to have such claim disallowed.

     3.3 Class 1: Allowed Priority Claims. The Class 1 Allowed Claims are entitled to priority status under section 507(a) of the Bankruptcy Code and shall be paid within thirty (30) days after the Effective Date.

     3.4 Class 2: Allowed Secured Creditors. The Holders of Allowed Secured Claims will receive in full and final satisfaction of their Claims, at the option of the Shareholders' Committee, the following treatment:

     (a) conveyance or abandonment of the collateral, which secures each such Claim to such Secured Creditor on the Effective Date or within fifteen
          (15) days thereafter;

     (b) payment of such Secured Claim in accordance with the terms and provisions of the documents pertaining thereto or, if more, then paid in full in annual installments equal to the net cash flow attributable to the collateral which secures the Claim commencing on the first anniversary of the Effective Date, with final payment of all then-remaining amounts on the tenth anniversary of the Effective Date, with simple interest from the later of the Effective Date and the date such Claim is Allowed at the rate in effect under 26 U.S.C. | 6621(b)(3) on the Confirmation Date unless the Bankruptcy Court determines that a different rate of interest should apply; or;

     (c)  such  other  treatment  as  the   Shareholders'   Committee  and  such
          Creditor(s) shall agree to, subject to approval by the Bankruptcy Court, after notice and hearing; or

     (d) notwithstanding any contractual provision or applicable laws that entitle the Holder of a Secured Claim to demand or receive accelerated payment after the occurrence of a default, the legal, equitable and contractual rights to which the Claim entitles the Holder thereof will be left unaltered and unimpaired. If applicable any defaults that occurred before or after the Petition Date, other than defaults of the kind specified in section 365(b)(2) of the Bankruptcy Code, will be cured on the Effective Date or as soon thereafter as is practicable; the maturity of such Claim shall be reinstated as it existed before such default; and the Holder of such Claim shall be compensated for any damages incurred as a result of its reasonable reliance on such contractual provision or applicable law. In the alternative, at the option of the Shareholders' Committee or the Reorganized Company, as the case may be, any Allowed Secured Claim may be satisfied in cash on the later of the Effective Date and the date such Claim is Allowed, or as soon thereafter as is practicable, in an amount equal to the Allowed Claim, provided that the aggregate amount of all such Secured Claims which the Shareholders' Committee or the Reorganized Company elect to satisfy in such manner shall not exceed $5,000 without the consent of Shareholders' Committee;

     3.5 Class 3: Allowed Convenience Creditors. Each Holder of an Allowed General Unsecured Claim in the amount of $500 or less or, if the amount of any such Allowed Claim is greater than $500, but the Holder agrees to reduce its Allowed Unsecured Claim to an amount equal to $500, such Claim shall be paid cash in an amount equal to 95% of such Claim within thirty (30) days after the Effective Date.

     3.6 Class 4: Allowed General Unsecured Claims. The Holders of Allowed General Unsecured Claims shall be satisfied by either (a) being paid in full by the Reorganized Company within two (2) years in four semi-annual payments of principal, plus accrued interest at the rate of seven and one-half percent (7.5%) per annum, or at a different rate as determined by the Court with the initial such payment due on the sixth month anniversary of the Effective Date or, if any such Claim has been objected to, then six months from the date on which such Claim is determined by Final Order to be an Allowed General Unsecured Claim or (b) will receive shares of New Common Stock in an amount that when multiplied by the average stock trading price for the immediately ten (10) days preceding days as equals the dollar Amount of each such Allowed Claim. Holders of General Unsecured Claims should indicate their preference as to this treatment on the ballot for voting on the Plan. With respect to those Holders of Class 4 Allowed Claims accepting the deferred payment, the net proceeds of recovery from the Avoidance Actions and the Shareholders Derivative Action shall, after payment of any outstanding Allowed Administrative or Allowed Priority Claims be dedicated to retire the Allowed Class 4 Claims that select the 100% payment treatment under the Plan. The Reorganized Company further agrees that, if necessary, to timely pay such Allowed Class 4 Unsecured Claims in full, the Wyoming Properties, the Colorado Properties, and all other assets belonging to Nova Energy, Inc., will, if necessary, be sold in whole or in part to accomplish the timely payment to such claimants. The Reorganized Company also agrees not to dispose of or encumber any such properties prior to the payment in full of the Allowed Class 4 Unsecured Creditor Claims in accordance with this Section 3.6.

     3.7 Class 5: Creditors Holding Claims Owed by Third Parties: Each Creditor within this Class of Claims, if determined to have an Allowed Claim, will receive shares of New Common Stock in full and final satisfaction of all its Claims against the Debtor, its Affiliates and Trincol in an amount that when multiplied by the average stock trading price for the immediately ten (10) days preceding days as equals the dollar Amount of each such Allowed Claim. Holders of Disallowed Class 5 Claims will not be entitled to receive a distribution under this Plan.

              4.   TREATMENT OF SHAREHOLDER RIGHTS AND CLAIMS:
                  SELECTION OF EQUITY OPTION OR CASH OUT OPTION
                  ---------------------------------------------

     4.1     Plan  Options.
             -------------

     A.     General  Provisions  for  Shareholders  Voting  on  the  Plan.
            -------------------------------------------------------------

     Shareholders in Classes 6 and 7 who vote on the Plan may choose one of two options ("Plan Options"): either the Equity Option or Cash Out Option. The Equity Option generally provides that Shareholders holding Allowed Interests
--------------
will exchange their Common Stock for (i) an equal amount of New Common Stock to be issued by the Reorganized Company and (ii) an equal amount of rights to purchase additional Common Stock at $.25 per share. In selecting this option, each such Shareholder should regard the decision as being an investment in the Reorganized Company, with the understanding that their Pro Rata Share of the Frozen Funds, if any, will be made available to the Reorganized Company for use in the ordinary course of its future business (the "Equity Option").

          The  second option, the Cash Out Option, provides for potential future
               ------             ---------------
cash distributions to Shareholders with Allowed Interests in Classes 6 and 7 who select this option. Under this Cash Out Option, each such electing Shareholder will receive its Pro Rata Share of (a) the Frozen Funds, if any, from the SEC Enforcement Action and (b) any residual funds that may be available based upon the Company's Liquidation Value calculated as of the Confirmation Date and as if all Allowed Claims of creditors are deemed paid in full with interest. The Cash Out Option is non-transferable and may not be assigned; only Shareholders in Classes 6 and 7 holding Common Stock as of the Record Date may exercise the Cash Out Option.

     As to each of Classes 6 and 7, the Shareholders' selection of either Plan Option will be implemented on a Shareholder by Shareholder basis. There are no restrictions on the amount and number of Shareholders who may select either the Equity Option or the Cash Out Option.

     In order to eliminate as many litigation claims and matters against the Reorganized Company as possible; provide the Reorganized Company with the best mechanism for recovering funds from the Sers Group that the SEC believes rightfully belongs to the Shareholders and/or the Company; and to provide new management and the new board of directors with as "clean a company" as possible, each Class 6 and 7 Shareholder who votes to accept the Plan is deemed, in exchange for receiving their rights and benefits under the Equity Option and Cash Out Options to: (I) ASSIGN TO THE REORGANIZED COMPANY ANY AND ALL SUCH SHAREHOLDER'S RIGHTS, CAUSES OF ACTION, INTERESTS IN OR CLAIMS TO OR AGAINST THE FROZEN FUNDS, THE AVOIDANCE ACTIONS, SHAREHOLDERS' DERIVATIVE ACTIONS, SEC ENFORCEMENT ACTION AND MISCELLANEOUS ACTIONS TOGETHER WITH ALL THEORIES AND PROCEEDS OF RECOVERY, JUDGMENT OR SETTLEMENT, INCLUDING THOSE RELATING SPECIFICALLY TO THE PURCHASE AND SALE OF COMMON STOCK, FOR NEGLIGENCE, MALFEASANCE, MISFEASANCE, ACTUAL OR CONSTRUCTIVE FRAUD AND SIMILAR SUCH ACTIONS OF THE DEBTOR, ITS AFFILIATES, SUCCESSORS, PREDECESSORS, ASSIGNS, OFFICERS, DIRECTORS, SHAREHOLDERS, REPRESENTATIVES, ATTORNEYS AND OTHER PROFESSIONALS FOR THE PERIOD JANUARY 1, 1993 TO THE EFFECTIVE DATE; AND (II) ANY AND ALL RIGHTS, CLAIMS AND/OR CAUSES OF ACTIONS AGAINST THE DEBTOR'S FORMER AGENTS AND PROFESSIONALS, THE SERS GROUP MEMBERS (AS DEFINED IN CLASS 8 OF ARTICLE IV OF THE PLAN); CERTAIN INSIDERS OF THE DEBTOR (AS DEFINED IN CLASS 10 OF ARTICLE IV OF THE PLAN); AND COMMISSION HOLDERS (AS DEFINED IN CLASS 9 OF ARTICLE IV OF THE
PLAN) AND AS A RESULT OF SUCH ASSIGNMENTS SPECIFICALLY AUTHORIZE THE REORGANIZED COMPANY TO PROSECUTE, OR, IF APPROPRIATE, SETTLE OR OTHERWISE DISPOSE OF SUCH RIGHTS, CLAIMS AND CAUSES OF ACTION, ON THEIR BEHALF FOR THE EXCLUSIVE BENEFIT
OF  THE  REORGANIZED  COMPANY  PURSUANT  TO  THE  PROVISIONS  OF  THE  PLAN.

     ON THE BALLOT FOR ACCEPTANCE OR REJECTION OF THE PLAN, SHAREHOLDERS WILL HAVE THE OPPORTUNITY TO ELECT WHETHER TO ASSIGN THEIR RIGHTS REFERENCED HEREIN. THE FAILURE TO MAKE AN ELECTION WILL RESULT IN THE ASSIGNMENT OF SUCH RIGHTS TO THE REORGANIZED COMPANY.

     The Shareholders Trust will be responsible for enforcing the rights of Shareholders who select the Cash Out Option until the Frozen Funds are either received by the Disbursing Agent or determined by Final Judgment to be the rightful property of a member of the Sers Group. The Shareholders' Trust will operate under and be governed in accordance with a Shareholders' Trust Agreement which will be prepared by the Shareholders' Committee and the Trustee and filed with the Bankruptcy Court within five (5) days of the Confirmation Hearing. The Disbursing Agent will also act as the Trustee of the Shareholders' Trust. Upon release of the Frozen Funds, Mr. Seals in his capacity as Disbursing Agent, will account to the Shareholders' Trust, the Reorganized Company and to those Shareholders having selected the Cash Out Option for all cash received and disbursed by the Disbursing Agent. In the event Mr. Seals ceases for any reason to act as the Disbursing Agent, the Reorganized Company will act as the Disbursing Agent and Trustee of the Shareholders' Trust.

     B.     Shareholders  Voting  Against  the  Plan
            ----------------------------------------

     Shareholders voting against the Plan will nevertheless be entitled to select between the Equity Option and the Cash Out Option.

     C.     Record  Date  Controls  Determination  of  Shareholder  Rights
            --------------------------------------------------------------

     Determination of what Shareholders and the amount of Common Stock entitled to vote with respect to the Plan and receive the New Common Stock and Class 6 and 7 Rights for those Shareholders selecting the Equity Option and the dividend rights for those Shareholders selecting the Cash Out Options offered in Class 6 and 7 will be made as of the July 20, 1998 Record Date.

     D.   Treatment of Shareholders Who Fail to Vote on the Plan or Who Vote but
          ----------------------------------------------------------------------
          Fail to Select an Option; Second Opportunity to Select Plan Option
          ------------------------------------------------------------------

     If the Plan is confirmed, then the Holders of Allowed Interests or Common Stock who (i) fail to vote with respect to the Plan or (ii) voted on the Plan but did not select a Plan Option prior to the voting deadline set by the Court, will receive a written communication from the Reorganized Company that will allow each Shareholder an additional 15 days from the date of the mailing of such communication to select either the Equity Option or the Cash Out Option (which 15 day period will not, however, delay the occurrence of the Effective
Date). Upon the expiration of the 15-day period, anyone receiving the written communication who fails to select a Plan Option will be deemed to have selected the Equity Option and will receive their Pro Rata Share of New Common Stock and Rights as provided for in the Equity Option.

     E.     Bar  Date  for  Shareholders  Filing  Proofs  of  Interest
            ----------------------------------------------------------

     Shareholders either (a) listed on the Stock Transfer Agents' books and records; (b) listed with Cede & Co., stock brokerage firms, banks and similar qualified nominee holding companies of record for stock held in street name; and
(c)  those  Shareholders who have cast a ballot on the Planwill be automatically
     ------------------------------------------------------
recognized  as  having  filed  a  Proof  of  Interest.

     IN ACCORDANCE WITH BANKRUPTCY RULE 3003, THE PLAN ESTABLISHES THE CONFIRMATION DATE AS THE LAST DATE FOR SHAREHOLDERS FILING A PROOF OF INTEREST IN THIS CASE, OR INFORMING THE EQUITY COMMITTEE OF THEIR HOLDINGS OF COMMON STOCK. SHAREHOLDERS WHO HAVE PREVIOUSLY COMMUNICATED THEIR SHAREHOLDINGS TO THE EQUITY COMMITTEE ON THE FORMS PROVIDED BY THE EQUITY COMMITTEE; ARE RECOGNIZED ON THE BOOKS AND RECORDS OF THE DEBTOR'S STOCK TRANSFER AGENT; LISTED WITH CEDE & COMPANY, RECOGNIZED STOCK BROKERAGE FIRMS, BANKS AND SIMILAR QUALIFIED NOMINEE HOLDING COMPANIES OF RECORD FOR STOCK HELD IN STREET NAME AS OF THE RECORD DATE ("NOMINEE HOLDERS") WILL HAVE SATISFIED THE REQUIREMENT FOR FILING A PROOF OF INTEREST. SHAREHOLDERS WHO ARE NOT RECOGNIZED ON THE BOOKS AND RECORDS OF NOMINEE HOLDERS AS BEING HOLDERS OF COMMON STOCK ON THE RECORD DATE AND WHO FILE A PROOF OF INTEREST WITH THE COURT OR SEND IN THEIR FORM TO THE EQUITY COMMITTEE AFTER THE CONFIRMATION DATE WILL BE BARRED FROM PARTICIPATING IN THE RIGHTS OF
-----
CLASSES  6-10  IN  THE  PLAN.

     4.2     Class  6:  Allowed  Interests  Constituting  Restricted Securities:
Option  A, Equity Option:  On the ballot for voting on this Plan, the Holders of
   ---------------------
Allowed Interests of Restricted Securities who vote on the Plan and select or are deemed to have selected the Equity Option shall receive in full and final satisfaction of their Claims, rights, title and interest in and to outstanding shares of Common Stock and any Claims against the Debtor, Frozen Funds, Certain Insiders and Commission Holders one share of (i) New Common Stock and (ii) one Class 6 Right under the Rights Offering to be issued and distributed by the Reorganized Company within 90 days after the SEC Approval Date in exchange for each Share of Common Stock. The New Investor Group will have an additional period as determined by the New Board of Directors within which to purchase an equal amount of New Common Stock and/or exercise Class 6 and 7 Rights not otherwise exercised by members of Class 6 and 7 within the Rights Exercise Period at a price to be determined by the Reorganized Company of not less than 254 per share or Right, as the case may be.

     Class  6:  Allowed  Interests Constituting Restricted Securities: Option B,
                                                                       ---------
Cash  Out  Option: On the ballot for voting on this Plan, the Holders of Allowed
-----------------
Interests of Restricted Securities who vote on the Plan and select the Cash Out Option shall receive from either the Shareholders Trust or the Disbursing Agent their pro rata share of both the Frozen Funds, if any, and the Company's Liquidation Value as determined by Final Order of the Bankruptcy Court. The Disbursing Agent will account to the SEC, the Reorganized Company and the Shareholders who selected the Cash Out Option within sixty (60) days of receipt of the Frozen Funds of the receipt and distributions thereof. Shareholders who select this Cash Out Option are not entitled to receive any New Common Stock or
                                 ---
Rights. The New Investor Group will have an additional period of time as determined by the New Board of Directors within which to purchase an equal amount of New Common Stock or exercise Class 6 and 7 Rights not otherwise exercised by members of Class 6 and 7 within the Rights Exercise Period at a price to be determined by the Reorganized Company of not less than 254 per share or Right, as the case may be.

     4.3     Class  7:  Allowed  Free  Trading  Common  Stock:  Option A: Equity
                                                                ----------------
Option;  On the ballot for voting on this Plan, the Holders of Allowed Interests
------
of Unrestricted Securities or Free Trading Common Stock who vote on the Plan and select or are deemed to have selected the Equity Option shall receive in full and final satisfaction of their claims, rights, title and interest in and to outstanding shares of Common Stock and any Claims against the Debtor, the Frozen Funds, Certain Insiders and Commission Holders one share of (i) New Common Stock and (ii) one Class 7 Right under the Rights Offering to be issued and distributed by the Reorganized Company within 90 days after the SEC Approval Date in exchange for each Share of Common Stock.

     Class  7: Option B: Cash Out Option: On the ballot for voting on this Plan,
               -------------------------
the Holders of Allowed Interests of Free Trading Common Stock or Unrestricted Securities who vote on the Plan and select the Cash Out Option will receive from either the Shareholders Trust or the Disbursing Agent their pro rata share of both the Frozen Funds, if any, and the Company's Liquidation Value as determined by a Final Order of the Bankruptcy Court. The Disbursing Agent will account to the SEC, the Reorganized Company and the Shareholders who selected the Cash Out Option within sixty (60) days of receipt of any Frozen Funds of such receipt amount(s) and distributions thereof. Shareholders who select this Cash Out Option are not entitled to receive any New Common Stock or Rights.
             ---

     4.4 Class 8: Common Stock Held by the Sers Group: Unless a settlement is achieved by the Shareholders' Committee or Reorganized Company with the Sers Group on terms acceptable to the Shareholders' Committee, and approved by the Bankruptcy Court or other Court having jurisdiction over such disputes, after notice and an opportunity for hearing, the Common Stock held by the Sers Group will be cancelled and the Holders of such shares will receive nothing under this Plan.

     4.5 Class 9: Common Stock Issued as Sales Commission: This class of Holders of Common Stock acquired as a result of direct or indirect efforts to sell or resell Common Stock obtained from Trinity Gas Corporation or the Sers Group from January 1, 1995 to the present ("Commission Holders") shall select either: Settlement Option (A), in which event such Holders will automatically be
        ---------------------
determined to hold Allowed Interests and shall receive New Common Stock equal to 15% of their holdings in Common Stock; or Litigation Option (B), in which case
                                            ---------------------
their holdings will be disputed. If a determination is made by Final Order of the Bankruptcy Court that any Interest Holder in Class 9 is an Allowed Interest, they will receive a corresponding amount of New Common Stock equal to the amount of their judicially determined Common Stock holdings. If on the ballot for voting on the Committee's Plan, a Class 9 Holder selects Litigation Option B
Treatment, the Reorganized Company reserves all rights to pursue causes of action against such Holder on all legal theories and causes of action available to the Debtor. In the event a Class 9 Shareholder selects the treatment provided by Settlement Option A, the Debtor and Holders of Common Stock voting to accept the Plan will be deemed to have released all Claims it or they may have or are capable of asserting against such Class 9 Shareholders on the thirtieth (30th) day after the Effective Date. As part of this Plan, each Class 9 Holder of Common Stock having selected the Settlement Option shall be deemed to have assigned to the Reorganized Company any and all rights, claims, title and interest in any recovery such Class 9 Interest Holder may have or be able to assert against the Frozen Funds, the Debtor, Certain Insiders, the Sers Group and in the Miscellaneous Actions, Avoidance Actions, SEC Enforcement Action and Stockholders Derivative Action.

     4.6 Class 10: Common Stock Held by Certain Insiders: This class of Certain Insiders determined to be Holders of Allowed Interests shall select either: Settlement Option (A) in which event they will automatically be
         -----------------------
determined to hold Allowed Interests and shall receive New Common Stock equal to 15% of their holdings in Common Stock; or Litigation Option (B), in which event
                                           ---------------------
their holdings will be disputed. If a determination is made by Final Order of the Bankruptcy Court that any Interest Holder in Class 10 is an Allowed Interest, they will receive a corresponding amount of New Common Stock equal to the amount of their judicially determined Common Stock holdings. If on the ballot for voting on the Committee's Plan, a Class 10 Holder selects Litigation Option B Treatment, the Reorganized Company reserves all rights to pursue causes of action against such Holder on all legal theories and causes of action available to the Debtor. In the event a Class 10 Shareholder selects the treatment provided by Settlement Option A, the Debtor and Holders of Common Stock voting to accept the Plan will be deemed to have released all Claims it or they may have or be capable of asserting against such Class 10 Shareholders on the thirtieth (30th) day after the Effective Date. As part of this Plan, each Class 10 Holder of Common Stock having selected the Settlement Option shall be deemed to have assigned to the Reorganized Company any and all rights, claims, title and interest in any recovery such Class 10 Interest Holder it may have or be able to assert against the Frozen Funds, Commission Holders, Sers Group and the Debtor and in the Miscellaneous Actions, Avoidance Actions, SEC Enforcement Action, and Shareholders' Derivative Action.

     4.7 New Investor Group: The New Investor Group being organized by proposed new management of the Reorganized Company will have the right to purchase an amount of New Common Stock up to the amount represented by the Rights Offering and exercise any Rights not exercised timely by shareholders for an additional period of time as beyond the initial Rights Expiration Date and at a price determined by the New Board of Directors, but not less than 254 per share.

                  5.    DESCRIPTION AND DISTRIBUTION OF NEW
                                  COMMON STOCK
                                  ------------

     5.1 Surrender and Cancellation of Outstanding Securities. As a condition precedent to the receipt of any distribution under this Plan by the Holder of an Allowed Interest arising from or related to any certificated debt security, including, but not limited to, all certificates evidencing Common Stock, such Holder must surrender to the Reorganized Company or Stock Transfer Agent certificates evidencing such Holder's Allowed Interests within the period prescribed by Section 5.4(b) hereof. Such certificates surrendered will be marked "cancelled" or "paid" as appropriate. In the event of a lost or destroyed security certificate, the Holder of such Common Stock must deliver to the Reorganized Company an affidavit of loss or destruction as well as an agreement to indemnify the Reorganized Company in form and substance reasonably acceptable to the Reorganized Company in order to receive any distribution under this Plan. On the Effective Date, certificates evidencing the existing Common
Stock  will  be  cancelled,  discharged,  satisfied  and  expunged.

     5.2 Issuance and Resale of New Common Stock and Rights. The Shareholders' Committee relies on Section 1145 of the Bankruptcy Code, for an exemption from registration under Section 5 of the Securities Act of 1933, as amended, and any similar provisions of applicable state law (i) with respect to the issuance of New Common Stock and Rights and (ii) that all of such securities will be freely transferable without further registration, (except by a Person deemed to be an "underwriter" under the 1933 and 1934 Securities Act) within the provisions of Section 1145 of the Bankruptcy Code. Prior to issuing New Common Stock and the Rights, the Shareholders Committee or if then applicable, the Reorganized Company, will submit a No Action Letter request to the SEC for a determination, among other things, that the issuance and resale of the New Common Stock and Rights under the Plan is exempt from registration under Section 5 of the 1933 Securities Act pursuant to Section 1145 of the Bankruptcy Code. If the SEC denies such no-action letter request, the Shareholders' Committee or, if then applicable, the Reorganized Company will either file a registration statement, seek to obtain an exemption from the application of Section 5 of the 1933 Securities Act or submit other appropriate filings or undertake other actions with the SEC to accomplish this result.

     5.3 Fractional Amounts of Shares. The Reorganized Company will not issue or distribute any fractional shares of New Common Stock. In lieu of any fractional shares of New Common Stock, the Reorganized Company, or such other Person as the Reorganized Company from time to time may appoint as Stock Transfer or disbursing agent, will, promptly following the Effective Date (or the date of any subsequent distribution pursuant to Article IV of this Plan), distribute, to each Person otherwise entitled to receive a distribution of a fractional share of New Common Stock at that time, an amount of cash equal to the produce of (a) such fractional share and (b) the quotient obtained by dividing (i) the aggregate amount of all Allowed Interest by (ii) the aggregate number of shares of New Common Sock issuable pursuant to this Plan. In lieu of any fractional shares of New Common Stock, the Reorganized Company, or such other person as the Reorganized Company from time to time may appoint as its exchange agent, on behalf of all persons otherwise entitled to receive fractional New Common Stock (including, but not limited to, individual beneficial owners of shares held in "street name"), will promptly following the Effective Date (or the date of any subsequent distribution pursuant to Article IX of this Plan), aggregate such fractional shares of Common Stock and sell the resulting New Common Stock for the account of such Persons. Such Persons will thereafter be entitled to receive their allocable portion of the net proceeds of the sale thereof. Such sales will be effected in open market transactions on the national securities exchange or over-the-counter market, if any, upon which the New Common Stock are listed. All questions as to fractional amounts of Common Stock, or New Common Stock will be determined by the Reorganized Company.

     5.4     Returned  and  Unclaimed  Distributions.

     (a) Returned Distributions. If a distribution of cash or securities pursuant to this Plan to any Holder of an Allowed Claim or Allowed Interest is returned to the Reorganized Company or its Disbursing Agent due to an incorrect or incomplete address for the Holder of such Allowed Claim or Allowed Interest, then the Reorganized Company or such Disbursing Agent, as the case may be, shall use reasonable efforts to obtain an accurate address for such Holder. If, after one (1) year following the date of distribution, such reasonable efforts have not yielded an accurate address for such Holder, then the property or New Common Stock to be distributed to such Holder shall be deemed to be unclaimed distributions in respect of such Claim or Interest and shall be treated as provided in subsection (b) below.

     (b) Unclaimed Distributions. On the second (2nd) anniversary of the Effective Date of this Plan, any Holder of an Allowed Interest who has not (a) surrendered such Holder's securities as set forth in Section 5.1 hereof, if applicable, or (b) claimed the cash or New Common Stock to which such Holder is entitled, will forfeit such Holder's right to receive any distribution under this Plan. Such unclaimed distributions, together with any cash or noncash interest earned thereon or dividends or other distributions made with respect thereto, shall become the property of the Reorganized Company.

                    6.       ACCEPTANCE OR REJECTION OF PLAN

     6.1 Impairment of Classes of Claims and Interests. Classes 6 and 7 may not be impaired under this Plan. Nevertheless, the Shareholders' Committee has decided to solicit acceptances of the Plan from all Shareholders in Classes 6 and 7. Because all other Classes of Claims and Interests are impaired by this Plan, the Shareholders' Committee will also solicit their vote as to the Plan.

     6.2 Each Impaired Class Entitled to Vote Separately. Each Class of Claims or Interests will be entitled to vote separately to accept or reject this Plan.

     6.3 Acceptance by a Class of Claims. A Class of Claims will have accepted this Plan (i) if the Plan is accepted by Holders of Allowed Claims holding more than 50% in number and at least two-thirds (2/3rds) in amount of the Allowed Claims of such Class that have voted on this Plan, excluding any Holders of Claims designated pursuant to section 1126 (3) of the Bankruptcy
Code,  or  (ii)  if  the  Class  is  unimpaired  by  this  Plan.

     6.4 Acceptance by a Class of Interests. A Class of Interests will have accepted this Plan if the Plan is accepted by Holders of Allowed Interests holding at least two-thirds (2/3rds) in amount of the Allowed Claims of such Class that have voted on this Plan, excluding any Holders of Claims designated pursuant to section 1126(e) of the Bankruptcy Code, or (ii) if the Class is unimpaired by this Plan.

     6.5 Confirmation Without Acceptance. If any Class of Claims or Interests entitled to vote under this Plan fails to accept this Plan in accordance with section 1126 of the Bankruptcy Code, the Shareholders' Committee reserves the right to request the Bankruptcy Court to confirm this Plan over such rejection in accordance with section 1129(b) of the Bankruptcy Code.

                    7.       MEANS OF IMPLEMENTING THIS PLAN

     7.1 Filing of Articles of Merger or Dissolution. Pursuant to this Plan, on the Effective Date, or as soon thereafter as possible, Nova Energy, Inc. and Jubilee Oil and Gas, Inc. shall be liquidated or merged into or with Trinity Gas Corporation and Nova Energy, Inc. shall be terminated; and appropriate officers of the Reorganized Company will file any necessary articles of merger or dissolution and certificates of cancellation of Shareholder certificates with the Secretary of State of Wyoming and the Secretary of State of Texas.

     7.2 Adoption of Amendments to Charter. On the Effective Date, officers of the Reorganized Company will file the New Charter with the Secretary of State of Nevada.

     7.3 Substitution For Trustee. Upon the Effective Date, the Reorganized Company will be substituted for or be authorized to immediately replace the Trustee in the Avoidance Actions, Shareholders Derivative Action and SEC Enforcement Action.

     7.4 Composition of the Board of Directors and Management of the Reorganized Company.

     (a) Board of Directors. On the Effective Date, the board of directors of the Reorganized Company will consist of five directors, all five of whom will be nominated by the Shareholders' Committee and shall include Messrs. T.C. O'Dell, Michael L. Wallace, Arthur Teichgraeber, Dennis Hedke and Bruce Reichert.

     (b) Management. The Chairman of Trinity Gas Corporation shall be Mr. T.C. O'Dell, who will serve the Reorganized Company as its chairman of the board and CEO. Other officers of the Reorganized Company will include Mr. Michael L. Wallace as President and COO and Mr. Dennis Hedke as its Vice President of Exploration and Development.

     (c) Advisory Board of Directors. Mr. Charles Canfield, Mr. Kenneth Peak, and Mr. Roger Curtis shall serve as members of an Advisory Board of Directors with no voting authority or powers. They shall consult with the Board of Directors and Management as appropriate. The Advisory Board shall remain in existence for at least one (1) year after the Effective Date.

     7.5     Compensation  of  Directors,  Officers,  and  Management

     (a)     Overall  Objectives:  In  order  to procure the services of Messrs.
O'Dell and Wallace, New Board and Advisory Board Members, the Reorganized Company has structured the following compensation plan, which includes a combination of salary and non-qualified stock options. The Committee's compensation of Messrs. O'Dell and Wallace is designed to support the following objectives: (i) to offer compensation opportunities that attract high-quality individuals to the Reorganized Company, motivates them to perform at their highest levels and rewards them for outstanding achievements; (ii) to align compensation for the board of directors with the annual long-term performance of the Reorganized Company; and (iii) to maintain a significant portion of board of directors' total compensation at risk, tied primarily to the creation of stockholder value.

     (b) O'Dell and Wallace Stock Option and Salary Package: The revised compensation package for Messrs. O'Dell and Wallace are as follows:

          Stock  Options - The  Reorganized  Company  shall grant  non-qualified
          --------------
          stock options to Messrs. O'Dell and Wallace on, or as soon as reasonably practicable after, the Effective Date of twenty percent (20%) of the outstanding New Common Stock.

          (i) Mr. O'Dell shall receive a total of 8,700,000 non-qualified options to purchase the Reorganized Company's Common Stock ("New Common Stock"); 2,900,000 of such options shall be exercisable for five years on and after the nine-month anniversary of the Confirmation Date and shall have an exercise price of

 $.25 per share (such options being called "Nine-Month Vested Options"); the next 2,900,000 of such options shall be exercisable for five years on and after the one-year anniversary of the Confirmation Date and shall have an exercise price of $.75 per share (such options being called "One-Year Vested Options"); and the final 2,900,000 of such options shall be exercisable for five years on and after the two-year anniversary of the Confirmation Date and shall have an exercise price of $1.50 per share (such options being called "Two-Year Vested Options").

          (ii) Mr. Wallace shall receive a total of 2,850,000 non-qualified options to purchase the New Common Stock; 950,000 of such options shall be Nine-Month Vested Options; the next 950,000 of such options shall be One-Year Vested Options; and the final 950,000 of such options shall be Two-Year Vested Options.

          (iii) All options and their exercise price will be adjusted in the event of a recapitalization, stock split or stock combination or exercise of the Rights Offering by Classes 6 and 7.

     (c) Summary of Stock Option Plan Provisions: Set forth below are certain features of the Stock Option Plan (the "Plan") that will govern the options discussed herein.

     (i) Available Shares: Based upon an estimated 60 million number of outstanding shares of Common Stock and excluding those shares of the Sers Group ("Outstanding Shares"), the aggregate number of shares of New Common Stock which may be issued under the Stock Option Plan shall not exceed 20% of the Outstanding Shares of the Reorganized Company. Shares issued under the Plan may be either authorized and unissued New Common Stock or New Common Stock held in or acquired for the treasury of the Reorganized Company. Any shares of New Common Stock subject to a stock option that are not issued prior to the expiration of such options will again be available for award under the Stock Option Plan.

     (ii) Administration: The Stock Option Plan will provide for administration by a committee of non-employee directors selected by the Reorganized Company's Board of Directors (the "Stock Option Committee"). The Stock Option Committee will have broad powers under the Stock Option Plan to, among other things, administer and interpret the Stock Option Plan. In addition, except as set forth below under "Amendment and Termination," the Stock Option Committee also will have the power to modify or waive restrictions or limitations on the exercisability of options and to accelerate and extend existing options.

     Under the Stock Option Plan, the option price upon exercise may, to the extent determined by the Stock Option Committee at or after the time of grant, be paid by a participant in cash, in shares of New Common Stock owned by the participant or by a reduction in the number of shares of New Common Stock issuable upon the exercise of the option. The Stock Option Committee may offer to buy an option previously granted on such terms and conditions as the Stock Option Committee shall establish. Options may, at the discretion of the Committee, provide for "reloads,"whereby a new option is granted for the same number of shares as the number of shares of New Common Stock used by the participant to pay the option price upon exercise or to satisfy tax withholding obligations.

     Unless the Stock Option Committee determines otherwise at the time of grant, the Stock Option Plan will provide that upon termination of employment or directorship by reason of retirement, death or disability or for any reason other than resignation, voluntary termination, or discharge for cause, stock options will become fully vested and generally will be exercisable for two years or until the end of the option term, whichever is shorter. Unless the Stock Option Committee determines otherwise at the time of grant or thereafter, the Plan will provide for immediate termination of stock options in the event of termination of employment for cause by the Reorganized Company or by the voluntary termination by the employee.

     (iii) Non-transferability of Awards: A stock option shall not be transferable otherwise than by will or the laws of descent and distribution, and a stock option may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that with the approval of the Stock Option Committee, the agreement relating to any award (including, without limitation, a stock option) may provide that such award may be transferred to one or more members of the immediate family of or family trust established by the grantee of the award or to a trust for the benefit of such person or as directed under a qualified domestic relations order or, in the case of options otherwise to be granted to Mr. O'Dell may at his option and direction be granted to another employee of the Reorganized Company for exemplary services, as a basis or other reason.

     (d)  Compensation of Remaining Board Members and Management.

          (i)  Board of  Directors  and  Advisory  Board - Within 30 days of the
               -----------------------------------------
               Confirmation Date, board members Hedke, Teichgraeber, and Reichert and advisory board members Canfield, Curtis, and Peak shall receive (i) 65,000 shares of restricted New Common Stock that will become vested and freely tradable upon the one (1) year anniversary of the Confirmation Date and (ii) 65,000 One-Year Vested Options. Any New Common Stock received from the exercise of such stock options shall be immediately unrestricted and freely tradeable.

          (ii) Compensation of Wallace - Mr. Wallace will commence employment as
               -----------------------
               President of the Reorganized Company within 30 days after the Confirmation Date under the terms of a three-year employment agreement. Compensation for Mr. Wallace shall be set at a rate of $10,000 per month for the first year of such term, $12,500 per month for the second year of such term and $15,000 per month for the third year of such term; provided, however, that Mr. Wallace shall, at his option, be entitled to receive New Common Stock in lieu of cash salary in accordance with the following formula:

               Number of Shares of New Common Stock = Cash Salary Foregone/ Staged Stock Price where the Staged Stock Price = $.25 for the first 9 months after the Confirmation Date, $.75 for the next three months after the confirmation Date and $1.50 for all time thereafter. The Reorganized Company shall be able to withhold all amounts due in accordance with applicable law in cash from the shares to be distributed. The Reorganized Company shall guarantee the initial 12 months or $120,000 of his salary, so long as Mr. Wallace is employed by the Reorganized Company. As security for payment of Mr. Wallace's first year's salary, Mr. Wallace shall receive a lien on the Colorado properties to the extent of $120,000. Any monthly salary not paid to Wallace during the first year of his employment (other than by his election) shall accrue interest at the rate of 10% per annum.

          (iii)Benefits   and   Miscellaneous   Expenses   -  As   part  of  the
               -----------------------------------------
               compensation package to Mr. Wallace, the Reorganized Company will pay up to $300.00 per month toward health care benefits for Wallace and will reimburse Mr. Wallace for the reasonable and necessary relocation expenses incurred in relocating from Columbus, Ohio to Houston, Texas.

          (iv) Employment  Contracts - The  Reorganized  Company  shall  execute
               ---------------------
               three-year employment contracts with Messrs. O'Dell and Wallace consistent with the employment provisions included herein and in the Plan and Disclosure Statement. Such contracts shall provide for a termination payment from the Reorganized Company to the executive, in the amount of the greater of (i) six months' compensation or (ii) one-third of all compensation payable under the remaining term of the contract, if the executive's employment is terminated for any reason other than cause, death, disability or voluntary termination.

          (v)  Conflicts  of Interest  and Rights of First  Refusal.  So long as
               ----------------------------------------------------
               Messrs. Wallace and O'Dell are employed by the Reorganized Company, and for six (6) months thereafter they shall offer to the Reorganized Company:

               (i) any and all opportunities, whether actual, potential, direct or indirect to invest in or to participate as a joint venturer, partner, co-owner, acquiror or benefactor, in any oil and gas drilling, exploration, production, acquisition, licensing, financing or such similar arrangement that either individual or their Affiliates becomes aware of or is otherwise or offered available to either individual or their Affiliates from and after the Confirmation Date;

               (ii) not perform services for any person or entity,  own directly or indirectly an Interest in any entity, directly or indirectly competing with the Reorganized Company from and after the Confirmation Date.

          (vi) Compensation  of Dennis Hedke. As  Vice-President  of Exploration
               -----------------------------
               and Development, Mr. Hedke will, subject to Board Approval, be eligible for reasonable compensation for services provided to the Reorganized Company. In order to preserve needed operating capital immediately following Confirmation of the Plan, Mr.
               Hedke's services will likely be limited to part-time work until January 1, 1999. At that time, the Board may decide to elevate this position to full-time status. Negotiation of contract terms, including salary, benefits and any applicable options will be conducted by the Board at that time.

          (vii)Compensation  of Thomas  O'Dell.  Mr. O'Dell will receive no paid
               -------------------------------
               compensation (other than his Stock Options) for his services to the Company for at least one (1) year following the SEC Approval Date.

                    8.       APPOINTMENT OF DISBURSING AGENT

     8.1 Upon entry of a final order or judgment by U.S. District Court Judge Means authorizing the release of the Frozen Funds held in the registry of the United States District Court in Fort Worth, such funds shall be initially released to the Disbursing Agent who will distribute such funds as soon as practicable and in no event later than thirty (30) days thereafter in accordance with the terms and provisions of the Plan to the Reorganized Company and any Holders of Allowed Interests within Classes 6 and 7 who selected the Cash Out Option. Under the Plan, Henry C. Seals shall serve as the initial Disbursing Agent. In the event Mr. Seals ceases to serve as the Disbursing Agent for any reason, the Reorganized Company will serve as the Disbursing Agent.

     The funds held by the Disbursing Agent shall be deposited and maintained in a federally insured depository account. The Disbursing Agent shall be compensated at a rate of either 1.5% of each authorized disbursement made or such other amount as determined by the District Court and shall be reimbursed for reasonable and necessary expenses incurred while serving in the capacity of Disbursing Agent out of only the Frozen Funds, after notice and hearing before the District Court. The Disbursing Agent will maintain accurate records of all disbursements or other transactions and transfers of funds. Within five (5) days written notice from the Reorganized Company or the SEC, the Disbursing Agent shall provide an accounting of disbursements made and receipts (if any) as of the date of the written request. Upon the distribution of all such Frozen Funds, and in accordance with the Plan, the Disbursing Agent shall provide a final accounting and report to the Reorganized Company, the SEC, the District Court and any Shareholder with an Allowed Interest who selected the Cash Out Option and that requests a copy of the final report. Within thirty (30) days after an interim and final distribution, the Disbursing Agent will file his final report with the District Court in Fort Worth. Because the Frozen Funds are currently subject to the SEC Enforcement Action pending before Judge Terry Means of the United States District Court, any disputes involving the Disbursing Agent, the Frozen Funds held or claimed by him, and the rights of the Reorganized Company or Shareholders having selected the Cash Out Option, shall be subject to the exclusive jurisdiction of Judge Terry Means or his successor. The Frozen Funds will, for purposes of the Plan, not be subject to any trustee's fees provided for under 11 U.S.C. | 326 of the Bankruptcy Code.

                            9.       RIGHTS OFFERING

     9.1 Rights Offering. On the commencement of the Rights Exercise Period, and subject to the provisions of Article IX each Holder of an Allowed Interest within Class 6 and 7 who selects the Equity Option shall receive for each share of Common Stock a corresponding Class 6 Right or Class 7 Right. Any Class 6 or Class 7 Rights distributed pursuant to this Section 9.1 must be exercised in accordance with the provisions herein either by the members of Class 6 and 7 holding Allowed Interests or by the New Investor Group. Holders of Class 6 and 7 Interests or Shareholders who select the Cash Out Option in Sections 4.3 and 4.4 shall not receive any Rights.

     9.2 Issuance of the Rights. On the commencement of the Rights Exercise Period, the Rights shall be issued to Holders of Allowed Interests as set forth in Sections 9.1 and Article IV above who select the Equity Option.

     9.3 Cancellation of Common Stock: Surrender of Securities and Other Documentation. On the Effective Date, the Common Stock (whether issued and outstanding or held in the treasury of the Debtor immediately prior to the Effective Date) shall be deemed to be canceled, extinguished, retired and of no further force and effect, in all events without any further action on the part of the Debtor, the Stock Transfer Agent, Holders of Common Stock, Reorganized Company or any other entity. The Holders of such canceled securities and other documentation shall have no rights arising from or relating to such securities or other documentation, or the cancellation thereof, except the rights provided pursuant to the Plan, provided however, that no distribution under the Plan shall be made to or on behalf of any Holder of any Allowed Interest evidenced by such canceled securities or other documentation unless or until such securities or documentation are received by the Reorganized Company pursuant to Article V herein.

     9.4 Procedures for Exercise of Rights. Class 6 and 7 Rights may be exercised by the respective Holders of Allowed Interests thereof or, if applicable, the New Investor Group, at any time during the Rights Exercise Period. Each Right shall entitle each such Holder of the shares of Common Stock to purchase one share of the Rights Offering Common Stock at a price equivalent to 25 cents per share. All rights that are to be exercised by an individual Holder must be exercised concurrently. Any exercise of Rights shall be irrevocable after the Rights Expiration Date.

     In order to facilitate the exercise of the Rights, the Stock Transfer Agent as the Rights Agent will mail, on the date upon which the Rights Exercise Period commences, to each Holder of an Allowed Class 6 and 7 Interest who selects the Equity Option, a Rights Exercise Notice together with the Exercise Instructions (which will include instructions for the proper completion and due execution of the Rights Exercise Notice and timely delivery thereof, together with instructions for the payment of the applicable aggregate exercise price for the Rights sought to be exercised, to the Rights Agent and may specify other requirements relating to the valid and effective exercise of the Rights). All determinations as to proper completion, due execution timeliness, eligibility and other matters affecting the validity or effectiveness of any attempted exercise of any Rights shall be made by the Rights Agent, whose determination shall be final and binding. The Rights Agent in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right subject to any such defect or irregularity. Deliveries required to be received by the Rights Agent in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent shall have occurred and any defects or irregularities shall have been waived or cured within such time as the Rights Agent may determine in its sole discretion. Neither the Reorganized Company nor the Rights Agent will have any obligation to give notice to any Holder of a Right of any defect or irregularity in connection with any purported exercise thereof or incur any liability as a result of any failure to give any such notice.

     9.5 Effectuating Documents; Further Transactions; Exemption from Certain Transfer Taxes. The Chairman of the Board, Chief Operating Officer and any Executive Vice President or Vice President of the Reorganized Company, shall be authorized to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents and to take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan (with the written consent of the Shareholder Committee if such action would have any effect on Shareholders within Class 6 and 7 who select or are deemed to have selected the Equity Option). The Secretary or any Assistant Secretary of the Reorganized Company shall be authorized to certify or attest to any of the foregoing actions. Pursuant to section 1146(c) of the Bankruptcy Code: (1) the issuance, distribution, transfer or exchange of the Rights; and (2) the making, execution, delivery or recording of any instrument, in furtherance of, or in connection with, the Plan, the Confirmation Order, or any transactions arising out of, contemplated by or in any way related to the foregoing, and shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles, or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessments, and the appropriate state or local governmental officials or agents shall be, and hereby are, directed to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other document without the payment of any such tax or governmental assessment.

     9.6 Distributions of Rights Offering Common Stock as of the Record Date. Except as otherwise provided herein, distribution of Rights Offering
Common Stock to be made on account of Allowed Interests existing as of the Record Date shall be made as soon as practicable after the Rights Expiration Date. Upon the failure of Class 6 or 7 holders of Allowed Interests to exercise their Rights within the Rights Exercise Period, the Reorganized Debtor offering such Rights as an equivalent of New Common Stock to the New Investor Group for an additional period of time as determined by the New Board of Directors.

     9.7 Failure to Claim Undeliverable Distributions. Any Holder of an Allowed Interest entitled to receive Rights that does not assert a claim for an undeliverable distribution by the Rights Expiration Date shall be forever barred from asserting a claim for such undeliverable distribution against the Reorganized Company. Nothing contained in the Plan shall require the Shareholders' Committee, Trustee, Reorganized Company or any Rights Agent to attempt to locate any Holder of an Allowed Interest.

     9.8     Surrender  of  Cancelled  Securities.  Subject to the provisions of
Section 9.9 below, a condition precedent to receiving any distribution of Rights pursuant to the Plan on account of an Allowed Interest evidenced by the instruments, securities or other documentation canceled pursuant to Article IV herein, the Holder of such Interest shall tender the applicable instruments, evidencing such Interest to the Rights Agent pursuant to a letter of transmittal furnished by the Rights Agent. Any Rights to be distributed pursuant to the Plan on account of any such Interest shall, pending such surrender, be treated as an undeliverable distribution pursuant to Section 5.4 above.

     9.9     Surrender  of  Securities  Certificates.     Except  as provided in
Section 9.10 below for lost, stolen, mutilated or destroyed Securities certificates, each Holder of an Allowed Interest evidenced by a Securities certificate shall tender such Securities certificate to the Rights Agent in accordance with written instructions to be provided in a letter of transmittal to such Holders by the Rights Agent as promptly as practicable following the SEC Approval Date. Such letter of transmittal shall specify that delivery of such Securities certificates will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Securities certificates with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the Holder of the applicable Securities certificate to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Securities certificates shall be marked as canceled and delivered to the Reorganized Company.

     9.10 Lost, Stolen, Mutilated, or Destroyed Securities Certificates. In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the Reorganized Company, any Holder of an Interest evidenced by a Securities certificate that has been lost, stolen, mutilated, or destroyed shall, in lieu of surrendering such Securities certificate, deliver to the Rights Agent: (a) evidence satisfactory to the Rights Agent of the loss, theft, mutilation or destruction; and (b) such indemnity as may be required by the Rights Agent to hold the Rights Agent harmless from any damages, liabilities or costs incurred in treating such individual as a Holder of a Securities certificate. Upon compliance with this Section 9.10 by a Holder of an Interest evidenced by a Securities certificate, such Holder shall, for all purposes under the Plan, be deemed to have surrendered the Common Stock certificate.

     9.11 Failure to Surrender Cancelled Stock Certificates. Any Holder of a Securities certificate that fails to surrender or be deemed to have surrendered such Common Stock certificate within one year after the Effective Date shall have its claim for a distribution pursuant to the Plan on account of such Common Stock forever barred from asserting any such claim against the Reorganized Company. Rights held for distribution on account of such Interest shall, in any event, terminate upon expiration of the Rights Exercise Period.

     9.12     Treatment  of  Disputed  Claims  or  Interests

          a.   No Payments on Account of Disputed Claims or Interests
               ------------------------------------------------------

     Notwithstanding any other provisions of the Plan, no payments or distributions shall be made on account of a Disputed Claim or Disputed Interest until such Claim or Interest becomes an Allowed Claim or Interest.

          b.   Resolution or Estimation of Claims
               ----------------------------------

     The Shareholders' Committee or Reorganized Company may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to Section 502(c) of the Bankruptcy Code, irrespective of whether the Trustee or the Shareholders' Committee has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection. The Bankruptcy Court will retain jurisdiction to estimate any contingent or unliquidated Claim at any time during litigation concerning any objection to the Claim, including during the pendency of any appeal relating to any such objection. If the Bankruptcy Court estimates any contingent disputed or unliquidated Claim, that estimated amount will constitute either the Allowed Amount of such Claim as determined by the Bankruptcy Court. All of these Claim or Interest objections, estimation and resolution procedures are cumulative and not necessarily exclusive of one another. In addition to seeking estimation of Claims as provided in this Section 9.12, the Shareholders' Committee or Reorganized
Company, as the case maybe, may resolve or adjudicate any Disputed Claim or Disputed Interest in the manner in which the amount of such Claim or Interest and the rights of the Holder of such Interest would have been resolved or adjudicated if the Chapter 11 Case had not been commenced. Claims or Interests may be subsequently compromised, settled, withdrawn or resolved by the Shareholders' Committee pursuant to this Plan.

          c.   Distributions  on Account of Disputed  Claims or  Interests  Once
               -----------------------------------------------------------------
               They Are Allowed
               ----------------

     On each Distribution Date, the Reorganized Company or the Disbursing Agent, as appropriate, shall make all distributions on account of any Disputed Claim or Disputed Interest that has become an Allowed Claim or Allowed Interest during the preceding quarter. Such distributions shall be made pursuant to the provisions of the Plan governing the applicable Class.

     9.13 Corporate Action. The distribution of the Company's Liquidation Value to Shareholders with Allowed Interest who select the Cash Out Option in Classes 6 and 7 or New Common Stock and Rights pursuant to the Plan; the adoption, execution, delivery and implementation of all contracts, leases, instruments, releases and other agreements or documents related to any of the foregoing; the adoption, execution and implementation of employment, retirement and indemnification agreements, incentive compensation programs, and other employee plans and related agreements provided for or contemplated herein; and other matters provided for under the Plan involving action to be taken by or required by the Debtor or Reorganized Company, or will occur and be effective as provided herein, and are authorized hereunder and approved in all respects and for all purposes without any requirement of further action by stockholders, directors of the Debtor, or Reorganized Company.

           10.       BUSINESS PLAN SUMMARY AND PROPOSED UTILIZATION OF
                         EXISTING OIL AND GAS INTERESTS
                         ------------------------------

     10.1     Nova  Wells  Redevelopment  Plan

     The Colorado and Wyoming wells can be a commercially viable source of net revenue for the Reorganized Company. As part of the Nova Wells Redevelopment Plan, a preliminary objective of the Reorganized Company is to develop the following information:

          (a)  Analysis  of  all  Nova   properties  to  include   geologic  and
               engineering/economic studies of all wells;

          (b) Verification of work-over candidates and opportunities for field development of potential well sites; and

          (c) Feasibility study to evaluate secondary recovery potential of the Comanche Creek Field.

     In addition to the above-referenced information, to enhance production from the Colorado wells drilled by Nova Energy (Trinity Gas), the following immediate capital improvement and chemical treatment stimulation project will be undertaken following confirmation. The recovery of the costs associated with the reworking of these wells is projected to occur in less than 120 days.

     A.     Down  Hole  Pump  Replacement  (Four  Wells)
            --------------------------------------------

     At present, four wells in the field are no longer producing due to "down hole" pump problems. Mr. Don Brause, the operator of the wells, estimates that approximately $3,500 per well ($14,000) for rig, pumps, trucking, and related expenses, if incurred, can return these wells to production.

     B.     Chemical  Stimulation  Treatments  (Nine  Wells).
            ------------------------------------------------

     Chemical stimulation treatment for nine (9) producing wells should increase production resulting in payout of less than two months. The purpose of the chemical stimulation program will be to enhance permeability in the immediate vicinity of the wellbores that has occurred from scale buildup from bacteria, emulsions, and formation solids migrating to these areas. Chemical stimulation is a two-step application process with an estimated net cost per well of $2,872.00. A breakdown of the estimated costs are as follows:

Stimulation (Step 1 and Step 2):                                 $4,632/well
---------------------------------------------------------------  -----------

9 wells selected for initial stimulation @ $4,632/well:          $    41,688

Less existing recoverable condensate, sold, and paid 2nd month:      -15,840
                                                                 -----------

Net cost treatment with condensate recovery                      $    25,848  ($2,872/well)

     The chemical stimulation program needs to be enacted soon after confirmation to take advantage of daylight hours to perform maximum number of treatments in one day. This will result in reduced expenses.

     C.     Additional  Wells  Stimulation  Program  (Five  Wells).
            ------------------------------------------------------

     An additional five (5) wells should be similarly considered for stimulation. Those wells, however, will likely also require acid washing in addition to the chemical treatment. This treatment could result in a notable increase in production, and it is estimated that net costs to accomplish this procedure will be approximately $3,500 per well, for a total of $17,500.

     D.     Additional  Reworking  to  be  Considered  (Three  Wells).
            ---------------------------------------------------------

     Two (2) additional wells may benefit by undertaking significant downhole improvements. The procedures involved may involve sidetracking from an existing wellbore and/or replacing plunger lifts with downhole pumps. These remedial actions are under review, but preliminary estimates indicates costs up to about $61,600.

     10.2     Colombian  Concession  Development  Plan.

     An integral component of the Reorganized Company's business plan is to take aggressive and immediate action to realize the Reorganized Company's interest in the Colombian Concession. The following are integral components of that plan:

          (a) Vigorously pursue all legal options and strategies to enforce the Default Judgments against Mr. Sers and Trincol entered by the United States District Court in Ft. Worth;

          (b) Continue discussions with Ecopetrol to reestablish control of the Concession by Trinity USA; Continue discussions to develop the already established dialogue with Ecopetrol management in order to obtain any necessary extensions or otherwise satisfy existing requirements pertaining to concession protection. The current apparent date for fulfillment of well completion requirements is July 28, 1998. Future meetings with appropriate Ecopetrol officials in Bogota should be scheduled immediately upon confirmation of the plan.

          (c) Aggressively develop a plan for completion of any wells drilled in the Concession that have potential for commercial production (e.g., Patacore No. 1);

          (d) Acquire and re-process all seismic data originally provided by Ecopetrol to Trinity for said purpose; and

          (e)  Integrate  all  new  well  control  with  the  various   existing
               geophysical data bases including seismic data, gravity data, and gamma ray survey information.

       11.       SETTLEMENT, DISCHARGE, AND RETENTION OF CAUSES OF ACTION

     11.1     Potential  Settlement with SEC.   A potential settlement exists as
              -------------------------------
between the Trustee and the SEC with respect to the SEC Enforcement Action filed on December 8, 1997 against Trinity, in a nominal capacity, Sidney W. Sers ("Mr. Sers"), Trinity Gas Colombia ("Trinity Colombia"), Patricia Ruth Sers, Amanda Burton Sers, Timothy Allen Sers, and the Nakatosh Hotel, Inc., as defendants in that litigation which pends before the United States District Court for the Northern District of Texas, Fort Worth Division, Judge Terry Means presiding (the "District Court") and has been assigned the case number of Civil Action No. 4-97-CV-1018Y (the "SEC Enforcement Action"). The potential settlement is between the Debtor's Estate and the SEC and does not resolve whether the Sers
                                                    ---
Group  or  a  member  thereof  is  entitled  to  any  of  the  Frozen  Funds.

     The complaint in the SEC Enforcement Action requested a temporary restraining order and a preliminary injunction against Trinity and Sers, the appointment of a temporary equity receiver for Trinity, an order requiring the repatriation and return of all funds and of all the defendants' assets held outside the District Court's jurisdiction, a freeze order prohibiting Trinity, Jubilee Oil & Gas Corporation, and Mr. Sers and his family from withdrawing or transferring monies or securities from any bank or securities brokerage account, an order freezing any securities of Trinity and funds received directly or indirectly from the sale of Trinity and an accounting by each defendant of any and all securities of Trinity and all monies received from the sale of securities of Trinity. By reason of court orders entered in the SEC Enforcement Action, certain funds approximating $3 million purportedly belonging to various Sers family members, Trinity Colombia and/or Trinity USA have been frozen and deposited into the District Court's registry (the "Frozen Funds"). In the Bankruptcy Case, the SEC has filed its Proof of Claim, which has been assigned Claim No. 15, in an unliquidated amount, based upon its pleadings in the SEC Action, as to which the Trustee could file objections.

     The Committee understands the Trustee and the SEC have been negotiating towards a settlement to be set forth in a Stipulation of Compromise and Settlement (the "Settlement"). Any such Settlement is likely to be conditioned upon approval by the District Court, the Bankruptcy Court and the national office of the SEC in Washington, D.C. The Equity Committee understands that the Trustee and SEC intend to expeditiously file a Joint Motion to Approve Settlement Stipulation (the "Settlement Motion") seeking such approval. Upon the appropriate approval of the Settlement Motion, the SEC will file appropriate papers to withdraw Claim No. 15 in the Bankruptcy Case with prejudice. In the event the Settlement is not consummated and approved by the Bankruptcy Court and District Court before December 1, 1998, the Reorganized Company may modify the Settlement with the consent of the SEC or terminate the Settlement.

     The Equity Committee further understands that as part of the Settlement, the Trustee, or if appropriate the Reorganized Company and/or Shareholders' Trust, will file in the SEC Enforcement Action appropriate pleadings to align the position of the Trustee with that of the SEC or otherwise advising the District Court that the SEC and the Trustee are not adverse to one another. The Estate will waive any claim it might assert that the Frozen Funds are, or ought to be, property of the Estate. The Equity Committee also understands that the SEC, subject to final approval of its national office, has agreed that the Frozen Funds shall, after entry of final judgment in favor of the SEC, be distributed to the Holders of Allowed Interests having selected the Equity
Option  and  to  the  Holders  of Allowed Interests having selected the Cash Out
Option by the Disbursing Agent or Shareholders' Trust, net of reasonable administrative expenses consistent with Article IV of the Plan. The SEC and the Trustee have agreed in principle that the Frozen Funds should be placed, as early as practicable, into the hands of the Disbursing Agent as provided in
Article  VIII  of  the  Plan.

     11.2 General Discharge and Release from Claims and lnterests. Except as otherwise expressly provided in this Plan, (i) Confirmation of this Plan shall be binding upon all Holders of Claims and Interests, whether or not they accept this Plan, and (ii) the distributions and rights afforded in this Plan shall be in complete and full satisfaction, discharge and release, effective as of the Effective Date, of all Claims against and Interests in the Debtor or any of its respective assets or properties of any nature whatsoever. Commencing on the Effective Date, except as expressly provided otherwise in this Plan, all Holders of Claims and Interests shall be precluded forever from asserting against the Debtor or the Reorganized Company or their respective assets or properties any other or further liabilities, Liens, obligations, claims or interests based on any action or omission, transaction or other activity or security, instrument or other agreement of any kind or nature occurring, arising or existing prior to the Effective Date, that was or could have been the subject of any Claim or Interest whether or not Allowed. As of the Effective Date, the Debtor shall be discharged and released from, and the Reorganized Company shall hold all the assets and properties received or retained by it pursuant to this Plan, free of all liabilities, Liens, claims and obligations or other claims of any nature, including, but not limited to, equity interests, known or unknown, except any Liens, liabilities, obligations or other claims created by or preserved under this Plan or arising after the Effective Date. All legal or other proceedings and actions seeking to establish or enforce liabilities, Liens, claims, equity interests or obligations of any nature against the Reorganized Company or assets or properties received or retained by the Reorganized Company with respect to debts and obligations, if any, of the Estate arising before the Effective Date shall be permanently stayed and enjoined, except as otherwise specifically provided in this Plan. As of the Effective Date, all Claims of Creditors and Interest Holders against the Debtor, the Trustee, and the Committee shall be released and forever discharged.

     11.3 Retention and Enforcement of Claims and Causes of Action and Interests. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Reorganized Company, as successor to the Debtor, shall have the exclusive right to pursue, enforce, abandon or compromise any and all causes of action against any Person and rights of the Debtor that arose before or after the Petition Date, including, but not limited to, the rights and powers of a trustee and debtor in possession, against any Person whatsoever, including, but not limited to, all avoidance powers granted to the Debtor under the Bankruptcy Code and all causes of actions and remedies granted pursuant to sections 502, 510, 541, 544, 545, 547 through 551 and 553 of the Bankruptcy Code, the Miscellaneous Actions, Shareholders' Derivative Action and Avoidance Actions. The Reorganized Company will retain the right to object to Claims and Interests after the Confirmation Date in order to have the Bankruptcy Court estimate or determine the amount of any Allowed Claim or Allowed Interest.

                          12.       EXECUTORY CONTRACTS

     12.1 Listed Executory Contracts. All known Executory Contracts and unexpired leases identified in the lists of Executory Contracts filed by the Debtor pursuant to Bankruptcy Rule 1007(b)(1), including, but not limited to, all oil and gas leases, to the extent they can be considered as Executory Contracts, will be deemed assumed as of the Confirmation Date pursuant to section 1123 (b) (2) of the Bankruptcy Code without the necessity for the filing of a motion. Included in that list, to the extent they can arguably be considered Executory Contracts, are the oil and gas leases with respect to the Debtor's oil and gas properties located in Texas, Colorado, Wyoming, and Colombia, as more particularly described in the Disclosure Statement. Any
Executory Contracts or leases designated by the Shareholders' Committee and filed with the Bankruptcy Court prior to commencement of the Confirmation hearing, shall be deemed rejected upon Confirmation of this Plan. The well equipment may be sold or abandoned to the operator of the leases in satisfaction of the Debtor's obligations to pay its proportionate share of the costs of plugging and abandoning the wells drilled pursuant to such leases. Assumed leases and Executory Contracts which constitute Operating Assets shall be retained by the Reorganized Company. Notwithstanding anything to the contrary in the foregoing, all unexpired oil and gas leases, oil contracts, gas contracts, farmout agreements and joint operating agreements to which any Debtor-Subsidiary is a party will be assumed as of the Confirmation Date.

     12.2 Other Executory Contracts. In the event (i) a prepetition agreement is not listed in the Debtor's lists of Executory Contracts and is not otherwise rejected, assumed or assumed and assigned, and (ii) the Bankruptcy Court determines that such agreement is an Executory Contract, the Reorganized Company shall file a motion within such time as the Bankruptcy Court shall direct, seeking to assume or reject such agreement.

     12.3 Rejection Damages Claims. Any Person claiming damages as a result of the rejection of an Executory Contract pursuant to this Plan must file a proof of Claim with the Bankruptcy Court within 30 days after entry of a Final Order authorizing the Debtor's rejection of such Executory Contract or, in the case of Executory Contracts rejected upon Confirmation of this Plan pursuant to
Section 1.18 of this Plan, within 30 days after the Confirmation Order becomes a Final Order. A copy of the proof of Claim must be served on the Reorganized Company and its counsel at the addresses set forth in Section 15.2 hereof. Any Person who has a claim for damages as a result of the rejection of an Executory Contract and who does not timely file a proof of Claim (i) shall have its Claim discharged, (ii) shall not receive any distribution under this Plan in respect of such Claim; and (iii) shall be forever barred from asserting that Claim against any of the Debtor, the Reorganized Company, any successor to the Debtor or any property of the Estate. This Plan and the notice and hearing with respect to the rejection of an Executory Contract will constitute notice of the date by which proofs of Claims for damages occasioned by the rejection of an Executory Contract must be filed. Allowed Claims for rejection damages shall be treated and provided for as Class 4 Claims.

     12.4 Survival of Indemnification Obligations. Except as set forth below, the obligations of the Debtor to indemnify its former directors, officers, agents and employees, and, if applicable, those of their subsidiaries who were serving in such capacities as of or preceding the Petition Date pursuant to various prepetition indemnification agreements, the charter and bylaws of the Debtor, applicable law or otherwise, (i) shall be discharged and not retained by Confirmation of this Plan; (ii) shall not survive the
                                                               ---
reorganization  contemplated  by  this  Plan;  (iii)  shall  not be performed or
                                                             ---
honored by the Reorganized Company; and (iv) if considered as executory contracts, such obligations or agreements to indemnify shall be rejected as of the Confirmation Date within the meaning of Section 365 of the Bankruptcy Code.


     12.5 Cure of Payment Defaults Under Assumed Executory Contracts. All payments that may be required by section 365 (b) (1) of the Bankruptcy Code to cure any default in payment under any Executory Contract that is assumed under this Plan shall be made by the Reorganized Company, which has assumed such Executory Contract in one of the following ways, as elected by the Reorganized
Company: (a) a lump sum cash payment no later than 30 days following the Effective Date in the amount of any such payment, (b) payment of such amount in equal quarterly installments commencing on the Effective Date and continuing for one year or (c) as otherwise agreed to by the Reorganized Company, whichever is obligated therefor, and the other party to such Executory Contract. In the event of a dispute regarding (i) the amount of any such payments, (ii) the ability of the Debtor that is a party thereto to provide adequate assurance of future performance or (iii) any other matter pertaining to assumption, any payments required by section 365(b)(1) of the Bankruptcy Code shall be made following the entry of a Final Order resolving such dispute. In the event that the Reorganized Company, if applicable, as successor to such Debtor, determines that the resolution of such dispute by Final Order constitutes a material change of circumstances that causes the Reorganized Company, as successor to the Debtor, to alter its business judgment that an Executory Contract should be assumed, the Reorganized Company, as successor to the Debtor, may file a motion to reject such Executory Contract in the manner set forth in Section 365 of the Bankruptcy Code.

                        I.       OTHER TERMS OF THE PLAN

     12.6 Revesting of the Estate in the Reorganized Company. Except as otherwise expressly provided in this Plan or in the Confirmation Order, on the Effective Date all of the property of the Estate, including any Avoidance Actions, Miscellaneous Actions, or the Shareholders Derivative Action, and all rights, title and interest in the Frozen Funds and Miscellaneous Actions of Shareholders voting to accept the Plan and who select or are deemed to have selected the Equity Option will vest in the Reorganized Company, and any property of the Debtor which would otherwise be subject to escheat under applicable non-bankruptcy law will become the property of the Reorganized Company. Subject only to any express restrictions contained in this Plan, the New charter and bylaws of the Reorganized Company, on and after the Effective Date, will have the unrestricted right to (i) operate its business; (ii) use, acquire and dispose of any of its property; (iii) issue securities and incur indebtedness; (iv) otherwise conduct any business activity to the same extent as if the Debtor has never commenced the Reorganization Case, free and clear of any restrictions previously imposed by the Bankruptcy Code or the Bankruptcy Court; and (v) indemnify its officers and board of directors.

     12.7 Retention of Jurisdiction. Until the Bankruptcy Court closes the Reorganization Case pursuant to Bankruptcy Rule 3022, the Bankruptcy Court shall retain jurisdiction to: (i) require any party in interest to perform any act necessary for the consummation of this Plan; (ii) hear and determine all Claims against the Debtor or property of the Estate; (iii) estimate or determine the allowance of Claims, if any, arising from the termination of any officer or director of the Reorganized Company as provided herein; (iv) classify a Claim or Interest of any Holder of such Claim or Interest and reexamine Claims and Interests that have previously been Allowed for the purpose of determining the voting requirements for Confirmation; (v) determine any objections to Claims and resolve all disputes with respect to the allowance, estimation, and subordination of a Claim or Interest; (vi) issue orders for examinations and production of documents under Bankruptcy Rule 2004 and enforce or modify such orders; (vii) modify this Plan pursuant to the Bankruptcy Code; (viii) hear and determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of this Plan and the documents executed in connection therewith; (ix) enter any orders, including, but not limited to, injunctions, necessary to enforce the terms of this Plan and the rights and powers of the Debtor and the Reorganized Company, as the case may be; (x) enter an order concluding and terminating the Reorganization Case; (xi) correct any defect, cure any omission and reconcile any inconsistency in this Plan necessary to carry out the purposes and intent of this Plan; (xii) determine issues concerning federal, state and local tax reporting and withholding questions that may arise in connection with this Plan, including, but not limited to, the determination of any tax liabilities through the Effective Date pursuant to section 505 of the Bankruptcy Code; (xiii) enter any orders approving assumption or rejection of Executory Contracts not assumed or rejected as of the Effective Date as provided herein; (xiv) determine applications for allowance of compensation and reimbursement of expenses and other fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan; (xv) determine applications, adversary proceedings and contested or litigated matters that may be pending or may be filed by the Reorganized Company or other party in interest within one (1) year after the Effective Date; and (xvi) determine any other matters set forth in the Confirmation Order or as permitted by the Bankruptcy Code. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction over any matter arising under, arising in or related to the Reorganization Case, including with respect to the matters set forth above, this Section 13.2 shall not prohibit or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such subject matter.

     12.8     Releases  or  Assignments  of  Holders  of  Claims  or  Interests.

     13.3(a)  Releases  by  Holders of Claims.  As of the Effective Date, to the
              --------------------------------
fullest extent permitted by applicable law, in consideration for the obligations of the Disbursing Agent and Reorganized Company under the Plan and the New Common Stock Cash, Rights, contracts, instruments, releases and other agreements or documents to be delivered in connection with the Plan, each Holder of a Claim under the Plan will be deemed, at the sole option of the Shareholders Committee or Reorganized Company, either to forever release, waive and discharge or assign to the Reorganized Company all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's obligations under the Plan and the contracts, instruments, releases and other agreements and documents delivered thereunder or right of setoff or recoupment, if any), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Claims against: (i) the Debtor, (ii) the Trustee, and (iii) the Shareholders' Committee.

     13.3(b)  Holders  of  Certain  Interests.  As of the Effective Date, to the
              --------------------------------
fullest extent permissible under applicable law, in consideration for the obligations of the Debtor under the Plan, the Rights, contracts, instruments, releases or other agreements or documents to be delivered in connection with the Plan, each entity that has held, holds or may hold an Interest classified in Classes 6 through 10 will be deemed either to forever release, waive and discharge all claims, demands, debts, rights, causes of action and liabilities (other than the right to enforce the Debtor's under the Plan and the contracts, instrument, releases and other agreements and documents delivered thereunder), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, that are based in whole or in part on any act, omission or other occurrence taking place on or prior to the Effective Date in any way relating to their Interests in the Debtor, against: (i) the Debtor, (ii) the Trustee, and (iii) the Shareholders' Committee.

     12.9 Employment, Retirement, Indemnification and Other Agreements; Retiree Health and Welfare Benefits. As of the Effective Date , the Reorganized Company shall have the authority to (i) enter into employment, retirement, indemnification and other agreements with its active directors, officers and employees and (ii) implement retirement income plans, welfare benefit plans and other plans in which directors, officers and other active employees of the Reorganized Company may be eligible to participate.

     12.10 Designation of Officers to Implement Plan. Pursuant to Nevada General Corporation Laws and Section 1142 of the Bankruptcy Code, either the Shareholders' Committee or the board of directors of the Reorganized Company will appoint certain of their executive officers as designated officers of the Reorganized Company, and anyone so appointed is authorized and directed to carry out this Plan and the decrees and orders of the Bankruptcy Court relative hereto and to take any proceedings and do any act provided in this Plan or directed by such decrees and orders without further action by the directors or stockholders of the Reorganized Company, and such proceedings and acts shall be effective as if taken by unanimous action of the directors and stockholders of the Reorganized Company.

     12.11 Payment of United States Trustee's Fees. On the Effective Date, the Reorganized Company will pay all fees to the United States Trustee as required by applicable laws of the United States.

     12.12 No Liability for Certain Tax Claims. Unless a taxing authority has filed a proof of Claim, including but not limited to those proofs of Claim, if any, deemed filed prior to the Bar Date, no Claim of such authority will be Allowed for taxes, penalties or interest arising out of the failure of any of the Debtor to have filed any income tax return, or arising out of an audit of any return, for any tax period prior to the Petition Date.

     12.13 Injunction. Except as provided in the Plan or Confirmation Order, as of the Effective Date, all entities that have held, currently hold or may hold a Claim against or an Interest in the Debtor are permanently enjoined from taking any of the following actions on account of such Claims, or Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Trustee, the Shareholders' Committee, the Reorganized Company, or their respective property; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Trustee, the Shareholders' Committee, or the Reorganized Company or their respective property; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor or the Reorganized Company, the Trustee, and the Shareholders' Committee; and (d) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan. As of the Effective Date, all entities that have held, currently hold or may hold a claim, demand, debt, right, caus of action or liability that is released pursuant to the Plan are permanently enjoined from taking any of the following actions on account of such released claims, demands, debts, rights, causes of action or liabilities: (a) commencing or continuing in any manner any action or other proceeding; (b)enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; and (d) commencing or continuing any action, in any manner in any place that does not comply with or is inconsistent with the provisions of the Plan. By accepting distributions pursuant to the Plan, each Holder of an Allowed Claim and Allowed Interest receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this Section 13.8. With respect to the issuance of New Common Stock and Rights, this injunction provided herein is not meant to exceed the safe harbor provisions under Section 1125(e) of the Bankruptcy Code.

              13.       CONDITIONS TO CONFIRMATION AND CONSUMMATION

     13.1 Conditions to Effectiveness. Unless expressly waived in writing by the Shareholders' Committee, effectiveness of this Plan is conditioned upon the following:

          (i) the Bankruptcy Court shall have entered a Confirmation Order in form and substance acceptable to the Shareholders' Committee as to which no stay is in effect; and

          (ii) all other documents provided for under this Plan shall have been executed and delivered to the parties thereto.

     13.2 Notice of Effectiveness of the Plan. Within ten (10) Business Days after the Effective Date, the Reorganized Company shall file with the Bankruptcy Court a notice of the effectiveness of this Plan.

     13.3 Conditions to Consummation. As a further condition to consummation under Section 1101 of the Bankruptcy Code and prior to the Reorganized Company's issuance of any New Common Stock and Rights pursuant to this Plan, the SEC will issue a no-action response to the request of the Shareholders' Committee or, if applicable, the Reorganized Company for a no-action letter determining that Section 1145 of the Bankruptcy Code provides an exemption from registration under Section 5 of the 1933 Securities Act for the issuance and resale of such securities or, if that request is denied by the SEC, the Reorganized Company will file a registration statement, or seek to obtain an exemption from the application of Section 5 of the 1933 Securities Act or submit other appropriate filings or undertake other actions with the SEC to accomplish this result.

                             14.       MISCELLANEOUS

     14.1 Headings. The headings used in this Plan are inserted for convenience only and neither constitute a portion of this Plan nor in any manner affect the provisions of this Plan.

     14.2 Method of Notice. All notices and other communications to the Debtor or the Reorganized Company under this Plan shall be in writing and shall be addressed as set forth below or to such other address as the Debtor or the Reorganized Company, by notice to the other parties in interest, may designate from time to time:

Shareholders Committee        Chapter 11 Trustee           SEC
----------------------------  ---------------------------  --------------------------------
200 East 1st St., Suite 202   Henry C. Seals               Securities & Exchange Commission
Wichita, KS 67202             1701 River Run Road          801 Cherry Street -19th Floor
Attn: Dennis Hedke            Suite 600                    Fort Worth, Texas 76102
                              Fort Worth, Texas 76107      Attn:  Chris Browne

with copies to:               with copies to:
  Andrews & Kurth             Winstead, Sechrest & Minick
  1717 Main St., Suite 3700   5400 Renaissance Tower
  Dallas, Texas 75201         1201 Elm St.
  Attn:  Van Oliver           Dallas, Texas 75270
           Kirk Kennedy       Attn:  Daniel J. Stewart
  (214) 659-4600              Josiah Daniel
  (214) 659-4401 (Fax)

     14.3 Successors and Assigns. The rights and obligations of any Person named or referred to in this Plan shall be binding upon, and shall inure to the benefit of, the successors and assigns of such Person.

     14.4 Severability. Should any provision in this Plan be determined to be unenforceable in whole or in part, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.

     14.5 De Minimis Distributions. No cash payment of less than $25 shall be made by the Reorganized Company to any Holder of a Claim unless a request therefor is made in writing by such Holder to the Reorganized Company.

     14.6 Recordable Order. The Confirmation Order shall be declared to be in recordable form and shall be accepted by any recording officer for filing and recording purposes without further or additional orders, certification or other supporting documents.

     14.7 Transfer Taxes. Pursuant to section 1146 of the Bankruptcy Code, the issuance of Additional Common Stock and Warrants and the making or delivery of any instruments of transfer under this Plan shall not be taxed under any law imposing a stamp tax, transfer tax or other similar tax, and the Confirmation Order shall so provide.

                                TABLE OF CONTENTS
                                -----------------

I.     DEFINITIONS                                                1

II.    CLASSIFICATION AND IDENTIFICATION OF IMPAIRMENT OF
       CLAIMS AND INTERESTS                                       9

III.   PROVISIONS FOR SATISFACTION OF CREDITOR CLAIMS            11

IV.    TREATMENT OF SHAREHOLDER RIGHTS AND CLAIMS:SELECTION OF
       EQUITY OPTION OR CASH OUT OPTION                          13

V.     DESCRIPTION AND DISTRIBUTION OF NEW COMMON STOCK          17

VI.    ACCEPTANCE OR REJECTION OF PLAN                           18

VII.   MEANS OF IMPLEMENTING THIS PLAN                           18

VIII.  APPOINTMENT OF DISBURSING AGENT

IX.    RIGHTS OFFERING                                           23

X.     BUSINESS PLAN SUMMARY AND PROPOSED UTILIZATION OF
       EXISTING OIL AND GAS INTERESTS                            26

XI.    SETTLEMENT, DISCHARGE, AND RETENTION OF CAUSES OF ACTION  28

XII.   EXECUTORY CONTRACTS                                       30

XIII.  OTHER TERMS OF THE PLAN                                   31

XIV.   CONDITIONS TO CONFIRMATION AND CONSUMMATION               33

XV.    MISCELLANEOUS                                             34